Filed with the Securities and Exchange Commission on December 18, 1998
                                                            Registration No. ___
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------

                                    FORM S-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


    Southern States Cooperative,
            Incorporated                      Southern States Capital Trust I
-------------------------------------       ------------------------------------
    (Exact name of registrant as                (Exact name of registrant as
      specified in its charter)                  specified in its charter)

              Virginia                                   Delaware
-------------------------------------       ------------------------------------
   (State or other jurisdiction of            (State or other jurisdiction of
   incorporation or organization)              incorporation or organization)

                5191                                        5191
--------------------------------------      ------------------------------------
    (Primary Standard Industrial                (Primary Standard Industrial
     Classification Code Number)                Classification Code Number)

             54-0387200                                  51-6509316
-------------------------------------      -------------------------------------
 (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)


                             6606 West Broad Street
                            Richmond, Virginia 23230
                                 (804) 281-1000
                       -----------------------------------
                        (Address and telephone number of
                        registrants' principal executive
                                    offices)


                             N. HOPPER ANCARROW, JR.
                        Southern States Cooperative, Inc.
                             6606 West Broad Street
                            Richmond, Virginia 23230
                                (804) 281-1205
                   ------------------------------------------
                     (Name, address and telephone number of
                               agent for service)

                                   copies to:
    F. CLAIBORNE JOHNSTON, JR., ESQ.              MICHAEL W. WEIR, ESQ.
        Mays & Valentine, L.L.P.                   Sullivan & Cromwell
         1111 East Main Street                      125 Broad Street
        Richmond, Virginia 23218                New York, New York 10004
             (804) 697-1214                          (212) 558-3941

               Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                         Proposed      Proposed
 Title of Each Class      Proposed        Maximum       Maximum       Amount of
   of Securities to       Maximum        Offering      Aggregate    Registration
    be Registered        Amount to         Price    Offering Price    Fee (3)
                       be Registered     Per Unit       (1) (2)
                          (1) (2)
-------------------------------------------------------------------------------
Capital Securities of
   Southern States        $86,250,000       $25.00      $86,250,000    $23,978
   Capital Trust I
--------------------------------------------------------------------------------
 Junior Subordinated
    Debentures of             (6)
   Southern States
Cooperative, Inc. due
_______ ___, 2029 (4)
--------------------------------------------------------------------------------
 Guarantee of Capital
    Securities by             (6)
   Southern States
Cooperative, Inc. (5)
--------------------------------------------------------------------------------

     (1) Includes $11,250,000 liquidation amount of Capital Securities ("Capital Securities") offered hereby which may be sold to cover over-allotments, if any.

     (2) Represents the aggregate liquidation amount of the Capital Securities to be issued hereunder and the principal amount of the Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") that may be distributed to holders of Capital Securities upon any liquidation of Southern States Capital Trust I (the "Trust").

     (3) The registration fee is calculated in accordance with Section 6 of the Securities Act of 1933, as amended.

     (4) The Junior Subordinated Debentures will be purchased by the Trust with the proceeds of the sale of the Capital Securities. The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Capital Securities of the Trust upon its dissolution and the distribution of its assets.

     (5) No separate consideration will be received for the Guarantee of the Capital Securities by Southern States Cooperative, Inc. (the "Guarantee").

     (6) This Registration Statement is deemed to cover the Junior Subordinated Debentures of Southern States Cooperative, Inc., the rights of holders of the Junior Subordinated Debentures under the Junior Subordinated Indenture (as defined herein), and the rights of holders of Capital Securities of the Trust under the Trust Agreement (as defined herein) and the Guarantee which, taken together, fully, irrevocably and unconditionally guarantee the obligations of the Trust under the Capital Securities.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

                                    $75,000,000
                          SOUTHERN STATES CAPITAL TRUST I
                              ___% Capital Securities
                   (Liquidation Amount $25 per Capital Security)
                         Guaranteed as set forth herein by
                     SOUTHERN STATES COOPERATIVE, INCORPORATED
                               --------------------

   You will find a brief description of the capital securities under "Prospectus Summary" in this prospectus.

      We urge you to carefully read the "Risk Factors" section beginning on page __, where we describe specific risks associated with these capital securities, along with the prospectus, before you make your investment decision.

      [We plan to list the capital securities on the New York Stock Exchange under the trading symbol __________. We expect that the capital securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.]
                               --------------------

                                             Per Capital
                                              Security               Total
      Public Offering Price (1).............   $25.00             $75,000,000
      Underwriting Discount.................     (1)                  (1)
      Proceeds to the Trust.................   $25.00             $75,000,000

       (1)  Underwriting  commissions  of  $________  per capital  security  (or
$________  for  all  capital   securities)  will  be  paid  by  Southern  States
Cooperative, Incorporated.

      The underwriters may also purchase up to an additional $11,250,000 liquidation amount of capital securities at $25 per capital security within 30 days from the date of this prospectus to cover over-allotments. Southern States Cooperative, Incorporated will pay an underwriting commission of $_____ for each such capital security purchased.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

      We expect the capital securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about ____________, 1999.

                              --------------------
                          FIRST UNION CAPITAL MARKETS

      LEHMAN BROTHERS                 NATIONSBANC MONTGOMERY SECURITIES LLC

                              --------------------

          The date of this preliminary prospectus is ___________, 1999.

                 [INSIDE FOLDOUT PAGES WITH MAPS AND PHOTOS]

Front

[Inside Fold out page with map of Southern States Cooperative, Incorporated operating territory]

[Picture of Agricultural Retail Farm Supply Store]

[Picture of Metro Retail Store]

Inside Bookfacing

[Picture of Fertilizer Application]

[Picture of Petroleum and Propane Operations]

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company or the Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS
                                                                     Page
Farm Cooperatives....................................................     1
Disclosure Regarding Forward Looking Statements......................     2
Prospectus Summary...................................................     3
Risk Factors.........................................................    10
Use of Proceeds......................................................    15
Capitalization.......................................................    16
Unaudited Pro Forma Condensed Combined Financial Information.........    17
Selected Historical Consolidated Financial Information...............    23
Management's Discussion and Analysis of Financial Condition and
     Results of Operations...........................................    27
The Company..........................................................    39
Business of the Company..............................................    45
Acquisition of the Gold Kist Inputs Business.........................    58
Management...........................................................    64
The Trust............................................................    73
Accounting Treatment.................................................    74
Description of the Capital Securities................................    74
Description of the Junior Subordinated Debentures....................    89
The Guarantee........................................................    99
The Expense Agreement................................................   102
Effect of Obligations Under the Junior Subordinated Debentures,
     the Guarantee and the Expense Agreement.........................   103
United States Federal Income Taxation................................   105
ERISA Considerations.................................................   109
Underwriting.........................................................   110
Legal Matters........................................................   112
Experts..............................................................   112
Available Information................................................   113
Index to Financial Statement.........................................   F-1

                                FARM COOPERATIVES

      For decades cooperative associations have been an integral and important part of American agriculture. Most farmers are members of at least one cooperative. These associations are designed to secure for farmers the economic advantages of group action in the production and marketing of agricultural commodities.

      o  o  o  o

      Cooperatives are voluntary business organizations which are created by statute. The cooperative form enables persons to join together for mutual help, including joint purchasing and marketing. A cooperative is usually a "non-profit" enterprise. Agricultural cooperatives tend to be specialized as one of three types: marketing, supply or bargaining cooperatives. As its name signifies, the marketing cooperative is designed to assist members in marketing the products grown or produced by them. Supply cooperatives exist to secure the supplies and equipment needed by its members at the lowest possible cost per unit. The bargaining cooperative is organized expressly to act as a bargaining agent for its farmer-members.

      o  o  o  o

      A supply cooperative purchases the supplies needed by its members. This typically includes inputs such as fertilizer, feed, or petroleum products. This bulk purchasing arrangement makes these supplies available to members at prices which are at or below the prevailing market price. Net savings at the end of the accounting period are distributed to each member based upon the volume of business the member transacted with the cooperative.

      o  o  o  o

      Marketing cooperatives generally function in one of two ways. First, the cooperative may buy the products of members at the prevailing market rate. At the end of the annual or fiscal year, the results of the cooperative's activities will determine whether any net savings have been realized. These net savings are the equivalent of profits. These savings are allocated to each member-patron on the basis of his or her percentage of marketings. In other words, the members receive a proportionate share of the "profits." Alternatively, the cooperative may function as a marketing agency. In this case, the member-producer contracts with the cooperative to sell the product. In this transaction, a set amount based on volume is deducted from marketing costs. All of the commodity production for a particular season is then "pooled" and marketed by the cooperative. The net savings which are generated through marketing are divided among the members of the cooperative based on the volume marketed by each member.

   The above text is quoted with permission from Looney, Wilder, Brownback and Wadley, Agricultural Law: A Lawyer's Guide to Representing Farm Clients, copyright(C) 1990 American Bar Association. All rights reserved.

                                  * * * * * * *

   Subchapter T of the Internal Revenue Code of 1986, as amended (the "Code"), accords special treatment to organizations that operate "on a cooperative basis." See "The Company--Cooperative Structure" for additional information concerning the tax treatment of cooperatives under Subchapter T of the Code and other matters relating to Southern States' organization and operation as a cooperative.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These forward-looking statements reflect our views with respect to future events and financial performance. The words "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus (the "Cautionary Statements"), including the risks and uncertainties described under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                              ---------------------

    Trademarks and service marks are italicized where they appear in this prospectus. All trademarks and service marks referred to in this prospectus other than Roundup(R) are registered trademarks of Gold Kist Inc., and (other than the "Gold Kist" mark), were conveyed to the Company in connection with the Company's acquisition of the Gold Kist Inputs Business. See "Acquisition of the Gold Kist Inputs Business." Roundup(R) is a registered trademark of the Monsanto Company.

                             ----------------------

    First Union Capital Markets is an affiliate of First Union Trust Company, National Association, which will act as Delaware Trustee with respect to the Capital Securities offered hereby, and of First Union National Bank, which will act as Property Trustee and Guarantee Trustee with respect to the Capital
Securities and Debenture Trustee with respect to the Junior Subordinated Debentures. First Union Capital Markets is a division of Wheat First Securities, Inc., which is an indirect subsidiary of First Union Corporation. First Union Trust Company, National Association, and First Union National Bank are also subsidiaries of First Union Corporation. First Union National Bank and
NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC, together with CoBank, ACB, provided bridge financing to the Company for use in the purchase of the Gold Kist Inputs Business. See "Use of Proceeds." NationsBanc Montgomery Securities LLC received a structuring and documentation fee in connection with the establishment of the bridge financing facility.

                              PROSPECTUS SUMMARY

    Because this is a summary, it does not contain all the information that may be important to you. You should read the entire document before making a decision. Also please note that the description under "Business of the Company" in this summary does not reflect the acquisition of the Gold Kist Inputs Business. For a description of the Gold Kist Inputs Business and its integration with the Company's business operations, see "Acquisition of the Gold Kist Inputs Business." The Company's fiscal year ends on June 30.

                                 The Company

Overview

    Southern States Cooperative, Incorporated ("Southern States" or the "Company") is a regional farmers' supply and marketing cooperative. With fiscal 1998 sales of $1.1 billion, we are one of the largest agricultural cooperatives east of the Mississippi River. We serve a wide range of rural and urban customers in our traditional six-state Mid-Atlantic territory of Delaware, Maryland, Virginia, West Virginia, Kentucky and North Carolina and, more recently, in Michigan, Ohio and Indiana. As described under "Acquisition of the Gold Kist Inputs Business," we also have expanded our operations in recent months into the Southeastern and South Central states through the acquisition of the agricultural farm supply operations of Gold Kist Inc., another agricultural cooperative organization. Taking into account this recent acquisition, we are now owned by over 300,000 farmer and local cooperative members. We are the principal cooperative in a cooperative distribution system that now encompasses more than 600 retail locations. This distribution system serves our farmer members and other customers through both Company-owned facilities and a network of local agricultural cooperatives and private dealers. See "The Company--The Southern States Distribution System."

    Founded in 1923, we operated for many years exclusively as a supply (or "inputs") cooperative, purchasing, manufacturing, processing and distributing fertilizer, crop protectants, feed, seed and other farm supply items for our farmer members. Since 1977, we have also marketed grain for our members and currently market approximately 25 to 30 million bushels of grain annually in our Mid-Atlantic territory. During the last fiscal year, we entered into the livestock marketing business through the acquisition of Michigan Livestock Exchange, a 75-year-old livestock marketing cooperative operating in the four-state territory of Michigan, Ohio, Indiana and Kentucky. As a result, we are now the largest livestock marketing cooperative in the United States.

    Our members must be agricultural producers or agricultural cooperative associations. Business with members is conducted on a cooperative basis, and patrons who are members or who are eligible to be members are qualified to receive patronage refunds out of net savings on such business. See "Farm Cooperatives" and "The Company--Cooperative Structure." We also engage in supply and marketing transactions with other customers who are not eligible for membership and who do not qualify for patronage refunds.

    Agriculture is both seasonal and cyclical in nature. A major portion of our business is dependent on farmers purchasing supplies and services, which is influenced by weather, the general farm economy and the success of particular crops. Prices of agricultural supplies are sensitive to worldwide economic and political factors. Commodities marketed by the Company for our members are also subject to fluctuations in price, based on the supply of such commodities and the demand for the raw or processed products.

Business of the Company

    The Company is both a supply and a marketing cooperative:

>> As a supply cooperative, we provide agricultural inputs and services to our members and others through our crops, feed, petroleum, retail farm supply, and farm and home divisions.

>> As a marketing cooperative, we provide marketing services for our members through our grain marketing and livestock marketing divisions.

    Crops. Our Crops division procures, manufactures and distributes fertilizer, seed and crop protectants such as herbicides and pesticides to members and other customers throughout the Company's Mid-Atlantic territory. The Crops division also customizes seeds for our customers by incorporating licensed genetics into our seed stock.

    Feed. Our Feed division procures, manufactures and distributes a wide range of dairy, livestock, equine, poultry, pet and aquaculture feeds.

    Petroleum. Our Petroleum division sells petroleum products, including all grades of gasoline, kerosene, fuel oil, diesel fuel and propane, as well as petroleum equipment. We own and operate two bulk terminals and 19 retail fuel distribution facilities and offer farm delivery services in conjunction with the sale of these products.

    Retail Farm Supply. Our Retail Farm Supply division operates approximately 200 Company-owned and managed local cooperative retail farm supply locations in our Mid-Atlantic territory. These locations provide members and other customers with "one-stop shopping" for a full range of agricultural production materials and related services.

    Farm and Home. Our Farm and Home division distributes farm and home products at wholesale to our retail farm supply locations and at retail through 27 metropolitan retail locations. The division also distributes fertilizer, crop protectants, seeds and other agronomic supplies to dealers and commercial accounts in several eastern and midwestern states through the Company's wholly owned subsidiary, Wetsel, Inc.

    Marketing. We conduct most of our marketing activities through our Grain Marketing and Livestock Marketing divisions. The Grain Marketing division operates a year-round market for produced grains, primarily corn, soybeans, wheat and barley.

    The Livestock Marketing division was established April 1, 1998, through the acquisition of Michigan Livestock Exchange. This division operates 12 livestock auction facilities and 16 swine buying stations in the four-state territory of Michigan, Ohio, Indiana and Kentucky.



    Affiliated Financing Services. Two of our affiliated entities, Statesman Financial Corporation and Michigan Livestock Credit Corporation, provide a variety of financing programs to our members and other customers which enhance our "one-stop-shopping" service. These programs support the Company's ability to sell our products and market our members' products, generate profits for the Company and provide an important source of liquidity through the purchase of significant amounts of receivables from the Company. See "Business of the Company--Affiliated Financing Services."

Acquisition of Gold Kist Inputs Business

    In October, 1998, we purchased the agricultural farm supply (or "inputs") business of Gold Kist Inc. ("Gold Kist"), a major southeastern marketing and supply cooperative. Through this portion of its business (the "Gold Kist Inputs Business"), Gold Kist purchased, manufactured and processed fertilizers, crop protectants, seed, pet food, livestock feed and other farm supply items for distribution and sale in the eight-state territory of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina and Texas. For its fiscal year ended June 27, 1998, the Gold Kist Inputs Business generated $481 million of sales. See "Acquisition of the Gold Kist Inputs Business" and "Use of Proceeds" for additional information concerning the terms of the agreement between the Company and Gold Kist for the purchase of the Gold Kist Inputs Business.

    Through the purchase of the Gold Kist Inputs Business, we have acquired a business that is very similar to our own agricultural supply operations. During a period of industry consolidation among both agricultural producers and suppliers, our acquisition of the Gold Kist Inputs Business significantly enlarges our operations, increases our sales, assets and membership base and solidifies our position as a principal supplier of agricultural inputs in the eastern United States. See "Acquisition of the Gold Kist Inputs Business" for additional information concerning the acquisition.

    There are certain risks associated with our purchase of the Gold Kist Inputs Business, however. These include the risk that the operating losses experienced by that business prior to our acquisition may continue. See "Risk Factors--Operating Losses and Integration of Gold Kist Inputs Business."

                               ---------------

    Our executive offices are located at 6606 West Broad Street, Richmond, Virginia 23230, and our telephone number is 804-281-1000.

                                 The Offering

Distributions

      Southern States Capital Trust I (the "Trust") will sell its capital securities (the "Capital Securities") to the public and its common securities (the "Common Securities") to Southern States. The Trust will use the proceeds from these sales to buy a series of ___% Deferrable Interest Junior Subordinated Debentures due _________, 2029 ("Junior Subordinated Debentures") from the Company with the same payment terms as the Capital Securities.

      If you purchase the Capital Securities, you are entitled to receive cumulative cash distributions at an annual rate of ____% of the liquidation amount of $25 per Capital Security. Distributions will accumulate from the date the Trust issues the Capital Securities and will be paid quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, beginning April 1, 1999.

Deferral of Distributions

      So long as no default under the Junior Subordinated Debentures has occurred, the Company may defer interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period". If Southern States defers interest payments on the Junior Subordinated Debentures, the Trust will also defer distributions on the Capital Securities. During this deferral period, you will still accumulate distributions at an annual rate of __% on the liquidation amount of $25 per Capital Security and (to the extent permitted by law) on any unpaid distributions. You will also be required to accrue interest income and include it in your gross income for United States federal income tax purposes, even if you are a cash basis taxpayer.

Maturity and Redemption

      The Trust must redeem the Capital Securities when the Junior Subordinated Debentures are paid at maturity or upon any earlier redemption. The Company has the option at any time on or after _____________, 2004 to redeem the Junior Subordinated Debentures at the liquidation amount plus any unpaid distributions. In addition, the Company may redeem the Junior Subordinated Debentures before __________, 2004, if certain tax events occur. Upon any redemption, you will receive the liquidation amount of $25 per Capital Security plus any unpaid distributions to the date of redemption.

Southern State's Guarantee of the Capital Securities

      The  Company  will  fully  and   unconditionally   guarantee  the  Capital
Securities based on:

o     its obligations to make payments on the Junior Subordinated Debentures;

o     its obligations under the Guarantee Agreement (the "Guarantee"); and

o its obligations under the Expense Agreement (as that term is defined below in the section captioned "The Trust").

      For discussion of Southern States' obligations listed above, see the "Guarantee" and "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement" in this prospectus.

      If the Company does not make a payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make payments on the Capital Securities. The Guarantee does not cover payments when the Trust does not have sufficient funds.

      The Company's obligations under the Junior Subordinated Debentures are subject to payment on its Senior Indebtedness (as defined) and will be effectively subordinate to all existing secured and unsecured debt of the Company and its subsidiaries. The Junior Subordinated Debentures also will be subordinate to all future debt of the Company unless, by its terms, such debt is on a parity with or subordinate to the Junior Subordinated Debentures. As of September 30, 1998, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company and its subsidiaries that would have effectively ranked senior to the Junior Subordinated Debentures was approximately $146.1 million.

Liquidation of the Trust

      The Company will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust.

      In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Capital Securities will be entitled to receive for each Capital Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Capital Securities.

      If the Junior Subordinated Debentures are distributed, the Company will use its best efforts to list them on the New York Stock Exchange or such other stock exchange or automated quotation system, if any, on which the Capital Securities are then listed or quoted.

Book Entry

      The Capital Securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company, New York, New York or its nominee. This means that you will not receive a certificate for the Capital Securities.

            UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The following unaudited pro forma combined condensed financial data give effect to (i) the acquisition of the Gold Kist Inputs Business using the purchase method of accounting and (ii) the issuance of the Capital Securities. The unaudited pro forma combined condensed financial data are intended for information purposes only and are not necessarily indicative of the future financial position or results of operations of the Company had the transactions described above occurred on the indicated dates or been in effect for the periods presented. The unaudited pro forma combined condensed financial data should be read in conjunction with, and are qualified in their entirety by, the unaudited pro forma financial statements and the historical consolidated financial statements of the Company and the Gold Kist Inputs Business, including in each case, the related notes thereto, included elsewhere herein, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                           Three Months      Fiscal Year
                                               Ended           Ended
                                        September 30, 1998  June 30, 1998
                                        ------------------  -------------
                                              (amounts in thousands)
Statement of Operations Data:
Sales and other operating revenue............  $302,401     $1,600,045
Cost of products purchased and
marketed.....................................   253,544      1,318,291
Selling, general and administrative
   expenses..................................    68,056        281,075
Savings (loss) on operations (1).............  $(19,199)    $      679
                                               =========     =========

Other Statement of Operations Data:
EBITDA (2) ..................................  $ (5,484)    $   46,784
Interest expense.............................                   26,876
                                                  7,186
Ratio of earnings to fixed charges (3)(4)....       ---            ---
Ratio of EBITDA to interest expense (7)......       N/A           1.75x

                                                As of
                                          September 30, 1998
                                          ------------------
Balance Sheet Data:
Working capital.............................. $ 263,569
Total assets.................................   731,576
Long-term debt...............................   294,748

Other Balance Sheet Data:
Current ratio (5)............................      2.53x
Long-term debt to total capitalization (6)...      0.55x


(1)Savings   (loss)  on  operations   represents   income  (loss)  before  other
   deductions,   other  income,   income  taxes  and  distributions  on  capital
   securities of trust subsidiary.

(2)EBITDA is defined as savings before income tax plus interest, depreciation and amortization expenses (EBITDA is calculated exclusive of distributions on the Capital Securities and dividends on the Series A Preferred Stock). EBITDA should not be considered as an alternative to net savings (as determined in accordance with generally accepted accounting principles), as a measure of operating performance or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors as a measure of operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to interest, taxes, depreciation and amortization, which can vary significantly depending upon capitalization structure, tax status (particularly when comparing a cooperative company to a non-cooperative company), accounting methods (particularly when acquisitions are involved) or nonoperating factors (such as historical cost). Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of operating performance relative to companies within and outside of the industry and of the Company's debt servicing ability. However, EBITDA may not be comparable in all instances to other similar types of measures used by other companies in the agricultural industry.

(3)In the calculation of the ratio of earnings to fixed charges, earnings consist of net savings (loss) before income taxes after consideration of distributions on the Capital Securities plus fixed charges. Fixed charges consist of interest expense on indebtedness, amortization of financing costs, that portion of rental expense representative of the interest factor and distributions on the Capital Securities.

(4)On a pro forma basis, earnings were insufficient to cover fixed charges by $20.7 million and $1.3 million for the three months ended September 30, 1998 and the year ended June 30, 1998, respectively.

(5)Current ratio is defined as total current assets divided by total current liabilities.

(6)Total  capitalization is defined as the total of long-term debt,  mandatorily
   redeemable   capital  securities  of  trust  subsidiary,   net,   mandatorily
   redeemable preferred stock, capital stock and patrons' equity.

(7)This ratio is not considered meaningful for the three month period ended September 30, 1998, as EBITDA for this period is negative.

                           Selected Historical Data
                                (in thousands)

Southern States:
                                        Fiscal Year Ended June 30
                               ------------------------------------------
                               1998      1997      1996     1995     1994
                               ----      ----      ----     ----     ----
Supply
 Feed--tons...............      917      924       895      875       834
 Fertilizer--tons.........    1,155    1,137     1,054    1,021     1,057
 Seed--pounds, 100 wt.....    1,673    1,384     1,305    1,412     1,051
 Petroleum--gallons.......  314,614  349,863   340,556  306,874   287,958

Marketing
 Grain marketing--bushels.   24,830   29,380    27,637   28,517    20,543
 Livestock marketing--head
   Cattle.................      642      599       N/A      N/A       N/A
   Swine..................    2,689    2,516       N/A      N/A       N/A
   Other..................      136      120       N/A      N/A       N/A

Gold Kist Inputs Business:
                                  Fiscal Year Ended
                             -----------------------------
                             June 27,  June 28,  June 29,
                               1998      1997      1996
                               ----      ----      ----
Supply
   Feed--tons...............    272       279       292
   Fertilizer--tons.........  1,126     1,127     1,036
   Grain--bushels handled... 10,563    13,862       N/A
   Cotton--bales ginned.....    102       110       N/A
   Peanuts--tons handled....     35        57       N/A

                                 RISK FACTORS

    You should carefully read the following risk factors and the other sections of this Prospectus before purchasing any Capital Securities.

Risk Factors Relating to the Company

Weather

    Historically, weather has had a significant impact on the farm economy and our operating results. Weather also affects the demand for, and in some cases the supply of, our products, which in turn has an impact on their prices. Accordingly, weather patterns and events may have a material effect on our business, financial condition, and results of operations.

Fluctuations in Commodity Prices

    Agriculture is generally cyclical in nature. Agricultural commodities are subject to wide fluctuations in price, based on supply of the farm commodities and demand for raw or processed products. In addition, a portion of our business is dependent on the demand of farmers for the purchase of products, which is influenced by the general farm economy and the success of particular crops. The cyclical nature of our operations related to various commodities may result in variations from year to year in sales volume, cost of goods, and cost of raw materials. See "Business of the Company--Other Factors Affecting the Business of the Company--Commodity Price Hedging Activities."

Effect of Price  Declines and  Seasonality on the Company's  Recent  Operating
Results

    The Company's net savings from operations for its fiscal year ended June 30, 1998, were $10.4 million. This was significantly below the net savings of $27.5 million for the year ended June 30, 1997 and $27.6 million for the year ended June 30, 1996. The reduction in net savings in fiscal 1998 was attributable to narrower margins as a result of significant declines in prices for fuels, fertilizers, feeds, grains and livestock, coupled with weather related unit volume reductions in petroleum and grain marketing. Results were further impacted by a sharply lower patronage refund from CF Industries, our interregional cooperative fertilizer source. The Company's business is highly seasonal, and the Company normally experiences a loss in the first quarter (ending September 30). For the quarter ended September 30, 1998, the Company's net loss after taxes was $8.2 million, compared to a loss of $5.5 million in the prior year. The same factors that affected the Company in fiscal 1998 continued to impact the Company in the quarter ended September 30, 1998, and are expected to impact the Company in the quarter ending December 31, 1998. See "Business of the Company--Other Factors Affecting the Business of the Company--Seasonality."

Operating Losses and Integration of Gold Kist Inputs Business

    The Gold Kist Inputs Business incurred substantial operating losses for the year ended June 27, 1998, and for the quarter ended September 26, 1998. A continuation of such losses following the Company's acquisition of the Gold Kist Inputs Business would severely impact the Company's operating results and could result in the Company's inability to achieve any net savings from operations for the year ended June 30, 1999, and possibly for periods thereafter. The Company believes it can eliminate the operating losses of the Gold Kist Inputs Business through a combination of closings or other dispositions of unprofitable facilities, a reduction of credit losses experienced in the Gold Kist Inputs Business, the elimination of losses incurred by the Gold Kist Inputs Business through certain commodity futures and options trading activities, and through an already completed reduction in the number of employees in the Gold Kist Inputs Business and the related centralization of certain administrative, credit and purchasing activities.

    The acquisition of the Gold Kist Inputs Business significantly increased the size of the Company's operations. This increase in size increases the demands placed upon management, including demands resulting from the need to integrate operations of the Gold Kist Inputs Business with those of the Company. We could encounter difficulties in integrating the acquired operations with our operations and we might not realize the benefits anticipated to be realized from such integration as quickly as, or to the extent, anticipated. Such difficulties may arise from the necessity of coordinating geographically separated organizations, integrating different strategies and integrating personnel with disparate business backgrounds and corporate cultures. Failure to achieve the desired level of integration, and resulting synergies, could have a material adverse effect on our business, results of operations, liquidity and financial condition. See "Acquisition of the Gold Kist Inputs Business."

Competition

     The agribusiness industry is highly competitive. We compete with a number of companies, some of which may have capital resources, research and development staffs, facilities, or brand-name recognition that may be greater than those of the Company. Our potential inability to compete successfully could have a material adverse effect on the Company's business, financial condition, and results of operations. See "Business of the Company--Other Factors Affecting the Business of the Company--Competition."

Environmental Matters

    We are subject to stringent and changing federal, state and local environmental laws and regulations, including those governing the labeling, use, storage, discharge, and disposal of hazardous materials. These laws and regulations may also impose liability for the cleanup of environmental contamination. Because we use hazardous substances in certain of our manufacturing processes, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on our business, financial condition and results of operations. See "Business of the Company--Other Factors Affecting the Business of the Company--Matters Involving the Environment."

Interests of Certain Underwriters in the Offering

    The net proceeds of the offering will be applied to repay indebtedness outstanding under a bridge loan facility used by the Company to finance the purchase of the Gold Kist Inputs Business. The bridge loan facility was provided by CoBank, ACB, NationsBank, N.A. and First Union National Bank. NationsBank, N.A. is an affiliate of NationsBanc Montgomery Securities, LLC and First Union National Bank is an affiliate of First Union Capital Markets. As a result of these relationships and the intended use of the net proceeds, First Union Capital Markets and NationsBanc Montgomery Securities, LLC have a further interest in the successful completion of the offering in addition to the underwriting fees they would receive upon such completion. See "Underwriting" for a description of the independent underwriting procedures that are being executed in connection with the offering.

Risk Factors Relating to the Capital Securities

Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures

    The Company's obligations under the Guarantee and the Junior Subordinated Debentures are unsecured and will rank junior in priority to the Company's Senior Indebtedness. Substantially all of our existing indebtedness constitutes Senior Indebtedness. The Junior Subordinated Indenture, the Guarantee and the Trust Agreement do not limit the ability of the Company or any of our subsidiaries to incur additional indebtedness, including Senior Indebtedness. See "The Guarantee--Status of Guarantee" and "Description of the Junior Subordinated Debentures--Subordination."

    The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making related payments on the Junior Subordinated Debentures when due.

Option to Extend Interest Payment Period; Tax Consequences

    So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing, the Company has the right at any time or from time to time to defer interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarters, but not beyond the maturity date of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Debenture Events of Default."

    As a consequence, the Trust would defer distributions on the Capital Securities during any such deferral period. However, you would still accumulate distributions at the rate of ___% per annum on the liquidation amount and (to the extent permitted by law) on the amount of the deferred distributions.

    Prior to the termination of any such deferral period, the Company may further defer the payment of interest, provided that no deferral period may exceed 20 consecutive quarters or extend beyond the maturity date of the Junior Subordinated Debentures.

    Upon the termination of any deferral period and the payment of all accrued and unpaid interest (together with interest thereon at the annual rate of ___%, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new deferral period subject to the above conditions. The Company is not limited on the number of times that it may elect to begin a deferral period. See "Description of the Capital Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."



    During a deferral period, you would be required to accrue interest income for United States federal income tax purposes in respect of your pro-rata share of the Junior Subordinated Debentures held by the Trust. As a result, you would be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving the cash distribution. You also would not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sold the Capital Securities before the end of any deferral period. See "United States Federal Income Taxation-- Original Issue Discount" and "--Sales of Capital Securities."

    The Company has no current intention of exercising its right to defer interest payments on the Junior Subordinated Debentures. However, if the Company exercises its right in the future, the market price of the Capital Securities is likely to be affected. If you sell the Capital Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Capital Securities.

Tax Event Redemption

    At any time a Tax Event (as that term is defined under "Description of the Capital Securities--Redemption") occurs and is continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part). The redemption of the Junior Subordinated Debentures will cause a mandatory redemption of the Capital Securities and Common Securities within 90 days of the event at a redemption price equal to the liquidation amount of $25 per security plus any unpaid distributions.

Exchange of Capital Securities for Junior Subordinated Debentures

    The Trust may be terminated before its expiration at any time at the Company's option. As a result, and subject to the terms of the Trust Agreement, the trustees may distribute the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities. See "Description of the Capital Securities--Liquidation Distribution Upon Dissolution."

    Under current United States federal income tax law and assuming that the Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Trust should not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur, a distribution of the Junior Subordinated Debentures could be a taxable event to the Trust and the holders of the Capital Securities. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

Market Prices

    The Company cannot predict the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if the Trust is liquidated. Accordingly, the Capital Securities or the Junior Subordinated Debentures that you receive upon a distribution, may trade at a discount to the price that you paid to purchase the Capital Securities.

    Because payments on the Capital Securities will be made with proceeds of the Junior Subordinated Debentures and because you may receive Junior Subordinated Debentures on dissolution of the Trust, you are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures."

Rights Under the Guarantee

    If the Company defaults on its obligation to pay principal of or interest on the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay distributions or the $25 per Capital Security liquidation amount. As a result, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, the Property Trustee may enforce the rights of the Trust under the Junior Subordinated Debentures directly against the Company or you may institute a direct proceeding against the Company to enforce payment of principal and interest on an amount of the Junior Subordinated Debentures equal to the liquidation amount of Capital Securities that you hold.

Limited Voting Rights

    Holders of Capital Securities have limited voting rights. In general, only the Company can replace or remove any of the trustees. However, if any event of default under the Trust Agreement is continuing only the holders of at least a majority in aggregate liquidation amount of the Capital Securities may replace the Property Trustee and the Delaware Trustee.

    The trustees and the Company may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the Trust Agreement or to ensure that the Trust (i) will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of the Capital Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Trustees; Appointment of Successors."

                                 USE OF PROCEEDS

    The proceeds from the sale of the Capital Securities will be invested by the Trust in Junior Subordinated Debentures issued under the Junior Subordinated Indenture and ultimately will be used by the Company to reduce bank indebtedness incurred in connection with the acquisition of the Gold Kist Inputs Business.

    The Company consummated its purchase of the Gold Kist Inputs Business on October 13, 1998, utilizing a senior bridge loan facility provided by CoBank, ACB, NationsBank, N.A. and First Union National Bank. The Company borrowed $218.3 million under the bridge loan facility to pay the cash portion of the purchase price paid at the closing, which totaled approximately $218.3 million. The bridge loan facility, which bears interest at LIBOR plus variable increments (effective rate of 6.665% at December 16, 1998), is repayable in full on or before April 7, 1999. The Company intends to repay the bridge loan facility in part with the proceeds of the offering of Capital Securities made by this prospectus, and in part with the proceeds of a contemplated sale of shares of Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"). The Series A Preferred Stock, if sold, will be perpetual, non-voting and subject to redemption by the Company on or after January 1, 2009. The Series A Preferred
Stock will rank on a parity with the Company's other preferred stock. The balance of the amount repayable under the bridge loan facility is contemplated to be paid from the Company's [$200 million, three-year revolving credit facility] and from the proceeds of the sale to Statesman Financial Corporation, an affiliated financing company, of approximately $93 million of accounts receivable acquired as part of the Gold Kist Inputs Business. The revolving credit facility provides that the Company may not use in excess of $118.3 million of that facility to repay the bridge loan facility.

    In the event the offering of Capital Securities made by this prospectus is not consummated prior to April 2, 1999, and the sale of the Series A Preferred Stock is not completed by that date, the Company may elect, pursuant to a financing commitment entered into between the Company and Gold Kist, to sell up to $60 million of capital securities of another Delaware business trust, and up to $40 million of preferred stock substantially similar to the Series A Preferred Stock referenced above, to Gold Kist. See "Acquisition of the Gold Kist Inputs Business--The Financing Commitment". The proceeds from the sale of such securities to Gold Kist would be used to repay in part the bridge loan facility.

    For further information on the calculation of and the funding for the purchase price for the purchase of the Gold Kist Inputs Business, see the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. See also Notes (1) and (5) under "Capitalization" for information concerning the Company's revolving credit facility and the proposed sale of accounts receivable by the Company to one or both of its financing affiliates in connection with the acquisition of the Gold Kist Inputs Business.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization at September 30, 1998, of the Company and its consolidated subsidiaries as adjusted to reflect the acquisition of the Gold Kist Inputs Business and the application of the proceeds from the sale of the Capital Securities. See "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included herein.



                                           Historical
                                      ----------------------
                                                 Gold Kist
                                       Southern   Inputs      Financing
                                        States   Business    Adjustments  Combined
                                        ------   --------    -----------  --------
                                                 (Amounts in thousands)

Short-term notes payable............  $  2,000                           $  2,000
                                      ========                           ========
Long-term debt:
    Term notes, 6.99%, due 2005.....  $ 38,000                           $ 38,000
    Industrial revenue financings...     5,870   $ 6,900                   12,770
    Revolving credit facility (1)...   100,000                            100,000
    Bridge loan facility (5)                                $ 143,894     143,894
    Capitalized lease obligations                  1,911                    1,911
    Other debt......................       242                                242
                                      --------   -------    ---------    --------

    Total long-term debt (including
     current maturities)............   144,112     8,811      143,894     296,817
    Less current maturities.........     1,834       235                    2,069
                                      --------   -------    ---------     -------

    Total long-term debt (excluding
     current maturities)............   142,278     8,576    $ 143,894     294,748
                                      --------   -------    ---------     -------
Mandatorily redeemable capital
  securities of trust
    subsidiary (2)(5)........                                  72,250      72,250

Redeemable preferred stock               2,114                              2,114

Capital stock:
     Preferred stock................     1,483                              1,483
     Common stock...................    12,198                             12,198
Patrons' equity:
     Patronage refund allocations (3)   68,044                  (343)      67,701
     Operating capital (4)..........    89,344                             89,344
                                      --------   -------    ---------   ---------
          Total patrons' equity.....   157,388                            157,045
                                      --------   -------    ---------   ---------
          Total capitalization(5)(6)  $315,461   $ 8,576    $ 215,801    $539,838
                                      ========   =======    =========   =========



----------
(1) The Company [has received] commitments from CoBank, ACB, NationsBank, N.A., First Union National Bank and various participating lenders for a new syndicated $200 million, three-year credit facility to replace the $40 million short-term and $100 million long-term credit facilities with CoBank in place at September 30, 1998.
(2) As described herein, the sole assets of the Trust will be the Junior Subordinated Debentures with an assumed principal amount of $75 million (net of assumed issuance costs of $2,750).
(3) Represents retained earnings, which may be redeemed in the discretion of the Board of Directors of the Company, subject to certain limitations.
(4) Represents retained earnings from non-member sourced income that is retained as permanent capital.
(5) Subsequent to the Capital Securities offering, the Company also plans to curtail its outstanding indebtedness under the bridge loan facility through a separate offering of $50 million of preferred stock and the sale of approximately $93 million of finance receivables to its unconsolidated affiliate, Statesman Financial Corporation.
(6) The capitalization table above gives effect to the offering of the Capital Securities and the utilization of the bridge loan facility to finance the acquisition of the Gold Kist Inputs Business as if such transactions occurred as of September 30, 1998. On October 13, 1998, $218.3 million was utilized from the bridge facility to acquire the Gold Kist Inputs Business.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial information has been prepared from and should be read in conjunction with, the historical financial statements and the related notes thereto of the Company and the Gold Kist Inputs Business included elsewhere herein.

    The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the (a) acquisition of the Gold Kist Inputs Business and (b) offering of the Capital Securities, as though such transactions occurred on September 30, 1998. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 1998 and the interim period ended September 30, 1998, have been prepared to give effect to the aforementioned transactions as if such transactions occurred on July 1, 1997. Management has allocated the estimated purchase price based on preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. The final purchase price and its allocation is subject to a post-closing adjustment of current assets acquired, current and non-current liabilities assumed, as well as a purchase price allocation for fixed assets acquired.

    No pro forma adjustments are included for the Company's April 1, 1998, purchase of Michigan Livestock Exchange because its balance sheet is included in the Company's June 30, 1998, historical balance sheet and its operating results are not material. The historic results of operations of Michigan Livestock Exchange for the three months ended June 30, 1998, are included in the Company's operating results for the year ended June 30, 1998.

    The pro forma adjustments are based upon available information and certain estimates and assumptions which management of the Company believes are reasonable. The unaudited pro forma condensed combined statements of operations do not purport to represent what the Company's results of operations would have actually been had the transactions described in the respective notes occurred on July 1, 1997. In addition, the unaudited pro forma condensed combined financial information does not purport to project the Company's financial position or results of operations for any future date or period.

                        SOUTHERN STATES COOPERATIVE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 1998

                                                  Historical              Financing    Acquisition
                                             Southern    Gold Kist        Pro Forma     Pro Forma      Pro Forma
                                              States   Inputs Business   Adjustments   Adjustments     Combined
                                             -------   ---------------   -----------   -----------     --------
Assets
   Cash................................       $15,774                    $  72,250(1)
                                                                           143,894(2)
                                                                                        $(216,144)(3)  $  15,774
   Accounts receivable.................        58,341     $  52,516                                      110,857
   Crop notes receivable...............                      77,893                                       77,893
   Inventories.........................       139,721        75,378                           992 (3)    216,091
   Other...............................        14,313           708                                       15,021
                                             --------     ---------       -----------   -------------  ---------
          Total current assets.........       228,149       206,495        216,144       (215,152)       435,636

 Investments
      Statesman Financial Corporation..        18,150                                                     18,150
      Michigan Livestock Credit
          Corporation..................        12,156                                                     12,156
      Other companies (principally
           cooperatives)...............        75,471           391                          (343)(4)     75,519
   Receivables.........................         1,576                                                      1,576
   Other assets........................        10,829           826                          (814)(3)     10,841
   Property plant and equipment, net...       135,277        46,614                        (4,193)(3)    177,698
                                             --------       -------      -----------       ---------    --------

                                           $  481,608     $ 254,326      $ 216,144      $(220,502)     $ 731,576
                                             ========      ========       ==========     ===========     =======

Liabilities and Stockholders' and
  Patrons' Equity
   Short term notes payable............    $    2,000                                                  $   2,000
   Current portion of long-term debt...         1,834     $     235                                        2,069
   Accounts payable....................        88,072        23,292                                      111,364
   Accrued expenses....................        35,600                                                     35,600
   Patronage refunds payable in cash...         2,378                                                      2,378
   Advances from managed member coops..        16,763                                                     16,763
   Other current liabilities...........         1,812         1,096                     $  (1,015)(3)      1,893
                                            --------        -------      ----------      ------------    -------
          Total current liabilities....       148,459        24,623                        (1,015)       172,067

   Long-term debt......................       142,278         8,576        143,894(2)                    294,748
   Other non-current liabilities.......        13,022                                                     13,022
   Deferred income tax liabilities.....         4,666                                       1,983 (3)      6,649

  Mandatorily redeemable capital securities of
  trust subsidiary, net................                                     72,250(1)                     72,250
Redeemable preferred stock.............         2,114                                                      2,114

Capital Stock:
      Preferred stock..................         1,483                                                      1,483
      Common stock.....................        12,198                                                     12,198

Patrons' equity........................       157,388                                        (343)(4)    157,045
Divisional Equity......................                     221,127                      (221,127)(3)
                                            --------       --------       ----------     -----------     -------
                                           $  481,608     $ 254,326      $ 216,144      $(220,502)     $ 731,576
                                           =========      =========       ==========     ===========     =======


     See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                        SOUTHERN STATES COOPERATIVE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  For the Three Months Ended September 30, 1998



                                                Historical
                                          ------------------------
                                                        Gold Kist
                                           Southern      Inputs       Pro Forma    Pro Forma
                                            States      Business     Adjustments   Combined
                                          ----------   ----------   -------------  ---------
                                                        (amounts in thousands)

Net sales.............................      $210,893    $ 91,508                   $ 302,401
Cost of sales.........................       175,922      78,506          (884)(6)   253,544
                                            --------    --------       --------      -------
   Gross margin.......................        34,971      13,002           884        48,857

Selling, general and administrative...        46,002      22,054                      68,056
                                            --------    --------       --------      -------
   Savings (loss) on operations.......       (11,031)     (9,052)          884       (19,199)

Other income (deductions):
   Interest income and finance charges         2,393       3,209                       5,602
   Interest expense...................        (4,684)     (3,994)       (2,396)(7)
                                                                         3,888 (7)    (7,186)
   Miscellaneous income, net..........         2,561         171                       2,732
                                            --------    --------       --------      -------
                                                 270        (614)        1,492         1,148
                                            --------    --------       --------      -------
Savings (loss) before income tax and
distributions on capital securities of
trust subsidiary......................       (10,761)     (9,666)        2,376       (18,051)

Income tax expense (benefit)..........        (2,680)     (3,625)         (691)(9)
                                                                           946 (8)    (6,050)

Distributions on capital securities
   of trust subsidiary................                                    1,735(9)
                                                                             14(9)     1,749
                                            --------    --------       --------      -------
   Net savings (loss).................     $  (8,081)   $ (6,041)      $    372     $(13,750)
                                            ========    ========       ========      =======



     See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                        SOUTHERN STATES COOPERATIVE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the Year Ended June 30, 1998

                                                Historical
                                          ------------------------
                                                        Gold Kist
                                           Southern      Inputs       Pro Forma    Pro Forma
                                            States      Business     Adjustments   Combined
                                          ----------   ----------   -------------  ---------
                                                        (amounts in thousands)
Net sales............................    $1,119,503     $480,542                  $1,600,045
Cost of sales........................       927,652      393,711     $    257 (5)
                                                                       (3,329)(6)  1,318,291
                                         ----------     --------     -----------  ----------
   Gross margin......................       191,851       86,831        3,072        281,754
Selling, general and administrative..       175,784      105,291                     281,075
                                         ----------     --------     -----------  ----------
   Savings (loss) on operations......        16,067      (18,460)       3,072            679

Other income (deductions):
   Interest income and finance
    charges..........................         7,800       10,041                      17,841
   Interest expense..................       (16,859)     (12,675)      (9,583)(7)
                                                                       12,241 (7)    (26,876)
   Miscellaneous income, net.........         6,625        1,169                       7,794
                                         ----------     --------      ----------  ----------
                                             (2,434)      (1,465)       2,658         (1,241)
                                         ----------     --------     -----------  ----------

   Savings (loss) before income
   tax and distributions on
   capital securities of trust
   subsidiary........................        13,633      (19,925)       5,730           (562)
Income tax expense (benefit).........         2,966       (7,576)      (2,761)(9)
                                                                        2,281 (8)     (5,090)

Distributions on capital                                                6,938 (9)
securities of trust subsidiary.......                                      55 (9)      6,993
                                         ----------     --------     -----------  ----------
   Net savings (loss)................    $   10,667    $ (12,349)     $  (783)     $  (2,465)
                                         ==========     ========     ===========  ==========


     See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

               NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
              (in thousands of dollars, unless otherwise noted)

Basis of Presentation

    The Gold Kist Inputs Business fiscal year is based upon a 52-53 week year ending on the Sunday nearest to June 30. The Company's fiscal year is based upon a 12 calendar month year ended June 30, 1998. Gold Kist Inputs Business quarterly information includes 13 weeks. The Company's quarterly information is based upon three month calendar quarters.

Allocation of Purchase Price

    A summary of the purchase price (excluding liabilities assumed of $33,199) as if the purchase closed on September 30, 1998 follows:

            Cash paid at closing                                  $213,144
            Acquisition costs                                        3,000
                                                                  --------
                  Purchase price                                  $216,144
                                                                  ========


A summary of the allocation of the net purchase price follows:

      Net assets of Inputs Business at September 30, 1998         $221,127
      Fair value adjustments to:
                  Inventory                                            992
                  Write-off of acquired goodwill and capitalized
                    software                                          (814)
                  Property, plant and equipment                     (4,193)
                  Accrued liabilities not assumed in the purchase    1,015
                  Deferred income tax liability                     (1,983)
                                                                 ---------
                        Total                                     $216,144
                                                                  ========

Pro Forma Adjustments

(1) To reflect the assumed issuance of $75 million of Capital Securities net of assumed related issuance costs of $2,750.

(2) To reflect proceeds from the Company's bridge loan facility to finance the purchase price of the Gold Kist Inputs Business.

(3) To reflect the acquisition of the Gold Kist Inputs Business based upon the estimated purchase price of $216,144 (includes acquisition costs of $3,000) and to reflect the following fair value adjustments:

            Increase inventory for the manufacturing profit assumed
                  to have been earned by the seller                 $      992
            Decrease acquired goodwill and capitalized software
                  development costs with no future benefit                 814
            Decrease property, plant and equipment                       4,193
            Eliminate accrued payroll and benefit liabilities not
                         assumed in the purchase                         1,015
            Recognize deferred income taxes for fair value adjustments
                  to inventory and property, plant and equipment         1,983


(4) To record the revolvement of patronage refund allocations acquired totaling $343 as required by the purchase agreement.

(5) To reflect the increase in cost of sales for the year ended June 30, 1998 of an assumed $257 purchase price adjustment to inventory at July 1, 1997.

(6) Adjustment to reduce depreciation expense based on the amounts assigned and the estimated remaining useful lives of plant and equipment ranging from 3 to 31 years.

(7) To reflect increased interest expense on borrowings utilizing the bridge loan facility with a weighted average borrowing rate of approximately 6.66% and assuming that the facility is renewed after 180 days. Also, to reflect the elimination of interest expense allocated by Gold Kist to the Gold Kist Inputs Business based on assets employed.

(8) To record the income tax effect of the pro forma adjustments affecting income at the applicable income tax rate, including the elimination of interest expense allocated by Gold Kist to the Gold Kist Inputs Business based on assets employed.

(9) To reflect dividends ($6,938 and $1,735, respectively) on the Capital Securities at an assumed annual dividend rate of 9.25% and to reflect the resulting income tax benefit at Company's statutory income tax rates of $2,761 and $691, respectively as such dividends are deductible as interest for income tax purposes. Also, to reflect accretion of approximately $55 and $14 for the year ended June 30, 1998 and quarter ended September 30, 1998, respectively, of the difference between the face amount of the securities and the net proceeds over 30 years utilizing the effective interest method.

Items Not Reflected in the Pro Forma Financial Information

    Subsequent to the Capital Securities offering, the Company also plans to curtail its outstanding indebtedness under the bridge loan facility through a separate offering of $50 million of preferred stock and the sale of approximately $93 million of finance receivables to its unconsolidated affiliate, Statesman Financial Corporation.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following selected historical consolidated financial data (except wholesale volume data) for the Company are derived from the audited financial statements of the Company as of and for each of the years in the five-year period ended June 30, 1998. The selected historical financial data for the Gold Kist Inputs Business are derived from the audited financial statements of the Gold Kist Inputs Business as of and for the years ended June 27, 1998, June 28, 1997, and June 29, 1996. The following selected historical financial data should be read in conjunction with information appearing in the respective consolidated financial statements and the notes thereto included herein.

Southern States Cooperative, Incorporated


                                             As of and for the Fiscal Year Ended June 30
                              ----------------------------------------------------------------------
                                       1998       1997       1996          1995         1994
                                       ----       ----       ----          ----         ----
                                                      (Amounts in thousands)
Summary of Operations:
Net purchases by patrons ....   $1,022,847   $1,097,174   $1,008,841 $    911,449   $  870,032
Net marketings for patrons ..       92,863      115,972      110,667       99,185       77,476
Other operating revenue .....        3,793        2,954        3,141        3,093        2,824
                                ----------   ----------   ----------   ----------   ----------
     Total revenue ..........   $1,119,503   $1,216,100   $1,122,649   $1,013,727   $  950,332

Cost of products purchased
  and marketed ..............      927,652    1,014,440      926,753      835,139      786,354
                                ----------   ----------   ----------   ----------   ----------
      Gross margin ..........      191,851      201,659      195,896      178,588      163,978
Selling, general &
  administrative ............      175,784      166,132      157,809      150,678      149,256
                                ----------   ----------   ----------   ----------   ----------
       Savings on operations        16,067       35,527       38,087       27,910       14,722

Other deductions (net) ......        2,434        1,987        3,441        4,738        2,992
                                ----------   ----------   ----------   ----------   ----------
       Savings before income
         taxes ..............       13,633       33,540       34,646       23,172       11,730
Income taxes ................        2,966        6,039        7,052        4,929        3,646
Cumulative effect of change
 in accounting principle (1)            --           --           --           --         (909)
                                ----------   ----------   ----------   ----------   ----------
    Net savings (2) .........   $   10,667   $   27,501   $   27,594   $   18,243   $    7,175
                                ==========   ==========   ==========   ==========   ==========

Distribution of Net Savings:
Dividends on stock ..........   $      961   $      805   $      989   $    1,108   $    1,274
Patronage refunds payable in
 cash........................        2,379        6,884        6,669        3,812        1,089
Patronage refund allocations.        3,703       10,591       10,306        5,961        1,743
Retained in the business.....        3,624        9,221        9,630        7,362        3,069
                                ----------   ----------   ----------   ----------   ----------
        Net savings .........   $   10,667   $   27,501   $   27,594   $   18,243   $    7,175
                                ==========   ==========   ==========   ==========   ==========
Other Data:
EBITDA (3) .................    $   48,104   $   65,704   $   66,150   $   53,297   $   38,085

Interest expense ............       16,859       15,566       15,237       14,798       12,258
Depreciation and amortization       17,612       16,598       16,267       15,327       14,097
CF Industries, Inc.
  patronage dividend (4).....        5,513       13,128       12,729        4,846           --
Capital expenditures ........       33,905       19,945       18,529       17,333       18,424

Balance Sheet Data:
Working capital .............   $   90,098   $  108,682   $  103,911   $   92,154   $   75,913
Property, plant and .........      129,193      104,002      101,549       99,535       98,409
equipment (net)
Investments .................      103,874       82,369       71,549       63,849       59,747
Total assets ................      462,296      409,160      385,551      343,173      323,888
Long-term debt ..............      136,041      109,902      107,523       99,580       89,011

                                       23

Selected Ratios:
Ratio of earnings to
  combined fixed charges and
  preferred stock dividends(5)       1.63x        2.76x        2.89x        2.30x        1.76x
Ratio of EBITDA to interest
expense......................        2.85x        4.22x        4.34x        3.60x        3.11x
Long-term debt/EBITDA .......        2.83x        1.67x        1.63x        1.87x        2.34x
Current ratio (6) ...........        1.71x        2.00x        2.00x        2.11x        1.88x
Long-term debt to total
capitalization (7)...........        0.43x        0.38x        0.40x        0.40x        0.39x

Wholesale Volume Data ('000's):
Supply
     Feed--tons .............          917          924          895          875          834
     Fertilizer--tons .......        1,155        1,137        1,054        1,021        1,057
     Seed -pounds, 100 wt ...        1,673        1,384        1,305        1,412        1,051
     Petroleum--gallons .....      314,614      349,863      340,556      306,874      287,958
Marketing
     Grain marketing-bushels        24,830       29,380       27,637       28,517       20,543
     Livestock marketing-head
        Cattle ..............          642          599          N/A          N/A          N/A
        Swine ...............        2,689        2,516          N/A          N/A          N/A
        Other ...............          136          120          N/A          N/A          N/A

Statesman Financial
   Corporation (8):
Total assets ................   $  236,143     $152,400     $168,971     $144,384     $138,139
Receivables financed ........      202,908      127,717      140,158       97,167       92,763
Debt ........................      200,795      133,230      150,024      126,409      122,383
Total equity ................       31,574       18,349       18,078       17,050       15,025

Gold Kist Inputs Business


                                                          As of and for the Fiscal Year Ended
                                                      ---------------------------------------------
                                                        June 27,        June 28,      June 29,
                                                          1998            1997          1996
                                                          ----            ----          ----
                                                                (Amounts in thousands)

Summary of Operations:
Net sales .......................................... $    480,542       $  488,409    $  458,927

Cost of sales.......................................      393,711          389,798       363,725
                                                     ------------     ------------  ------------
     Gross margin...................................       86,831           98,611        95,202
Distribution, administrative and general............      105,291           98,456        85,531
                                                     ------------     ------------  ------------
     Savings (loss) on operations...................      (18,460)             155         9,671

Other deductions (net)..............................        1,465            2,746         3,406
                                                     ------------     ------------  ------------
     Earnings (loss) before income taxes............      (19,925)          (2,591)        6,265


Income tax (benefit) expense........................       (7,576)            (972)        2,256
                                                     ------------     ------------  ------------
     Net (loss) income.............................. $    (12,349)      $   (1,619)   $    4,009
                                                     ============     ============  ============


Other Data:
EBITDA (3) ......................................... $     (1,062)      $   14,877    $   22,861

Interest expense....................................       12,675           11,282        10,741
Depreciation and amortization.......................        6,188            6,186         5,855
CF Industries, Inc. patronage dividend (9)..........        3,696           10,108         8,938
Capital expenditures................................        4,729            9,375        16,322


                                                        As of and for the Fiscal Year Ended
                                                     ---------------------------------------------
                                                        June 27,        June 28,      June 29,
                                                          1998            1997          1996
                                                          ----            ----          ----
Balance Sheet Data:
Working capital.....................................     $175,454         $164,256      $164,531
Property, plant and equipment (net).................       48,185           49,984        47,148
Total assets........................................      289,143          269,039       261,451
Long-term debt......................................        8,628            8,863         9,096

Selected Ratios:
Ratio of EBITDA/interest expense....................      (0.08)x            1.32x         2.13x
Current ratio (6)...................................        3.78x            4.04x         4.35x


Wholesale Volume Data (`000's):
Supply
     Feed--tons.....................................          272              279           292
     Fertilizer--tons...............................        1,126            1,127         1,036
     Grain--bushels handled.........................       10,563           13,862          N/A
     Cotton--bales ginned...........................          102              110          N/A
     Peanut--tons handled...........................           35               57          N/A

---------------
(1) Effective July 1, 1993, the Company adopted SFAS No. 109, which required the adoption of the liability method of accounting for income taxes. The $909 cumulative effect of the change in accounting principle was recorded in fiscal year 1994.
(2) Effective July 1, 1997, the Company adopted American Institute of Certified Public Accountants Statement of Position No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." See Note 1d of the Notes to the Southern States Consolidated Financial Statements included herein.
(3) EBITDA is defined as savings before income tax plus interest, depreciation and amortization expenses. EBITDA should not be considered as an alternative to net savings (as determined in accordance with generally accepted accounting principles), as a measure of operating performance or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors as a measure of operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to interest, taxes, depreciation and amortization, which can vary significantly depending upon capitalization structure, tax status (particularly when comparing a cooperative company to a non-cooperative company), accounting methods (particularly when acquisitions are involved) or nonoperating factors (such as historical cost). Accordingly, this information has been disclosed  herein  to  permit a more  complete  comparative  analysis  of operating performance relative to companies within and outside of the industry and of the Company's debt servicing ability. However, EBITDA may not be comparable in all instances to other similar types of measures used by other companies in the agricultural industry.
(4) For further information concerning the Company's relationship to CF Industries, Inc., see "Business of the Company--Investment in Other Companies and Cooperatives."
(5) In the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of net savings before income taxes and the cumulative effect of accounting changes plus interest expense on indebtedness, amortization of financing costs and the portion of rental expense representative of the interest factor. Fixed charges consist of interest expense on indebtedness before deduction of capitalized interest, amortization of financing costs, the portion of rental expense representative of the interest factor and the pre-tax earnings required to cover preferred stock dividends.
(6) Current ratio is defined as total current assets divided by total current liabilities.
(7) Total capitalization is defined as the total of long-term debt, mandatorily redeemable preferred stock, capital stock and patrons' equity.
(8) The Company owns 46.3% of the common stock of Statesman Financial Corporation ("SFC"). SFC purchases significant amounts of receivables from the Company and provides agricultural production loans, building loans, equipment loans, renovation loans, revolving credit loans and other loans to and financing for customers of the Company. See "Business of the Company--Affiliated Financing Services."
(9) For further information concerning the relationship of the Gold Kist Inputs Business to CF Industries, Inc., see "Acquisition of the Gold Kist Inputs Business--Gold Kist Inputs Business--Fertilizers and Crop Protectants."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

       The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included herein.

General

       Management's discussion of sales, operating margins (or losses) and other factors affecting the Company's pre-tax net savings (or losses) during the three month periods ended September 30, 1998 and 1997 and during the fiscal years ended June 30, 1998, 1997 and 1996, is based upon the following tables.
Operating margins, as utilized in the tables below, consist of divisional (segment) operating results, including an allocation of interest expense based upon divisional assets employed and excluding any allocation of general corporate overhead.

Divisional Sales and Operating Margins
(in thousands)


                                              Sales for                                   Operating Margins for
                                      the fiscal year ended                              the fiscal year ended
                       ----------------------------------------------------- ------------------------------------------
                             1998             1997             1996               1998            1997            1996
                             ----             ----             ----               ----            ----            ----
Crops                       $  151,042  $      160,448   $     148,598       $    17,056    $     26,609     $   24,360
Feed                           145,582         161,940         147,420             6,121           6,302          6,922
Petroleum                      193,097         250,260         219,607             1,650           7,108          8,719
Retail Farm Supply             336,260         336,044         317,921             4,855           5,855          5,428
Farm and Home                  196,116         188,426         175,827             5,967           7,173          7,811
Marketing                       94,517         116,211         110,731             1,782           3,585          2,269
Other                            2,889           2,771           2,545              (527)           (198)           238
                          ------------   -------------   -------------       -----------    ------------     ----------
     Total                  $1,119,503  $    1,216,100   $   1,122,649            36,904          56,434         55,747
                          ============   =============   =============       ===========    ============     ==========

            General corporate overhead                                           (23,271)        (22,894)       (21,101)
            Income tax expense                                                    (2,966)         (6,039)        (7,052)
                                                                             -----------     -----------    -----------
                 Net savings                                                 $    10,667    $     27,501     $   27,594
                                                                             ===========    ============    ===========



                                           Sales for the                                 Operating Margins for the
                                  three months ended September 30,                    three months ended September 30,
                            ---------------------------------------             ----------------------------------------
                                  1998                        1997                      1998                    1997
                                  ----                        ----                      ----                    ----
Crops                        $     17,792                $    19,497              $     (1,069)           $      (786)
Feed                               36,517                     37,067                     1,304                  1,824
Petroleum                          36,817                     53,942                    (1,012)                  (518)
Retail Farm Supply                 58,942                     60,851                    (4,293)                (2,731)
Farm and Home                      46,113                     44,209                       389                    733
Marketing                          14,084                     18,696                       291                    400
Other                                 628                        574                      (137)                  (127)
                             --------------            --------------              ------------         --------------
     Total                   $    210,893                $   234,836                    (4,527)                (1,205)
                             ==============            ==============              ============         ==============

            General corporate overhead                                                  (6,233)                (5,827)
            Income tax benefit                                                           2,679                  1,530
                                                                                   ------------         ---------------
                 Net savings (loss)                                                 $   (8,081)           $    (5,502)
                                                                                   ============         ===============

       Agriculture is both seasonal and cyclical in nature. As a result, the Company's sales and operating margins fluctuate greatly on a quarterly basis. The first quarter is typically the weakest for both sales and operating margins and losses are expected. The second quarter also typically results in operating losses, although sales are stronger than in the first quarter due principally to increased sales of petroleum products. The third and fourth quarters are the largest contributors to both sales and profitability for the year. See "Other Factors Affecting the Business of the Company--Seasonality."

       A major portion of the Company's business is dependent on the demand of farmers for the purchase of supplies and services, which is influenced by weather, the general farm economy and the success of particular crops. Prices of agricultural supplies are sensitive to world-wide economic and political factors. Commodities marketed by the Company on behalf of its members are also subject to fluctuations in price, based on the supply of such commodities and the demand for the raw or processed products.

Historical Results of Operations

    Three Months Ended September 30, 1998 Compared to Three Months Ended September 30, 1997

       Net sales of $210.9 million for the three months ended September 30, 1998, reflected a decrease of $23.9 million (10%) from $234.8 million for the comparative 1997 period. The decrease in net sales primarily reflected lower volumes in all divisions except Farm and Home. The majority of the Company's volume decrease occurred in the Petroleum and Marketing divisions which were impacted by world-wide supply and demand factors for petroleum and grain products, respectively. Average unit price varied from an increase of 18.8% in seed products to a decrease of 27.8% in petroleum products. The loss for the three months ended September 30, 1998, of $8.1 million was $2.6 million higher than the $5.5 million loss for the corresponding 1997 period.

    Crops

       Sales of the Crops division decreased $1.7 million (8.7%) from $19.5 million for the three months ended September 30, 1997, to $17.8 million for the comparative 1998 period. The majority of the Crops division's sales decline resulted from decreases in fertilizer sales with tonnage down by approximately 16% while pricing remained steady. Seed sales decreased by 13% resulting from significant declines in unit volume which were partially offset by price increases. Sales of crop protection products increased approximately 10%, offsetting the decline in seed revenue.

       Operating losses for the Crops division increased by $0.3 million from a loss of $0.8 million for the September 30, 1997 quarter to a loss of $1.1 million for the comparative 1998 period. The decrease resulted primarily from lower fertilizer and seed operating margins resulting from lower volumes.

    Feed

       Feed division sales decreased $0.6 million (1.5%) from $37.1 million for the three months ended September 30, 1997, to $36.5 million for the comparative 1998 period. This decrease resulted from lower unit prices (down 14.0%) mostly offset by a 12.6% increase in tons sold.

       The operating margin for the Feed division decreased $0.5 million from $1.8 million for the three months ended September 30, 1997, to $1.3 million for 1998. The decrease in profit primarily resulted from lower selling prices.

    Petroleum

       Petroleum division sales decreased $17.1 million (31.7%) from $53.9 million for the three months ended September 30, 1997, to $36.8 million for the comparative 1998 period. Petroleum gallons sold decreased by 10.4 million (13%) primarily due to lower commercial gasoline and fuel oil sales. In addition, the decrease in heating degree-days led to significantly lower demand for heating oil. Sales revenue for the prior period was significantly impacted by lower prices, which decreased 27% from the prior period.

       The Petroleum division's operating margin decreased from a loss of $0.5 million for the three months ended September 30, 1997, to a loss of $ 1.0 million for the 1998 period. The decline in operating margin resulted from decreases in both world-wide petroleum prices, which led to inventory write-downs, and in sales volume.

    Retail Farm Supply

       Sales of the Retail Farm Supply division decreased $1.9 million (3.1%) from $60.9 million for the three months ended September 30, 1997, to $58.9 million for the comparative 1998 period. The decrease in sales can be attributed to the impact of unusually dry weather in our operating territory reducing fall fertilizer spreading and planting and also to depressed feed and petroleum prices.

       Operating margins for Retail Farm Supply decreased $1.6 million from a loss of $2.7 million for the three months ended September 30, 1997, to a loss of $4.3 million for the 1998 period. Reduced margins were mainly caused by the weak prices in crop protectant products and fertilizer volume declines due to the lack of fall fertilizer spreading. Also, margins on crop protection products significantly decreased, offsetting margin improvements in feed, seed and farm and home supplies.

    Farm and Home

       Sales of the Farm and Home division increased $1.9 million (4.3%) from $44.2 million for the three months ended September 30, 1997, to $46.1 million for the 1998 period. This increase in sales is primarily the result of an increase in the sales of Wetsel, Inc. of $0.9 million (8.1%), as well as higher sales of farm and home supplies in the metropolitan area stores.

       Operating margin for Farm and Home decreased $0.3 million from $0.7 million for the three months ended September 30, 1997, to $0.4 million for the 1998 period. The decrease in operating margin is primarily attributable to increased operating expenses at Wetsel, Inc. relating to the purchase of a distribution warehouse during fiscal year 1998.




    Marketing

       Sales of the Marketing division decreased $4.6 million (25%) from $18.7 million for the three months ended September 30, 1997, to $14.1 million for the 1998 period. This decrease is attributable to a decline of $7 million in grain marketing revenue partially offset by new livestock marketing revenue of $2.4 million attributable to the acquisition of Michigan Livestock Exchange on April 1, 1998. The decline in grain marketing revenue resulted primarily from poor growing conditions in the spring which negatively impacted the quality and production of wheat and barley. The poor growing conditions were partially offset by an early fall harvest which shifted some corn volume into the September 30 quarter. The average price of a marketed bushel of grain is down $0.62 (19.2%) from the same time period last year.

       Operating margin for the Marketing division decreased $0.1 million from $0.4 million for the three months ended September 30, 1997 to $0.3 million for the 1998 period. The decrease in operating margin is attributable to lower grain pricing, lower bushel volume, wheat quality issues and reduced grain drying opportunities partially offset by the new Michigan Livestock Exchange operating margins.

    General Corporate Overhead

       General  corporate   overhead,   consisting   primarily  of  general  and
administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased approximately $0.3 million (4.8%) from $5.9 million for the three months ended September 30, 1997, to $6.2 million for the comparative 1998 period. The increase resulted primarily from higher employee expenses related to the acquisition of Michigan Livestock Exchange on April 1, 1998 partially offset by a breach of contract settlement gain of $1.0 million.

       Company wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased $0.3 million (7%) from $4.4 million for the three months ended September 30, 1997 to $4.7 million for 1998 period, primarily reflecting higher borrowing levels associated with the acquisition of Michigan Livestock Exchange.

    Provision for Income Tax Benefit

       The provision for income tax benefit in 1998 of $2.3 million increased $0.8 million (53.4%) from $1.5 million in 1997 primarily due to a 53% increase in pre-tax net losses. The forecasted effective tax rate was approximately 24.9% and 21.8% for the quarters ended September 30, 1998 and 1997, respectively.

    Liquidity and Capital Resources at September 30, 1998

       The Company's principal sources of funds are cash generated from operating activities, committed and uncommitted bank lines and a committed revolving credit facility, private placements of long-term bank debt and the sale of receivables to Statesman Financial Corporation, an affiliated finance company.

       Cash and cash equivalents at September 30, 1998 were $15.8 million which represents an increase of about $0.4 million from $15.4 million at June 30, 1998. Net cash provided by operating activities for the three months ended September 30, 1998 and 1997 amounted to $12.3 million and $3.2 million, respectively. The increase in net cash provided by operating activities resulted from increases in accounts payable and advances from managed local cooperatives partially offset by increases in inventory and a higher net loss. Net cash used in investing activities for the three months ended September 30, 1998 amounted to $12.9 million, an increase of $7.0 million from cash used in investing activities in the corresponding 1997 period. This increase resulted primarily from increased capital expenditures. Net cash provided by financing activities for the three months ended September 30, 1998 of $1.0 million and net cash used in financing activities of $1.5 million for the corresponding 1997 period were primarily the result of net borrowing activities.

       At September 30, 1998 the Company had $40 million in available borrowings under its revolving credit facility and committed bank lines.

       The Company anticipates capital expenditures of approximately $42.8 million in the current fiscal year, including capital expenditures of approximately $18.7 million the Company contemplates making with respect to the Gold Kist Inputs Business.

       In October, 1998, the Company borrowed $218.3 million under a 180-day "bridge" loan facility with NationsBank, N.A., First Union National Bank and CoBank to finance the Company's purchase of the Gold Kist Inputs Business. In December, 1998, the Company [received] commitments from CoBank, NationsBank, N.A., First Union National Bank and various other participating lenders for a new $200 million, three-year revolving credit facility. This new loan agreement will replace the $40 million short-term and $100 million long-term CoBank facilities that were in place at September 30, and will provide the Company with additional borrowing capacity. The terms of the new revolving credit facility permit up to $118.3 million of that facility to be used by the Company to repay in part its outstanding indebtedness ($218.3 million at November 30, 1998) under the bridge loan facility. The Company anticipates that the remaining balance outstanding under the bridge loan facility will be repaid with the proceeds from sales of securities and accounts receivables by the Company. See "Use of Proceeds" and "Acquisition of the Gold Kist Inputs Business--The Financing Commitment" for additional information concerning the Company's plans to repay its bridge loan facility.

       Management believes that the Company's cash on hand, anticipated funds from operations, and amounts currently available under its various credit facilities will be sufficient to cover its working capital needs, capital expenditures, debt service requirements and tax obligations. The Company intends to maintain and further strengthen its financial condition and, in connection therewith, may from time to time consider other possible transactions, including acquisitions, other capital market transactions or dispositions of businesses that no longer meet its strategic objectives.

    Fiscal 1998 Compared to Fiscal 1997

       Net sales of $1.1 billion decreased approximately $96 million (7.9%) from $1.2 billion in 1997. The decrease in net sales primarily reflected lower volumes in the Petroleum, Marketing and Feed divisions as well as lower unit prices in all divisions. These divisions experienced 12 month average decreases in prices from a minimum of 6.0% in fertilizer to a high of 18.0% in petroleum. Net savings for 1998 amounted to $10.7 million, a decrease of approximately $16.8 million (61%) from $27.5 million for 1997. Petroleum and grain prices in particular were subject to world-wide supply and demand factors.

    Crops

       Sales of the Crops division decreased $9.4 million (5.9%) from $160.4 million in 1997 to $151 million in 1998. Decreases in sales of fertilizer gave rise to the majority of the Crops division sales decline with fertilizer selling prices declining approximately 6.0%, partially offset by a 1.5% increase in tonnage. Sales of seed increased slightly due to unit volume increases of 20.8%, which were mostly offset by decreases in average selling price of 15.8%. Sales of crop protection products increased by 2.6% from 1997 to 1998.

       Operating margin for the Crops division decreased by $9.6 million from $26.6 million in 1997 to $17.1 million in 1998. The decrease resulted primarily from a decrease of $7.6 million in the patronage refund from CF Industries, a fertilizer supply cooperative owned by the Company and 10 other regional cooperatives, as well as from decreased fertilizer operating margins driven by lower fertilizer selling prices.

    Feed

       Sales of the Feed division decreased $16.3 million (10.1%) from $161.9 million in 1997 to $145.6 million in 1998. This decrease resulted primarily from lower unit prices and decreases in volume of 9.2% and 0.8%, respectively.

       Operating margin for the Feed division decreased $0.2 million from $6.3 million in 1997 to $6.1 million in 1998. This decrease in profit primarily resulted from lower selling prices partially offset by a $500,000 reduction in central management expense during 1998.

    Petroleum

       Sales of the Petroleum division decreased $57.2 million (22.8%) from $250.3 million in 1997 to $193.1 million in 1998. Petroleum gallons decreased by
35.3 million (10%), primarily due to lower commercial gasoline and fuel oil sales. In addition, the decrease in heating degree-days led to significantly less demand for heating oil. Average unit selling prices decreased 18% from 1998, also contributing to the lower sales revenue.




       The Petroleum division's operating margin decreased by $5.4 million from $7.1 million for 1997 to $1.7 million for 1998. The decline in operating margin resulted from both decreases in worldwide petroleum prices, which led to inventory write-downs, and decreases in sales volume.

    Retail Farm Supply

       Sales of the Retail Farm Supply division remained relatively consistent with the prior year, increasing only slightly from $336.0 million in 1997 to $336.3 million in 1998. Increased unit volume in crop protection products and seed was offset by both lower unit volume and pricing in feed and petroleum. Volume increases in seed were the result of a later growing season in 1998 and greater demand for soybean seed.

       Operating margin for the Retail Farm Supply division decreased $1.0 million from $5.9 million for 1997 to $4.9 million for 1998. The decrease in operating margin resulted primarily from an increase in operational expenses principally due to the acquisition of the two private dealer operations in Kentucky, which was partially offset by higher margins resulting mainly from more favorable fertilizer pricing.

    Farm and Home

       Sales of the Farm and Home division (including sales of Wetsel, Inc.) increased $7.7 million (4.1%) from $188.4 million for 1997 to $196.1 million for 1998. This increase resulted from the higher sales volume of Wetsel, Inc., which grew by $6.4 million (12.9%), as well as higher sales in the metropolitan area stores over the same period.

       Farm and Home operating margin decreased by $1.2 million from $7.2 million in 1997 to $6.0 million in 1998. The decrease in operating margin primarily resulted from higher operating expenses in both the metropolitan stores and at Wetsel, Inc.

    Marketing

       Sales of the Marketing division decreased $21.7 million (18.7%) from $116.2 million in 1997 to $94.5 million in 1998. Livestock marketing revenues of $3.2 million for the three months ended June 30, 1998, attributable to the acquisition of MLE on April 1, 1998, served to partially offset the decrease. Grain bushels marketed decreased 15.5% from 1997 to 1998 with large decreases in corn and soybean bushels marketed, which were partially offset by an increase in wheat bushels marketed.

       Operating margin for the Marketing division decreased $1.8 million, from $3.6 million in 1997 to $1.8 million in 1998. Decreased profitability primarily resulted from lower grain marketing volume due to depressed corn and bean acreage yields and reduced corn drying revenue due to a drought during the summer of 1997.




    General Corporate Overhead

       General  corporate   overhead,   consisting   primarily  of  general  and
administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased approximately 1.7% from $22.9 million for 1997 to $23.3 million for 1998. The increase resulted primarily from increased employee related expenses partially offset by an increase in service charge revenue. Company wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased $1.3 million (8.3%) from $15.6 million in 1997 to $16.9 million in 1998 primarily as a result of higher borrowing levels.

    Income Tax Expense

       Income taxes in 1998 were $3.0 million, a decrease of $3.0 million (50%) from $6.0 million in 1997 primarily due to a 59% decrease in pretax net savings. The effective income tax rate was 21.8% in 1998 versus 18.0% in 1997, (see Note 12 of Notes to the Southern States Consolidated Financial Statements for an analysis of the differences between the statutory income tax rate and the Company's effective income tax rate).

    Fiscal 1997 Compared to Fiscal 1996

       Net sales increased $93.5 million (8.3%) from $1.1 billion in 1996 to $1.2 billion in 1997. This increase in sales volume was primarily due to higher increased unit sales in all divisions which experienced unit growth ranging from 2.7% to 7.9% accompanied by 12 month average changes in prices ranging from a low of a decrease of 3.0% in fertilizer to a high of an increase of 14.4% in petroleum.

    Crops

       Sales of the Crops division increased $11.8 million (8.0%) from $148.6 million in 1996 to $160.4 million in 1997. Fertilizer tonnage increased approximately 7.8%, slightly offset by a decrease in average selling price of 3.0%. Sales of seed increased due to both price increases and unit volume increases of 5.9% and 6.1%, respectively. Sales of crop protection products increased by 8.1% in 1997 over 1996.

       Operating margin for the Crops division increased by $2.2 million from $24.4 million in 1996 compared to $26.6 million in 1997. This increase resulted primarily from increased gross margins driven by higher volume. An increase in the patronage refund from CF Industries, Inc. (from $12.7 million to $13.1 million) also contributed to increased profitability. In addition, the Crops division experienced only a 0.3% increase in operating expenses as a result of the increased volume.

    Feed

       Sales of the Feed division increased $14.5 million (9.8%) from $147.4 million in 1996 to $161.9 million in 1997. This increase resulted primarily from higher unit prices and increases in volume of 6.6% and 3.2%, respectively.

       Operating margin for the Feed division decreased $0.6 million from $6.9 million in 1996 to $6.3 million in 1997. This decrease in operating margin was due primarily to higher employee costs associated with the opening of a new feed mill in Summer Shade, Kentucky, new personnel positions within the division and merit increases. These increased employee costs were mitigated somewhat by increased gross margin dollars and income from the new ProPet LLC joint venture. See "Business of the Company--Agricultural Inputs and Services--Feed."

    Petroleum

       Sales of the Petroleum division increased $30.7 million (14%) from $219.6 million in 1996 to $250.3 million in 1997. Approximately 2.7% of this increase was volume-related, with the remainder resulting from increased commodity prices in heating oils, gasoline and diesel fuel due to strong demand and low inventory in the industry. The volume increase resulted in part from significant increases in sales to commercial accounts.

       The Petroleum division's operating margin decreased by $1.6 million from $8.7 million in 1996 to $7.1 million in 1997. While the division experienced increased volume, the gross margin percent decreased considerably due to increased sales to commercial accounts, where margins are typically lower, and weak wholesale market conditions.

    Retail Farm Supply

       Sales of the Retail Farm Supply division increased $18.1 million (5.7%) from $317.9 million in 1996 to $336 million in 1997. This increase resulted from higher sales volume across all retail lines of business - feed, crops, farm supplies and petroleum. Sales of petroleum, feed and fertilizer were the largest contributors to this increase. This was the result of both increased prices and increased volume.

       Operating margin for the Retail Farm Supply division increased from $5.4 million in 1996 to $5.9 million in 1997. This increase was driven by increased gross margins resulting from higher volume and an increase in finance charge revenue offset by increased operating expenses.

    Farm and Home

       Sales of the Farm and Home division (including sales of Wetsel, Inc.) increased $12.6 million (7.2%) from $175.8 million in 1996 to $188.4 million in 1997. A $9.2 million increase in retail sales contributed to this higher sales volume. During the year, Wetsel, Inc. experienced a $3.9 million or 8.4% increase in sales volume to $49.9 million in 1997.

       Operating  margin  for the Farm and Home  division  decreased  from  $7.8 million in 1996 to $7.2 million in 1997. This decrease resulted from lower earnings in the Wetsel, Inc. subsidiary caused by an increase in operating expenses resulting from start-up operations in the Ohio region. In addition, gross margins in the division (excluding Wetsel, Inc.) as a percent of sales were lower as a result of a milder winter than the previous year. The closing of a farm supply warehouse facility in Baltimore resulted in additional expenses.




    Marketing

       Grain marketing sales increased $5.5 million (5%) from $110.7 million in 1996 to $116.2 million in 1997. This resulted primarily from an increase of 4.4% in grain bushels marketed, primarily corn and soybeans.

       Operating margin from the Marketing division increased $1.3 million from $2.3 million in 1996 to $3.6 million in 1997. Increased profitability resulted from an increase in gross margins from additional volume and a decrease in operating expenses for the year.

    General Corporate Overhead

       General  corporate   overhead,   consisting   primarily  of  general  and
administrative costs not allocated to the divisions (such as information systems, human resources and central management costs offset by various miscellaneous income items), increased $1.8 million (8.5%) from $21.1 million for 1996 to $22.9 million for 1997. The increase resulted primarily from increased employee related expenses partially offset by an increase in service charge revenue.

       Company wide interest expense, which is substantially allocated to operating divisions based on assets employed and included as a charge against divisional margins, increased slightly from $15.2 million in 1996 to $15.6 million in 1997 as a result of marginally higher borrowing levels.

    Income Tax Expense

       Income tax expense decreased from $7.1 million in 1996 to $6.0 million in 1997. This decrease was principally due to an increase in the deduction for patronage refunds, resulting in an effective tax rate for 1997 of 18.0%. See
Note 12 of the Notes to the Southern States Consolidated Financial Statements included herein for an analysis of the differences between the statutory income tax rate and the Company's effective tax rate.

    Liquidity and Capital Resources at June 30, 1998

       At June 30, 1998, the Company had a $40 million committed short-term line of credit with CoBank ACB ("CoBank") and uncommitted short term lines of credit with other institutions totaling $97 million. In addition, the Company had a $100 million long-term committed revolving credit facility with CoBank which expires in 2001. This agreement enables the Company to refinance short term debt on a long term basis. At June 30, 1998, the Company had $93 million outstanding under the long term revolving credit facility and $7.1 million outstanding under the short term lines of credit.

       At June 30, 1998 the Company also had outstanding $38 million of term notes held by CoBank that are payable at various dates with a final maturity of November 1, 2005. Under the Company's loan agreements with CoBank the Company is required to maintain, at each fiscal year end, on a consolidated basis, working capital of at least $65 million, a ratio of current assets to current liabilities of 1.45 to 1, net worth of at least 35% of total assets and not less than $140 million and a ratio of long-term debt to net worth not to exceed .775 to 1. At June 30, 1998, the Company was in compliance with these financial covenants.




       The Company and Statesman Financial Corporation ("SFC") are parties to an agreement under which SFC purchases certain receivables from the Company without recourse. Under the terms of the agreement, the Company pays certain fees on receivables sold to SFC. Receivables sold to SFC totaled approximately $996.7 million and $991.5 million for 1998 and 1997, respectively. The related discounts and fees for 1998 and 1997 were $9.5 million and $8.2 million, respectively. SFC paid volume incentive fees to the Company for purchases of receivables amounting to $1.3 million and $1.4 million for 1998 and 1997, respectively. In addition under the terms of the agreement, the Company was obligated to maintain a computed minimum investment in SFC's preferred stock of $17.9 million at each of June 30, 1998 and 1997. See Note 5 of the Notes to the Southern States Consolidated Financial Statements included herein.

       Major sources of cash during 1998 were $28.5 million from operating activities and $48.7 million from increases in short and long-term debt. Major uses of cash during 1998 were $33.9 million in capital expenditures, $10.4 million in additional investments in other companies, $6.9 million in the cash portion of patronage refunds distributed from net savings for the 1997 fiscal year and $6.6 million in stockholders' and patrons' equities redeemed and $22.6 million in payments on long term debt.

       At June 30, 1998 the Company had outstanding commitments for the construction and acquisition of plant and equipment totaling approximately $7.1 million. See Note 13 of the Notes to the Southern States Consolidated Financial Statements included herein.

New Accounting Standards

       During the Company's fiscal year ended 1998, the Financial Accounting Standards Board issued several new accounting pronouncements, including standards regarding derivative financial instruments and employer's disclosures about pension and other postretirement benefit plans. The Company is currently evaluating the impact of the derivatives standard. The other standard is not expected to have a material impact on the Company's financial statements.

Year 2000

       The Year 2000 ("Y2K") issue is the result of computer programs using a two-digit format, as opposed to four digits, to indicate the year. Such computer systems will be unable to interpret dates beyond the year 1999, which could cause a system failure or other computer errors, leading to potentially severe disruptions in operations.

       The Company utilizes and is dependent upon a variety of data processing systems and software to conduct its business. The data processing systems include various software packages licensed to the Company by outside vendors and software systems written by Company personnel. These run on a variety of computer equipment, including stand-alone PC's, servers and workstations connected to an in-house computer network, and a remote mainframe system. All of these systems are vulnerable to the Y2K issue.




       The Company expects to have all its data processing systems which run its software applications compliant for Y2K by December 31, 1998. Some of the Company's processing functions, however, currently run on data processing systems owned by third parties, which are not Y2K compliant. These functions, including those related to the acquired Gold Kist Inputs Business, will be transferred to the Company's own systems by March of 1999 or made compliant by June of 1999.

       The Company also has sent out inquiries to over 400 of its most significant vendors, seeking information concerning the effect of Y2K on such vendors. To date, responses have been received from approximately 285 of such vendors. Based on responses received to date, the Company has no reason to believe Y2K will have a material impact on its ability to do business with its vendors. For those inquiries not received, the Company will evaluate the need to utilize other vendors to meet the Company's business needs.

       The Company plans to complete substantially all its Y2K compliant work by the end of March, 1999. The Company's total cost of achieving Y2K compliance is estimated to be in the range of $300,000 to $690,000, excluding normal software upgrades and replacements. Approximately $175,000 of these incremental costs have already been incurred. The Company anticipates that remaining expenditures will not be material to the Company's consolidated financial position or results of operations. The Company acquired certain data processing systems and computers as a part of the acquisition of the Gold Kist Inputs Business, but intends to support that new business on existing Company systems after a transitional period during which Gold Kist will provide certain information support services to the Company. The transition period is expected to last until March of 1999.

       The costs of, and the date by which the Company plans to complete, its anticipated Y2K modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from these plans. Specific factors that might cause such material differences include, but are not limited to, the availability of personnel trained in this area, the ability of third party vendors to correct their software and hardware, and similar uncertainties. The failure to correct a material Y2K problem could result in an interruption in, or the failure of, certain normal business activities or operations, which could materially and adversely affect the Company's results of operations, liquidity and financial condition. Although the Company expects to be Y2K compliant, to be prudent, the Company is currently evaluating contingency plans.

       The Company's priorities with respect to Y2K compliance have been, first, to assure the integrity of the basic operations systems that are critical to maintaining an uninterrupted flow of information, goods and services between the Company, its business partners, and its customers, and, secondly, to address Y2K issues relating to other automated systems that support less critical processes. In both areas, the Company has established time-tables for measuring progress against its Y2K project goals and objectives so that it can minimize the risk of failures in either area, and the potential impact on its ability to operate its business effectively. Management's intention is to complete all planned modifications early enough to allow sufficient time to correct any problems that may arise. Testing of individual processes, systems testing of integrated processes, frequent reporting to management, and measurement against project milestones are all key elements to those efforts to reduce the risk of Y2K failures.



                                   THE COMPANY

General

       Southern States is a regional farmers' supply and marketing cooperative. With fiscal 1998 sales of $1.1 billion, the Company is one of the largest agricultural cooperatives east of the Mississippi River. Southern States serves a wide range of rural and urban customers in its traditional six-state Mid-Atlantic territory of Delaware, Maryland, Virginia, West Virginia, Kentucky and North Carolina and, more recently in Michigan, Ohio and Indiana. As described under "Acquisition of the Gold Kist Inputs Business," Southern States also has expanded its operations in recent months into the Southeastern and South Central states through the acquisition of the Gold Kist Inputs Business. Taking into account this recent acquisition, the Company is owned by over 300,000 farmer and local cooperative members. Southern States is the principal cooperative in a cooperative distribution system that now encompasses more than 600 retail locations serving the Company's farmer members and other customers through both Company-owned facilities and a network of local agricultural cooperatives and private dealers. See "The Company--The Southern States Distribution System."

       Founded in 1923, Southern States operated for many years exclusively as a supply (or "inputs") cooperative, procuring, manufacturing, processing and distributing fertilizer, crop protectants, feed and seed and other farm supply items on behalf of its farmer members. Since 1977, the Company also has marketed grain for its members and currently markets approximately 25 to 30 million bushels of grain annually in its Mid-Atlantic territory. During the last fiscal year, the Company entered the livestock marketing business through the acquisition of Michigan Livestock Exchange, a 75-year old, livestock marketing cooperative operating in the four-state territory of Michigan, Ohio, Indiana and Kentucky. As a result, the Company is the largest livestock marketing cooperative in the United States.

       Members of Southern States must be agricultural producers or agricultural cooperative associations comprised of agricultural producers. Business with members is conducted on a cooperative basis, and patrons who are members or who are eligible to be members are qualified to receive patronage refunds out of net savings on such business. See "Farm Cooperatives" and "The Company--Cooperative Structure." Southern States also engages in supply and marketing transactions with other customers who are not eligible for membership and who do not qualify for patronage refunds. The Company also engages in non-cooperative activities through several subsidiaries.

       On October 13, 1998, Southern States completed its purchase of the Gold Kist Inputs Business as described in "Acquisition of the Gold Kist Inputs Business." The description of the business of the Company presented below in "The Company--The Southern States Distribution System" and "The Business of the Company" does not reflect the acquisition of the Gold Kist Inputs Business. For a description of the Gold Kist Inputs Business and its integration with the Company's business operations, see "Acquisition of the Gold Kist Inputs Business."

The Southern States Distribution System

       Southern   States  is  the   principal   cooperative   in  a  cooperative
distribution system that serves its farmer members in its Mid-Atlantic territory through:

>> 133 Company-owned retail farm supply and petroleum outlets and 27 Company-owned metropolitan retail locations,

>> 70 local agricultural or petroleum cooperatives operating at 88 locations under standardized management contracts with Southern States,

>> 16 independently owned and operated local retail cooperatives that distribute Southern States supplies and products at 27 locations, and

>> A network of 232 private dealers operating approximately 250 locations who sell Southern States supplies and products at retail under retail distribution agreements with the Company.

       In the aggregate, this distribution system operates through more than 500 retail locations in the Company's Mid-Atlantic territory. The purchase of the Gold Kist Inputs Business added approximately 100 additional retail farm supply locations to Southern States' distribution system.

       Company-Owned Facilities. As described in greater detail below, in fiscal 1998, the Company sold approximately 42% of its total product and service volume through the Company's 114 retail farm supply locations, its 27 metropolitan retail locations, and its 19 retail petroleum facilities in its Mid-Atlantic territory. To support this retail distribution network, the Company operates a number of owned and leased bulk manufacturing and distribution facilities. See "Business of the Company--Petroleum," "--Retail Farm Supply" and "--Farm and Home."

       Managed Local Cooperatives. The 70 managed local cooperatives, usually organized on a county level, are a significant component of Southern States' Mid-Atlantic distribution system. The managed local cooperatives have their own local membership and locally-elected boards of directors, but each is a member of Southern States and each operates under a standardized management agreement with Southern States. In almost all instances, the managed local cooperatives use the name "Southern States" in their operations. Sales to the managed local cooperatives accounted for approximately 18% of Southern States' total product and service volume in fiscal 1998. Southern States has no equity interest in the managed local cooperatives and no representation on the boards of directors, but manages day to day operations and recommends policies to their boards of directors. The standardized management agreements are renewed annually, and may be canceled by either party at the end of any year provided there is no outstanding indebtedness owed Southern States. Southern States assesses a management, accounting and administrative fee which approximates the actual cost of service. No management agreements with local cooperatives have been canceled in Southern States' history other than as a result of mergers of local cooperatives into Southern States or, in a few cases, liquidation of a local managed cooperative.




       Private Dealers. Southern States also distributes supplies and products through a network of 232 independent, privately-owned dealers, operating a total of approximately 250 dealer locations in its Mid-Atlantic territory. These dealers agree to sell Southern States supplies and products at retail to Southern States members and others and to maintain adequate records of sales in order that Southern States may allocate any patronage refund to such members. Sales to private dealers accounted for approximately 11% of Southern States' total product and service volume in fiscal 1998.

       Independent Cooperatives. Southern States also distributes supplies and products to 16 independently owned and operated local cooperatives operating 27 locations throughout its Mid-Atlantic territory. These cooperatives are members of Southern States and use Southern States as a major supply source, but do not operate under a management contract with Southern States and do not use the "Southern States" name. Sales to independent cooperatives represented approximately 3% of Southern States' total product and service volume in fiscal 1998.

       Commercial and Other Accounts. In addition to the component parts of the Southern States distribution system within its Mid-Atlantic territory, the Company sells products to over 1,000 commercial and other accounts, including other cooperatives located outside the Company's Mid-Atlantic territory, who purchase supplies from the Company. Commercial accounts include resellers who do not have a private dealer agreement with the Company, as well as non-agricultural consumers. Commercial accounts are not eligible for membership in Southern States and are not eligible for patronage refunds. Other accounts include producers of agricultural products who purchase on a wholesale basis and other regional cooperatives. These accounts are eligible for membership and for wholesale patronage refunds. Sales to commercial and other accounts in fiscal 1998 accounted for approximately 13% of the Company's total product and service volume.

Cooperative Structure

       For additional information concerning the nature of farm cooperatives generally, see "Farm Cooperatives" on page 1.

       Membership. The common stock of Southern States is membership common stock and pursuant to Virginia law and the Southern States articles of incorporation and bylaws, its issuance or transfer is limited to bona fide agricultural producers who use the services or supplies of Southern States and to cooperatives whose membership is comprised of such persons. Each member, regardless of the number of shares of membership common stock registered in such member's name, is entitled to only one vote in the affairs of Southern States. Under various circumstances (e.g., death of a stockholder), Southern States repurchases common stock from its members at par value ($1 per share) plus declared and unpaid dividends, if any. In the event of liquidation or other disposition of the assets of Southern States, the holders of common stock, after satisfaction of obligations to creditors and to holders of all preferred stock, would be entitled to receive a maximum of $1 per share (par value) plus declared and unpaid dividends, if any, for each share of common stock held. The Board of Directors of Southern States (the "Board of Directors") may from time to time issue any and all of the authorized but unissued common stock of Southern States without first offering such shares to existing holders of common stock, on such terms as it deems advisable, but not for less than par value.




       Governance. The members of the Company annually elect on a staggered basis members of the Board of Directors to serve for three-year terms. Only members of Southern States or members of a retail agricultural purchasing cooperative handling supplies of Southern States are eligible to be elected by the members to serve on the Southern States Board of Directors. At the present time, the Board of Directors consists of 23 persons, 17 of whom are member-elected. Six additional directors, designated by statute as public directors, are appointed for three-year terms, on a staggered basis, by the director of agricultural extension for the Commonwealth of Virginia. Each of these appointed directors represents a different state in the Company's Mid-Atlantic territory. Public directors need not be members or stockholders of the Company. See "Management--Board of Directors."

       The bylaws of the Company provide for a division of the territory in which Southern States operates into nine or more election districts, determined on the basis of the annual volume of business done with Southern States by customers, with consideration given to the business done with members in, and geographical area of, each election district. The bylaws further provide that the Board may modify and redistrict whenever, in its discretion, such action is advisable in order to maintain substantial equality in the volume of business done in the different districts. Under the Company's bylaws, each election district is to be represented on the board by one director who is elected at an election district meeting by delegates to such meeting. The members served by each private agency, each retail branch of Southern States, and each retail agricultural supply cooperative handling supplies of Southern States are entitled to vote in the election of delegates to election district meetings. Delegates are elected by the membership of Southern States and the membership of the retail agricultural purchasing cooperatives at their local annual meetings. The directors elected by each election district are thereafter presented to the annual meeting of the members of Southern States. The bylaws of the Company only permit voting in person at election district meetings.

       The officers of the Company are elected by the Board of Directors to serve on a full-time salaried basis.

       Patronage Refunds. As a cooperative, the Company operates for the benefit of its members and other patrons and is obligated by its bylaws to return at the end of the fiscal year all net savings from its patronage-sourced business, after payment of dividends on capital stock and additions to its reserves, to such members and other patrons eligible for membership in proportion to their respective purchases. These net savings are the equivalent of profits and are allocated to each member patron and each patron eligible for membership in the form of patronage refunds on the basis of such person's percentage patronage. In fiscal 1998, approximately two-thirds of the Company's supply business was with members and subject to patronage refunds. The Company also engages in supply and marketing transactions with other customers who are not eligible for membership and who therefore do not qualify for and do not receive patronage refunds. In addition, through several subsidiaries, the Company engages in non-cooperative activities that do not generate patronage refunds.




       Patronage refunds are normally paid partially in cash and partially in the form of non-interest bearing patronage refund allocations. Beginning with the fiscal year ended June 30, 1974, the policy of the Board of Directors regarding patronage refunds changed from payment of the non-cash portion of the refund in shares of membership capital stock or debentures to payment in the form of patronage refund allocations ("PRAs"), which are participations not bearing interest or paying dividends. Since 1974, patronage refunds have been paid 40% in cash and 60% in PRAs. The Code requires a minimum cash component of 20%. The Company believes its policy of paying a higher cash component than is required by law contributes to continued patronage. See "Description of Capital Securities--Distributions," "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "--Restrictions on Certain Payments" for certain restrictions on the redemption of PRAs in the event of deferral of interest on the Junior Subordinated Debentures, or in the event of certain defaults.

       The bylaws of the Company further require that issuance of PRAs be in annual series, and identified by year issued. The bylaws require that the redemption of PRAs take place pro rata in the order of issuance when the Board of Directors determines that sufficient funds are available. An exception is made to this policy for redemption upon the death of a holder or to settle amounts in default owed to the Company.

       In February 1996, the Company redeemed its 1974 PRAs, which totaled slightly over $6 million. In February 1997, the Company redeemed its 1975 PRAs, which also totaled approximately $6 million. In March 1998, the Company redeemed its 1976 PRAs, which totaled approximately $4.6 million. In order to provide continued support to the Company's equity base, in 1996, 1997 and 1998, a number of the Company's managed local cooperatives exchanged approximately $1.2 million, $1.2 million and $800,000, respectively, of their revolved PRAs for an equivalent value in shares of the Company's membership common stock.

       The bylaws require that all debts of the Company shall be entitled to priority over PRAs (or other non-cash patronage refund allocations), and that in the event of operating losses, such losses may be charged in the order of issuance by years to PRAs (or other non-cash patronage refund allocations) and to operating capital reserves. The Company is deemed to have a lien upon and security interest in PRAs as collateral for any indebtedness owed to the Company by the holder. See "Description of Capital Securities--Distributions," "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "--Restrictions on Certain Payments" for certain restrictions on the redemption of PRAs in the event of deferral of interest on the Junior Subordinated Debentures, or in the event of certain defaults.

       Operating Capital. Annually, from fiscal year net savings, the Board of Directors has made additions to operating capital. These reserves are used for general purposes and are analogous to retained earnings. The equities of member patrons in such additions are recognized by the Company, and the bylaws provide that in the event the Board of Directors should determine such reserves have served their purpose and any balance remains, the same shall be returned to the member patrons pro rata on the basis of their interests therein. Otherwise, these reserves will be returned to the member patrons only upon dissolution of the Company.

       Cooperative Taxation. A cooperative is a corporation for federal income tax purposes and computes its taxable income and federal income tax liability in essentially the same manner as any ordinary corporation. However, to the extent a cooperative declares and pays patronage refunds to its members, it is allowed to deduct those amounts from its pre-tax income. Patronage refunds may be paid in the form of cash or credits (sometimes referred to as patronage refund allocations), or a combination of both. A cooperative may deduct from its pre-tax income both the amount of the cash patronage refund and the face amount of any credits or noncash patronage refund allocations. A cooperative's members, however, must recognize both those amounts in the computation of their respective taxable incomes. In order to qualify for the federal income tax deduction for patronage refunds, the cooperative must pay at least 20% of the patronage refund in cash. The Company's Board of Directors determines the amount and form in which the Company pays its patronage refunds. See "--Patronage Refunds."

       To the extent that the Company distributes "nonqualified" written notices of allocation (i.e., notices of allocation that do not qualify for the federal income tax deduction for patronage refunds), has income from transactions with nonmember customers or has income from non-patronage sources, it is taxed at the normal corporate rate. The Company has subsidiaries which are not cooperatives, and all the income of these subsidiaries is subject to corporate income taxes.

                             BUSINESS OF THE COMPANY

       The Company is both a supply and a marketing cooperative. The Company functions as a supply cooperative providing agricultural inputs and services to its members and others through its crops, feed, petroleum, retail farm supply, and farm and home divisions. The Company functions as a marketing cooperative marketing its members' products through its grain marketing and livestock marketing divisions. In addition to providing products and services to its members, the Company provides products and services to its managed local cooperatives and to numerous independent dealers and cooperatives.

Business Strategy

       As a farmer-owned agricultural cooperative, the Company's primary function is to enhance its members' economic welfare and bargaining power. To fulfill this function, the Company pursues business initiatives that increase its purchasing power with vendors, lower its production, processing and distribution costs, increase its customer base and capitalize upon its management expertise. The Company's ultimate objective is to position itself as the business of choice for meeting the needs of its members and other customers for products and value-added services. To achieve this goal, the Company seeks to:

>> Offer a Full Line of Superior Products and Services: The Company offers a full selection of high quality products and services at competitive prices designed to meet the diverse needs of its farmer membership base. The ability to use its purchasing power and its manufacturing/processing expertise allows it to be price competitive within its defined market areas.




>>           Develop   Value-Added,   Technologically   Advanced   Products  and
             Services: In addition to its more traditional services, such as fertilizer spreading, crop protectant application and insect scouting, the Company offers technologically advanced services, supported by reliable equipment and highly trained service technicians in order to increase market share with existing customers and attract new customers. For example, the Company's Growmaster program uses Global Positioning Satellites and computerized delivery vehicles in selected locations to optimize the application of plant nutrients on farmers' fields, maximizing production in an environmentally responsible manner. In addition, Southern States has undertaken a research and development program in the field of aquaculture, one of the fastest growing segments in the agriculture industry, in order to provide its farmer members with a viable alternative product line, including fish stock, fish feed and guaranteed grower payment to farmer producers for harvested fish.

>>           Use Multiple  Distribution Channels to Maximize Market Penetration:
             The Company uses a variety of distribution channels to create multiple outlets for its product offerings in order to generate increased business volumes and economies of scale. The use of several diverse distribution channels enables the Company to reach many different types of customers and maximize market penetration.

>> Access State-of-the-Art Products and Technology through Partnerships and Strategic Alliances: The Company seeks to access products and technology through partnerships and strategic alliances, thereby significantly expanding the Company's scope with minimal additional capital requirements. Investments with other interregional cooperatives in the U.S. and abroad afford the Company access to world class sources of fertilizer products, seeds, animal genetics, and other ingredients required for the Company's operations. The recent acquisition of MLE is expected to lead to alliances up and down the food chain, from the producer to the retailer.

>> Evaluate Opportunities to Enter New Markets and Achieve Operating Efficiencies and Maximize Buying Power: The Company has and will continue to capitalize on acquisition opportunities that will enable it to enter new markets, increase its scale of operations and achieve operating efficiencies in order to better service the economic interests of its farmer-members. For example, in 1986 through acquisition, the Company entered the North Carolina market which, according to United States Department of Agriculture statistics, currently ranks fourth in farm income in the United States. In 1998, through its acquisition of MLE, the Company became the largest cooperative marketer of livestock in the United States and now is able to offer MLE's marketing and other value-added services, such as genetics, specialized financing programs and feeding and animal health programs, to the Company's existing customers. See "Acquisition of the Gold Kist Inputs Business" for a discussion of the benefits anticipated to be realized as a result of the acquisition of the Gold Kist Inputs Business.




>> Adapt its Business in Selected Locations to Accommodate Changing Demographics and the Increasing Urbanization of its Customer Base:
             Many rural areas have become urban or suburban markets, reflecting well-documented demographic changes. The Company continues to adapt its business to better serve this changing consumer base. Products and services sold through the Farm and Home and Retail Farm Supply divisions cater to the needs of the urban and suburban consumer, and include lawn and garden supplies, pet supplies and homeowner services. Sales of these products and services to urban and suburban consumers can, in part, offset the cyclical nature of the Company's agricultural operations.

Agricultural Inputs and Services

    Crops

       Through its Crops division, the Company procures, manufactures, processes and distributes fertilizer, seed, and crop protectants to its members and others through the Southern States distribution system. The Company believes that it is the largest provider in its Mid-Atlantic territory for fertilizer, seed and crop protectants in large part as a result of its ability to custom-produce fertilizer, seed and crop protectant products and its extensive and diverse distribution system. Sales of the Crops division in fiscal 1998 were $151 million.

       The Company distributes granular, blended and liquid fertilizer and fertilizer materials in bagged and bulk form. The Company's annual fertilizer sales volume is approximately 1.2 million tons, with approximately 800,000 tons sold through Company-owned retail facilities and the managed local cooperatives. The remainder is shipped directly to dealers, independent cooperatives and commercial accounts. See "The Company--The Southern States Distribution System."

       The Company has an annual production capacity of approximately 500,000 tons of fertilizer at six strategically located production and distribution facilities. The Company procures the balance of the fertilizer it sells from CF Industries, Inc. ("CF Industries"), a cooperative owned by 11 regional cooperatives including the Company, which produces and supplies fertilizer materials to its members. See "--Investments in Other Companies and Cooperatives." CF Industries is one of North America's largest commercial fertilizer manufacturers and distributors. CF Industries also supplies most of the Company's nitrogen and phosphate and some potash requirements, providing approximately 50% of the Company's total volume of fertilizer materials and products in fiscal 1998. The Company purchased the remainder of its fertilizer materials from more than 40 other suppliers.

       Through its Crops division, the Company produces and sells field and vegetable seeds, including small grains, soybeans, grasses, and legumes. The Company also procures, manufactures and distributes crop protection products such as herbicides and pesticides through its Retail Farm Supply and Farm and Home divisions and to other cooperatives and dealers. Sales of crop protectants are enhanced by the Company's ability to cross-sell seed products and offer superior application services through quality equipment and highly trained personnel.




       The Crops division has successfully applied licensed genetic technology to finished products, for example, by incorporating the Roundup(R) resistant gene into its soybean seed products so that Roundup(R) destroys weeds but not the grain. This ability, coupled with the division's access to the Company's extensive and diverse distribution system, makes the Company an attractive partner for bio-tech firms. For instance, the Company is a member-owner of Farmers Forage Research, Incorporated ("FFR"), which is operated by the Company and two other regional cooperatives. FFR employs skilled plant breeders who use various facilities and regional test stations to develop improved varieties of corn, soybeans, alfalfa, clover, grass and sorghum-sudan.

    Feed

       Through its Feed division, the Company procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. The Company's feed products are manufactured in ten feed mills and are distributed at wholesale and retail. See "--The Southern States Distribution System". Approximately 65% of the feed distributed is delivered in bulk form directly from the feed mill to the farm with the remainder sold in bag form. Fiscal 1998 production was approximately 900,000 tons, with resulting sales of $145.6 million. The Company believes that it is the largest feed company in its Mid-Atlantic territory.

       The Company's Feed division partners with others in the industry in order to have access to national brands and technological developments in the field without incurring substantial capital outlays and the associated risks. In November 1996, Southern States joined with six other cooperatives in a pet food joint venture in Ohio, known as Pro Pet. Southern States has recently completed a cooperative milling joint venture in Pennsylvania with Agway Inc., a large Syracuse, New York based supply cooperative. In addition, Southern States participates with 10 other cooperatives in Cooperative Research Farms ("CRF"), a network of five research farms, each devoted to a specified branch of animal husbandry. CRF provides extensive feed research permitting its members to formulate improved feeds and feeding programs.

    Petroleum

       Through its Petroleum division, the Company distributes all grades of gasoline, kerosene, fuel oil, diesel fuel and propane, and other related petroleum products. Approximately 70% of petroleum sales are made to non-members. The Company's farm delivery services distinguish it from its competition in the petroleum business. The division experiences seasonal increases in sales and working capital requirements in the fall and winter months, as a result of its emphasis on oil and propane heating fuels.

       Approximately 65% of the Petroleum division's products are purchased on a contract basis, with the balance purchased on the spot market. Southern States owns two bulk terminals with aggregate storage capacity of approximately 155,000 barrels of product. The Company manages the throughput of its products at 27 dedicated storage terminals.

       The Company also owns and operates 19 retail petroleum distribution locations and distributes petroleum products through four managed local cooperatives. Current sales volume for the division approximates 315 million gallons annually. Petroleum sales for fiscal 1998 were $193.1 million.




    Retail Farm Supply

       The Company distributes agricultural supplies through its Retail Farm Supply division, which operates approximately 200 Company-owned and managed local cooperative retail farm supply locations in its Mid-Atlantic territory. The retail store locations act as distribution centers, supplying members and others with agricultural production materials procured or manufactured through the Company's crops, feed and petroleum divisions.

       Although retail stores may vary considerably from location to location, the typical store is a complete farm supply center offering for sale many agricultural products including feeds, animal health products, fertilizers, pesticides, seeds, petroleum, farm supplies and equipment. The typical store also offers farm delivery and crop protectant application services, customized fertilizer spreading, soil testing, insect scouting and agronomic and animal nutrition advice.

       The retail farm supply stores sell supplies and services to the Company's members, other farmers and to a lesser extent to contractors and home owners. The Company believes the quality "on the farm" services provided by the Retail
Farm Supply division in conjunction with the products sold through them, in essence offering "one-stop-shopping," distinguish the Company's retail farm supply operations from other options available to its customer base.

       The Retail Farm Supply division accounts for approximately 30% of the Company's total product and service volume. Sales through these facilities in fiscal 1998 were $336.3 million.

    Farm and Home

       The Farm and Home division distributes farm and home products at wholesale and retail. Sales of the Farm and Home division for fiscal 1998 were $196.1 million.

       Wholesale. The division provides wholesale purchasing and distribution of farm and home products through centralized purchasing and three distribution centers. Approximately 40% of the Farm and Home division's sales volume is generated through its distribution centers, with the remaining 60% of its sales volume attributable to direct shipments from the vendor to customer. The largest customers of Farm and Home wholesale operations are the Company's Retail Farm Supply stores, which accounted for approximately 53% of Farm and Home sales volume in fiscal 1998, and the independent private dealers, which accounted for approximately 26% of its sale volume for the same period. Other customers include the Farm and Home retail stores discussed below and certain U. S. commercial and international accounts.

       Retail. The Farm and Home division also operates 27 metropolitan retail locations. These locations, mostly at leased facilities, offer a wide array of products and services, including lawn and garden supplies and tools, power equipment, pet food, bird seed. hunting and equestrian supplies and landscape consulting services. These urban retail stores also provide technical and sales services in the form of knowledgeable in-store assistance and home delivery, which help distinguish the Company's Farm and Home retail operations from its competitors.



       Wetsel. Wetsel, Inc., an independently-operated, wholly-owned subsidiary of the Company, also serves as a wholesale distributor of agronomic supplies to dealers and commercial accounts in several eastern and midwestern states. Sales to lawn and garden centers account for approximately 49% of Wetsel's sales, with the balance of its sales made to the turf industry (22%), greenhouse industry (15%) and farms (14%). Wetsel also operates one retail store in Harrisonburg, Virginia.

Marketing Services

    Grain Marketing

       Through its Grain Marketing division, the Company purchases corn, soybean, wheat and barley from its members and markets these grain products, assuming all risks related to selling such grain. Grain is priced in the United States principally through bids based on organized commodity markets.

       The Grain Marketing division, centrally managed from Richmond, Virginia, consists of 13 grain elevators located primarily along the eastern seaboard and at a single location in central Kentucky. Combined storage capacity is approximately 9 million bushels. The division markets approximately 25 to 30 million bushels of grain annually, primarily corn, soybeans, and wheat and barley, selling approximately 15% of this volume to the Company's Feed division. The balance is sold to other customers which include large commercial grain buyers. Grain Marketing sales for fiscal 1998 were $94.5 million.

    Livestock Marketing

       Effective April 1, 1998, the Company acquired, through merger, Michigan Livestock Exchange ("MLE"), a 75-year old, Michigan livestock marketing cooperative with approximately 60,000 members in its four-state territory of Michigan, Indiana, Ohio and Kentucky. The addition of MLE provides the Company with an expanded membership base and cross-selling opportunities for its other farm products in a territory outside, but contiguous to the Company's Mid-Atlantic territory. Moreover, as a supplier of agricultural inputs to farmers, the Company intends to use its livestock marketing operations as a means to further integrate itself into the conception-to-consumption system which is emerging in the food industry. This coordinated system links inputs, producers, processors, distributors and the ultimate consumer to promote operational efficiency and product consistency and to enhance farmer profitability.

       Through MLE, which has become the Company's Livestock Marketing division, the Company operates 12 traditional livestock auction facilities and 16 swine buying stations and also offers a vertically coordinated approach intended to help farmers produce and market their products through the packers to the customers. It does so by providing inputs to the livestock producer in an efficient, low-cost manner and then by marketing the livestock products to meet the expectations of the ultimate consumers for uniform, high-quality products.

       In addition to providing livestock marketing services for members on a commission basis and through purchases as principal, the division provides price contracts, financial services for lending and investing in livestock and livestock facilities, animal health sales, related real estate services and livestock marketing strategies. During the 12 months ended June 30, 1998, MLE marketed approximately 2.7 million hogs and 600,000 head of cattle.

Properties

       The Company's principal operating facilities are its feed mills, fertilizer plants, petroleum storage and distribution facilities, its other farm supply storage and distribution facilities and its retail store facilities. These facilities are described elsewhere in this Prospectus in the sections describing the Company's various operating divisions. See "--Agricultural Inputs and Services" and "--Marketing Services."

       The Company's corporate headquarters building, containing approximately 200,000 square feet of office space, is located on 11.8 acres in Richmond, Virginia. An unrelated third-party constructed the headquarters building on land owned by the Company and leased to the owner of the building for a 70-year period expiring in 2048. Southern States leases approximately 170,000 square feet of the building. See Note 13 of the Notes to the Southern States Consolidated Financial Statements for additional information concerning the Company's lease arrangement for its corporate headquarters and for other operating leases.

       For a description of the Gold Kist properties acquired by Southern States in connection with the acquisition of the Gold Kist Inputs Business, see "Acquisition of the Gold Kist Inputs Business"

Information Systems

       The information systems used to support the Company's business operations consist of a number of networked computer components running a mixture of internally developed and purchased software applications. The Company's strategy has been to move away from large mainframe systems towards smaller, more flexible minicomputer and server based systems. This allows it to take advantage of new technology, and provides the Company the flexibility to tailor computing needs to the application, and ultimately to the needs of the business units such technology supports. This strategy permits the Company to upgrade or expand only where it is needed and avoid excess capacity where it is not needed, resulting in optimum costs for the processes that require support.

       Although the Company still has certain older applications that are processed under a timesharing agreement on an IBM mainframe computer owned by an outside company, current plans are to convert these functions to client-server versions on Company-owned Intel servers by the end of March, 1999. The Company now owns and utilizes in excess of 300 Intel servers in support of its Retail Store operations and over 30 such servers to support other applications used throughout the Company. Other integrated computer systems support the Company's distribution and manufacturing functions, its feed, fertilizer, petroleum, grain and related functions, and financial, payroll and human relations systems.

       The Company believes that its information systems are sufficient to meet its current needs and future expansion plans. For information concerning the Company's efforts to assure that its business is not adversely affected by the so-called "Year 2000" problem, see "Management's Discussion and Analysis--Year 2000".

Affiliated Financing Services

       Through two affiliated entities, Statesman Financial Corporation ("SFC") and SFC's wholly-owned subsidiary, Michigan Livestock Credit Corporation ("MLCC"), the Company provides a variety of financing programs to its members and other customers. These programs, which are intended to enhance the Company's "one-stop-shopping" services, support the Company's ability to sell its products, generate profits for the Company and provide an important source of liquidity through the purchase of significant amounts of receivables from the Company. Through the Company's direct investments in SFC and MLCC and its financing services agreements with each of them the Company is exposed to credit and interest rate risk resulting from the ongoing operations of SFC and MLCC.

    Statesman Financial Corporation

       SFC is owned 46.3% by the Company and 43.5% by 66 of the managed local cooperatives. The remaining 10.2% is owned by Countrymark Inc., a regional farm-supply cooperative headquartered in Indianapolis, Indiana. The Company accounts for its ownership in SFC by the equity method.

       SFC is engaged in a variety of financing programs with the Company and its customers. These programs include accounts receivable financing, consumer retail financing, leasing services, asset based financing and agrifinancing. The consumer retail financing receivables, asset-based loans, and agrifinancing receivables are primarily obligations of customers of the Company. See Note 5 of the Notes to the Southern States Consolidated Financial Statements included herein.

       The Company and SFC are parties to an agreement under which SFC purchases certain receivables from the Company without recourse. Under the terms of the agreement, the Company discounts, or pays certain fees on, certain receivables sold to SFC to provide SFC with revenue sufficient to cover interest charges incurred and historical charge-offs. Receivables sold to SFC totaled approximately $996.7 million, $991.5 million and $904.2 million for 1998, 1997 and 1996, respectively. SFC paid volume incentive fees to the Company in connection with its purchases of receivables amounting to $1.8 million, $1.4 million and $1.3 million for 1998, 1997 and 1996, respectively.

       Under the terms of the agreement, the Company is obligated to maintain a computed minimum investment in SFC preferred stock ("SFC Preferred Stock"), based on the average daily balances of receivables sold to SFC. The amount of SFC Preferred Stock held by the Company was $17.9 million at June 30, 1998 and 1997. See Note 5 of Notes to the Southern States Consolidated Financial Statements included herein.

    Michigan Livestock Credit Corporation

       Effective April 1, 1998, MLCC, all of whose shares of common stock were owned by MLE, was merged into a wholly-owned subsidiary of SFC coincident to the merger of MLE with the Company. Upon the effective date of the merger, the name of the SFC subsidiary was changed to Michigan Livestock Credit Corporation.

       MLCC was organized in 1989 for the purpose of assuming various lending operations previously conducted by MLE. The primary lines of business are building loans, a livestock feeding program and operating loans. Its loans are substantially collateralized by livestock, buildings or other property. As of June 30, 1998, the building loan portion of the portfolio was approximately $46 million, or 66% of MLCC's total portfolio. The Livestock Feeding Program ("LFP") is a bailment program in which the livestock are owned by MLCC and the farmer/producers house and feed the animals in their facilities. LFP loans aggregated $14.1 million at June 30, 1998. Operating loans are loans made directly to farmer producers to support day to day operating needs. At June 30, 1998, these loans totaled $10 million.

       The Company has a financing support agreement with MLCC similar to the agreement it has with SFC. Under the terms of the agreement, the Company is obligated to maintain a computed minimum investment in MLCC preferred stock ("MLCC Preferred Stock"), based on the average balance of receivables outstanding at MLCC. Under the agreement, the Company's required minimum investment in MLCC at June 30, 1998 was $8.6 million. The Company's investment in MLCC at that date was $10.2 million in order to assure MLCC's compliance with certain covenants in its bank loan agreement.

Investments in Other Companies and Cooperatives

       Apart from its interest in its affiliated financing companies, the Company has substantial investments in other companies and cooperatives. Its largest investments are in other cooperatives from which it purchases supplies or services and from which the Company in turn receives patronage dividends. The patronage dividends received from these investments can vary greatly from year to year depending on the performance of the underlying cooperative.

       The Company's largest single investment is in CF Industries. See "--Agricultural Inputs and Services--Crops." At June 30, 1998, the Company's investment in CF Industries was $43.5 million, represented by ownership of preferred stock issued to the Company (and other members) in accordance with a base capital plan that is based upon each member's purchases from CF Industries over a rolling 5-year period. Under the plan, annual adjustments are made to each member's required preferred stock ownership. The Company's preferred stock ownership represented approximately 5.6% of the outstanding preferred stock of CF Industries at June 30, 1998. The patronage refund paid to the Company by CF Industries was $5.5 million, $13.1 million and $12.7 million for each of the fiscal years ended June 30, 1998, 1997 and 1996, respectively.

       The Company's second largest investment in other companies and cooperatives apart from its affiliated financing companies is in Southern States Insurance Exchange (the "Exchange"). The Exchange is a Virginia-domiciled insurance reciprocal licensed to write certain lines of insurance in the Company's Mid-Atlantic territory and Pennsylvania. The Exchange provides a wide-range of property and casualty coverages for its subscribers
(policyholders). Subscribers of the Exchange include the Company, the managed local cooperatives, private dealers and other parties. Subject to certain limitations, the Exchange pays cash dividends from its operating income to its subscribers and allocates its remaining net income to individual subscriber accounts in accordance with the subscriber agreement. In addition, the Exchange returns certain prior years' subscriber savings when, in the judgment of its Board of Directors, circumstances make it prudent to do so. At June 30, 1998, the Company's investment in the Exchange was $11.3 million, representing the accumulated unreturned savings in the Company's subscriber account. The Company received cash dividends and a return of prior years subscriber savings of $3.4 million, $2.9 million and $3.5 million for each of the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The Exchange is operated by its attorney-in-fact and manager, Southern States Underwriters, Inc., an indirect subsidiary of the Company. The Exchange carries an A.M. Best's highest rating of A+ Superior.

       As of June 30, 1998, the Company reported total investments in other companies and cooperatives (including CF Industries and Southern States Insurance Exchange) of $75.6 million. The Company's investments are stated at cash invested plus unpaid qualified written notices of allocation. See Note 6 of the Notes to the Southern States Consolidated Financial Statements included herein.

Other Factors Affecting the Business of the Company

    Seasonality

       The business of the Company is highly seasonal. The first and second fiscal quarters historically have lower sales revenue and unit volume than the third and fourth quarters. The majority of sales and greatest demand for working capital for the Company's agricultural operations occur in late winter and spring, which represents the prime planting season for the Company's customer base.

       For the Retail Farm Supply and Farm and Home divisions, with an emphasis on farm-related and yard and garden products, the majority of sales and the greatest demand for working capital also occur in late winter and spring. A majority of the Company's sales in its Crops division occurs in the spring.

       Offsetting such seasonal effects to some degree, sales related to the Company's grain and feed operations tend to be highest during fall and winter. In addition, the Company places a product emphasis on oil and propane heating fuels in the late fall and early winter months. The grain, feed and petroleum operations create seasonal increases in sales and working capital requirements during the fall and winter months.

    Competition

       The Company is one of the principal suppliers of agricultural inputs east of the Mississippi River. It is also the largest livestock marketing cooperative in the United States in terms of the number of head of livestock sold for member producers.

       Competition in feed, fertilizer, seed, grain, livestock, petroleum and farm supplies exists with large national and regional manufacturers and suppliers as well as small independent businesses operating in the Company's territory. However, major competitors vary from area to area. No single competitor competes throughout the Company's entire territory. The Company believes it has a competitive advantage because through its extensive and diverse distribution system it offers a full line of basic farm supplies and services at locations convenient to patrons rather than limiting its sales to a single line such as feed, seed or fertilizer. Member ownership, name recognition, reputation for quality service and value, competent personnel and a long tradition of leadership are believed to enhance the Company's competitive position.




    Employee Relations

       The Company employs approximately 5,600 persons, including approximately 1,100 who were formerly employed by Gold Kist Inc. and who became employees of the Company in October, 1998, in connection with the Company's acquisition of the Gold Kist Inputs Business. Additionally, the managed local cooperatives employ approximately 900 persons. Approximately 80 Company employees at two locations are members of labor unions. There have been no work stoppages in the past 14 years. The Company considers its relationship with employees to be good.

    Matters Involving the Environment

       The Company is subject to stringent and changing federal, state and local environmental laws and regulations, including those governing the labeling, use, storage, discharge, disposal and cleanup of hazardous materials as well as those governing the use, labeling and disposal of crop protectants, fertilizers and certain seed products. The Company believes that its operations are in substantial compliance with all applicable environmental laws and regulations as currently interpreted and that the Company has obtained or applied for the necessary permits to conduct its business. Because the Company uses regulated substances and generates hazardous materials in the course of certain of its business activities, from time to time it is involved in administrative or judicial proceedings and inquiries relating to environmental matters. Changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on the Company's business, financial condition or results of operations.

       The Company has three sites at which environmental investigation and remediation is ongoing and costs may be significant. At one such site, the
Company is investigating and remediating soil and groundwater petroleum contamination pursuant to an order issued by the Kentucky Department for Environmental Protection. Although the remediation plan has not been finalized, the Company believes that future investigation and remediation costs will be between $300,000 and $1 million. At a second site, the Company continues to monitor nitrate contamination of the soil and groundwater pursuant to a consent agreement under the Virginia Voluntary Remediation Program. The Company has completed a soil remediation program related to the immediate site and is in discussions with the Virginia Department of Environmental Quality regarding the appropriate scope of investigation of possible groundwater contamination relating to the site. Based on the information presently known to the Company, the Company believes that future monitoring and remediation costs will be in the range of $100,000 to $300,000. At the third site, the Company expects that it will incur expenses of approximately $30,000 per year for an as yet undetermined period on future operations and maintenance costs associated with a groundwater remediation system implemented to address nitrate contamination. The costs for the third site are subject to reimbursement by the prior owner of the site pursuant to an indemnification agreement.

       During fiscal 1996, 1997 and 1998, the Company incurred expenditures of approximately $309,801, $477,447 and $872,306, respectively, for environmental investigation and remediation at all owned or leased properties. As of September



30, 1998, the Company had reserved approximately $1.1 million for future investigation and remediation costs associated with all currently or formerly owned or leased properties, including the three sites identified in the preceding paragraph. Based on current information and regulatory requirements, the Company believes that the accruals established for environmental expenditures are adequate.

       In addition, as a result of off-site disposal activities, the Company has been identified as a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") at two sites that are listed on the Superfund National Priorities List. CERCLA imposes joint and several liability on certain statutory classes of persons for the costs of investigation and remediation of contaminated properties, regardless of fault or the legality of the original disposal. The Company has executed de minimis settlement agreements for both of these sites.

       The Company also is aware of probable obligations for environmental matters at 20 properties acquired in October, 1998 in connection with the acquisition of the Gold Kist Inputs Business. Subject to certain limitations, Gold Kist has agreed to indemnify the Company for any condition of those properties (or any other real property formerly owned or leased by Gold Kist as part of the Gold Kist Inputs Business) including soil, surface water and groundwater contamination resulting from disposal or release of hazardous materials if that condition existed, or arose from such properties, on or before October 13, 1998. Such indemnification obligations will survive the closing for a period of 10 years. For further information concerning Gold Kist's environmental indemnification obligations, see "Acquisition of the Gold Kist Inputs Business - the Asset Purchase Agreement - Representations and Warranties". Gold Kist has agreed to assume principal management for the handling of the 20 properties identified with environmental conditions and has the right to assume principal management for any others with respect to which its environmental indemnity obligations apply.

       The Company has expended, and expects in the future to expend, funds for compliance with environmental laws and regulations, which expenditures may impact the Company's future net income. The Company does not anticipate, however, that its competitive position will be adversely affected by such expenditures or by new environmental laws and regulations. Environmental expenditures are capitalized when such expenditures provide future economic benefits. During fiscal 1998, the Company had environmental capital expenditures of approximately $1.02 million. The Company estimates that its environmental capital expenditures for fiscal 1999 will be in the range of $2.5 million to $3 million and that (excluding capital expenditures associated with properties acquired as a part of the Gold Kist Inputs Business) reasonably foreseeable future levels of capital expenditures for environmental compliance will be comparable. However, there can be no assurance that expenditures will not be higher because of continually changing environmental compliance standards and technology.

    Government Regulation

       The Company's business is impacted by numerous federal, state and local laws which have been enacted to promote fair trade practices, safety, health and welfare. The Company believes that its operating procedures conform to the intent of these laws and that the Company currently is in substantial compliance with all such laws, the violation of which could have a material adverse effect on the Company.




       In addition to the environmental laws discussed in the preceding section, certain policies may be implemented from time to time by the United States Department of Agriculture, the Department of Energy or other governmental agencies which may impact the demands of farmers for the Company's products or which may impact the methods by which certain of the Company's operations are conducted. Such policies may impact the Company's farm supply and grain storage and marketing operations.

       In 1996, the Federal Agriculture Improvement and Reform Act ("FAIR") was signed into law. The FAIR legislation (sometimes referred to as the 1996 "Freedom to Farm" law) represented the most significant change in government farm programs in more than 60 years. Under FAIR, the former system of variable price-linked subsidy payments to farmers was replaced by a program of fixed payments which decline over a seven-year period. In addition, FAIR eliminated federal planting restrictions and acreage controls. The Company believes that FAIR was intended to accelerate the trend toward greater market orientation and reduced government influence on the agricultural sector. Whether this legislation favorably impacts the agriculture sector or the Company's business depends in large part on whether U.S. agriculture becomes more competitive in world markets as the agriculture industry moves toward greater market orientation, the extent to which governmental actions expand international trade agreements and whether market access opportunities for U.S. agriculture are increased.

       In October 1998, Congress passed legislation that temporarily increased the subsidy payments that were being phased out by the 1996 FAIR legislation. The 1998 legislation was enacted in response to a variety of world-wide economic conditions adversely affecting agriculture, including substantial decreases in the prices of various farm commodities from levels prevailing at the time the FAIR legislation was enacted. The Company is not able to predict how this most recent legislation might affect its business.

    Commodity Price Hedging Activities


    The Company uses commodities futures contracts to minimize the risks associated with the fluctuation in market prices of grains and petroleum products. These futures contracts are commitments to either purchase or sell designated amounts and varieties of grain and petroleum products at a future date, and may be settled in cash or through delivery. The Company maintains hedged positions on its petroleum products on an intermittent basis. With respect to grain, however, the Company's strategy is to maintain fully hedged positions to the extent possible. The Company's hedging activities are for the sole purpose of eliminating the risk of market price fluctuations. No futures contracts are purchased or sold for purely speculative purposes. For additional information on commodity price hedging, see Note 15 of the Notes to the Southern States Consolidated Financial Statements included herein.

    Legal Proceedings

       The Company is involved in various legal proceedings that arise in the normal course of its business. Based upon its evaluation of the information currently available, the Company believes that the ultimate resolution of such proceedings will not have a material adverse effect on the financial position, liquidity or results of operations of the Company.



       The Company maintains general liability and property insurance and an umbrella and excess liability policy in amounts it considers adequate and customary for business of its kind. However, the Company expects that from time to time it will experience legal claims in excess of its insurance coverage or claims that ultimately will not be covered by insurance. Certain insurance coverages carried by the Company are underwritten by Southern States Insurance Exchange. See "--Investments in Other Cooperatives and Companies."


                  ACQUISITION OF THE GOLD KIST INPUTS BUSINESS

       Under an Asset Purchase Agreement dated July 23, 1998 (the "Agreement"), the Company agreed to purchase from Gold Kist Inc., a major southeastern marketing and supply cooperative, the Gold Kist Inputs Business. Through this portion of its business, Gold Kist purchased, manufactured and processed a wide range of farm supply items for distribution and sale in the eight-state territory of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, South Carolina and Texas. For its fiscal year ended June 27, 1998, the Gold Kist Inputs Business generated $481 million of sales. The transaction was consummated on October 13, 1998.

       Under the Agreement, the Company purchased substantially all the assets, and assumed certain liabilities, of the Agri-Services division, the Fertilizer and Crop Protectant division, and the Pet Food and Animal Health division (excluding Pork Operations) of Gold Kist. The acquired assets included four fertilizer plants (all owned), four crop protectant distribution centers (three owned, one leased), 23 grain elevators (18 owned, five leased), 15 peanut buying stations (nine owned, six leased), five cotton gins (three owned, two leased), four feed mills (all owned), one seed processing plant (owned), a number of owned and leased distribution and storage facilities, and approximately 100 retail farm supply stores and branch facilities, as well as substantially all inventory and accounts receivable and certain other assets associated with the Inputs Business. The Company also purchased a portfolio of crop time note receivables held by a Gold Kist subsidiary. The purchased assets did not involve the existing Gold Kist poultry, pork, aquaculture, seed marketing, cotton marketing and other businesses. The Company paid a cash purchase price of $218.3 million at closing, exclusive of certain trade payables and other specified liabilities assumed by the Company. The final purchase price is subject to a post-closing adjustment based upon an audit of purchased inventory and a post-closing valuation process for purchased receivables. See "--The Asset Purchase Agreement--Purchase Price Adjustment" below.

       Through the acquisition of the Gold Kist Inputs Business, the Company acquired a business that is very similar to its own agricultural supply operations, enabling the Company to: (i) expand its agricultural supply activities and services into a contiguous geographic territory; (ii) increase its purchasing power with vendors; (iii) distribute its products through expanded distribution channels; (iv) increase the opportunity to provide livestock marketing services in the area served; and (v) achieve efficiencies and economies of scale, capitalizing on its operating expertise as it combines the Gold Kist Inputs Business with the Company's operations. In an era of industry consolidation among both agricultural producers and suppliers, the acquisition of the Gold Kist Inputs Business significantly enlarges the Company's operations, increases its sales, assets and membership base and helps to solidify its position as a principal supplier of agricultural inputs east of the Mississippi River.

       Subsequent to the acquisition of the Gold Kist Inputs Business, in an effort to improve operating effectiveness, the Company has closed one Gold Kist retail location in north Georgia and terminated one leased facility in Arkansas. The Company is studying the possible sale, closure or conversion to independent private dealership status of selected additional locations in various parts of the Gold Kist territory. The Company also is undertaking to expand its private dealer system into the Gold Kist territory. As of December 4, 1998, five new private dealers in the Gold Kist territory had completed the Company's certification process and were purchasing product from the Company. Nine others, including three independent cooperatives, were in various stages of that process and were expected to be purchasing product by the end of December 1998. Approximately 70 other private dealers throughout South Carolina, Georgia and Alabama have been identified as prospective private dealers for the Company.

Gold Kist Inputs Business

       As a result of its acquisition of the Gold Kist Inputs Business, the Company purchases, manufactures and processes fertilizers, crop protectants, seed, pet foods, feed, animal health products and other farm supply items for distribution and sale at both wholesale and retail throughout the Southeastern and South Central United States. These products are distributed through approximately 100 retail stores acquired by the Company as part of the Gold Kist Inputs Business and at wholesale to national accounts and independent dealers.

    Fertilizers and Crop Protectants

       The Gold Kist Inputs Business distributes granular, blended and liquid fertilizers and fertilizer materials. Each type is purchased or produced in varying compositions depending upon the ultimate use of the product as a plant food. The Gold Kist Inputs Business includes four fertilizer plants and two bulk crop protectant storage facilities, as well as a number of other storage and distribution facilities and fertilizer distribution terminal facilities at various locations throughout its eight-state territory. Fertilizer materials are warehoused at these facilities for resale through Gold Kist Inputs Business retail stores and private dealers. In addition, granular fertilizers are purchased and distributed in bagged and bulk form from these facilities. For the fiscal year ended June 27, 1998, the Gold Kist Inputs Business purchased approximately 39% of its fertilizer materials and products at market prices from CF Industries. The remaining fertilizer materials and products were purchased from more than 50 other suppliers.

       The Gold Kist Inputs Business distributes agricultural and specialty crop protectants, including pesticides, growth regulators and surface-active agents that it purchases from approximately 50 manufacturers. Competition for sales of crop protectants is primarily on the basis of price and service since most retailers have access to the same inventory of products produced by the major manufacturers. The Gold Kist Inputs Business also provides aerial application of fertilizer for forestry customers and ground application of fertilizer and crop protectants for turf customers.




       The Company operates the fertilizer and crop protectant operations of the Gold Kist Inputs Business as part of its Crops division, thereby adding forestry and turf customers to its customer base.

    Pet Food and Animal Products

       The Gold Kist Inputs Business includes four major feed mills (all owned) for its pet food and animal products operations with an aggregate annual capacity of approximately 470,000 tons. The mills produce feeds distributed at wholesale or at retail through its retail stores and independent dealers. All of the mills are batch process mills in which ingredients are weighed. This type of mill is capable of precision feed mixing. Feeds are distributed in bagged and bulk form.

       During the fiscal year ended June 27, 1998, the Gold Kist Inputs Business feed mills produced substantially all the feed it distributed at wholesale or retail. Its operations produce and market approximately 200 different feeds, including custom blended feeds and feeds containing various medications. Pro Balanced is a dairy feed sold through a special program which includes survey and analysis of feed ingredients needed for a particular herd.

       Feed ingredients are purchased in the marketplace from many sources, including major grain companies. Feed formulation is based on the cost of various alternative ingredients in a given week.

       Approximately 40% of the feed sold is delivered in bulk form directly from the feed mill to the farm; the remainder is sold in bag form. The Gold Kist Inputs Business operates a fleet of trucks, including feed tankers, for the delivery of feed.

       The Gold Kist Inputs Business also markets dog food under the Pay Day, Pro Balanced and Performance Plus trademarks through independent dealers, under the Gold Kist and Pro Balanced trademarks through its retail stores, and under the Gold Kist and Top Notch trademarks through grocery wholesalers and retail chain stores. Pro Balanced cat food is also marketed through independent dealers, Gold Kist Inputs Business retail stores and grocery wholesalers and retail chain stores. Pro Balanced, Pay Day, Gold Kist, Top Notch, and Performance Plus are registered trademarks of Gold Kist all of which (other than the name Gold Kist) were purchased by the Company pursuant to the Agreement. Aquaculture feed products, primarily feed for commercial fish farming operations, also form a significant portion of the Gold Kist Inputs Business' feed business.

       The Company operates these acquired pet food and animal supply operations through its Feed division.

    Retail Farm Supply Stores

       The Gold Kist Inputs Business includes approximately 100 retail stores located throughout its eight-state territory, but concentrated in South Carolina, Georgia and Alabama. Its typical retail store is a complete farm supply center offering for sale many types of feeds, animal health products, fertilizers, pesticides, seeds, farm supplies and equipment. It also offers services such as precision farming, customized fertilizer spreading, field mapping, soil testing, insect scouting, and agronomic and animal nutrition advice.




       The Company operates these store locations as a part of its Retail Farm Supply division.

    Grain Services and Cotton Gin Facilities

       Gold Kist Inputs Business includes receiving and storage facilities, with an aggregate storage capacity of approximately seven million bushels, for handling unprocessed farm commodities such as soybeans, corn and other grains. Nearly all these storage facilities are licensed by the federal or state government and can issue negotiable warehouse receipts.

       The Gold Kist Inputs Business also includes five cotton ginning and storage facilities at various locations in its eight-state territory through which it provides ginning and storage services to members and non-members.

       The  Company   operates  the  acquired  grain  services  and  cotton  gin facilities as part of its Retail Farm Supply division.

The Asset Purchase Agreement

       Purchase Price Adjustment. Under the Agreement, the cash portion of the purchase price paid at closing (the "Estimated Purchase Price") was based on the values for current assets as shown on the most recent available month-end financial statement for the Gold Kist Inputs Business prior to the closing, which was the August 31, 1998 statement (the "Pre-Closing Valuation"). On this basis, the Pre-Closing Valuation was $236.7 million. After deducting certain assumed liabilities and an agreed-upon "holdback" of $10 million, the Estimated Purchase Price paid to Gold Kist at closing was $218.3 million. The final purchase price (the "Final Purchase Price") will be calculated by the Company within 75 days of the closing, based upon a physical count of inventory on hand at the closing and a post-closing valuation of accounts receivable, each made in accordance with certain agreed upon procedures, also as of the date of closing. If Gold Kist and Southern States do not agree upon the Final Purchase Price (which will be adjusted to include the $10 million holdback to the Estimated Purchase Price), the matter will be submitted to a mutually agreed upon nationally recognized independent certified public accounting firm who shall act as arbitrator. The decision of the arbitrator will be final and binding on the parties. Any difference between the Estimated Purchase Price and the Final
Purchase Price will be paid by the Company or Gold Kist, as the case may be, with interest, promptly upon the determination of the Final Purchase Price.

       Representations and Warranties. The Agreement contains customary representations and warranties concerning the status of the Inputs Business and the assets purchased. Most representations and warranties survive the closing until June 30, 2001. Gold Kist has agreed to indemnify the Company for losses arising out of certain environmental representations and warranties for a ten year period following the closing, subject to an aggregate maximum of $35 million, and a threshold of $15,000 per individual claim. Gold Kist has agreed to indemnify the Company for any loss (exclusive of environmental losses) arising from breaches of such representations and warranties to the extent that such losses do not exceed $10 million. There is a $500,000 threshold for losses (exclusive of environmental losses) before a claim may be asserted against Gold Kist.

       Non-Competition. Under the Agreement, Gold Kist agreed to a five-year non-competition agreement within the territory in which Gold Kist presently does business.

The Financing Commitment

       In connection with the closing of the Company's purchase of the Gold Kist Inputs Business, the Company and Gold Kist entered into a separate agreement pursuant to which Gold Kist agreed, subject to certain conditions, to purchase on April 2, 1999, up to $100 million of preferred stock or other specified equity-type securities from the Company or an affiliated entity of the Company. If the Capital Securities offered hereby are sold in whole or in part, the purchase obligation of Gold Kist will be reduced by the amount of the securities sold by the Company. As described in "Use of Proceeds", the Company also is undertaking to place up to $40 million liquidation amount of its Series A Preferred Stock with certain institutional investors. To the extent the Company sells all or a portion of the Preferred Stock as contemplated, the purchase obligation of Gold Kist will be similarly reduced.

       The purchase commitment of Gold Kist is secured by an irrevocable direct pay letter of credit in favor of the Company issued by Cooperative Centrale Raiffeisen-Borenleen Bank, B.A., "Rabobank Nederlands," New York Branch
("Rabobank") in the amount of $100 million. The Rabobank letter of credit expires by its terms on October 11, 1999.






                                   MANAGEMENT
Directors

       The Board of Directors of Southern States presently consists of 23 persons. Annually, members of Southern States elect on a staggered basis members of the Board of Directors to serve for three year-terms. Members are elected through an election district process, on a district representation basis. The districts are redrawn from time to time by the Board of Directors to provide for equitable representation of members in the territory served by the Company. At the present time, 17 of the 23 members of the Board of Directors are member-elected, or member-designated. The other six current members of the Board, designated by Virginia law as public directors, are appointed for three-year terms, on a staggered basis, by the director of agricultural extension for the Commonwealth of Virginia. Each of these appointed directors represents a different state in the Company's traditional Mid-Atlantic territory. Public directors need not be members of Southern States.







       The Directors of Southern States are as follows:




                           Age as of                                       Expiration of      Years
                         December 15,                                      Present Term     Served
Name                         1998                Position(s) Held          as Director    as Director       Residence
----                         -----               ----------------          ------------   ----------        ---------


Earl L. Campbell               57             Chairman of the Board;           2000           13        Danville, Kentucky
                                              Executive Committee

John Henry Smith               48             Vice Chairman of the             2000            7        Rosedale, Virginia
                                              Board; Executive
                                              Committee, Chairman

Michael W. Beahm               47             Member & Institutional           1999            2        Roanoke, Virginia
                                              Relations Committee

Cecil D. Bell, Jr.*            58             Audit Committee,                 2001            9        Georgetown, Kentucky
                                              Chairman

Floyd K. Blessing              71             Executive and Budget             2001           14        Houston, Delaware
                                              Committees

Jere L. Cannon                 57             Audit Committee                  1999           23        Flemingsburg, Kentucky

                                       63

William F. Covington*          73             Member & Institutional           2000           12        Mebane, North Carolina
                                              Relations Committee,
                                              Chairman; Executive
                                              Committee

George E. Fisher               66             Member & Institutional           1999           11        Gordonsville, Virginia
                                              Relations Committee

R. Bruce Johnson               47             Budget Committee                 2000            4        West Point, Virginia


James A. Kinsey*               48             Executive and Audit              2000            7        Flemington, West Virginia
                                              Committees

J. Wayne McAtee                54             Budget Committee                 2000           16        Cadiz, Kentucky

Richard F. Price               68             Executive and Member &           2001           30        Phoenix, Maryland
                                              Institutional Relations
                                              Committees

William Pridgeon               46             Member & Institutional           2000         Elected     Montgomery, Michigan
                                              Relations Committee                          April 1,
                                                                                             1998

Curry A. Roberts*              41             Audit Committee                  2001            6        Charlottesville, Virginia


James A. Stonesifer*           55             Budget Committee                 1999            2        Union Bridge, Maryland








William W. Vanderwende*        65             Budget Committee, Chairman       1999           17        Bridgeville, Delaware

Wilbur C. Ward                 60             Audit Committee                  2001            5        Clarkton, North Carolina

Charles A. Wilfong             40             Member & Institutional           2001            3        Dunmore, West Virginia
                                              Relations Committee

Fred K. Norris, Jr.                           Member & Institutional           1999           **        Eutawville, South Carolina
                                              Relations Committee

Phil Ogletree, Jr.                            Budget Committee                 1999           **        Orchard Hill, Georgia

H. Michael Davis                              Member & Institutional           2000           **        Valdosta, Georgia
                                              Relations Committee

Herbert A. Daniel, Jr.                        Audit Committee                  2001           **        Claxton, Georgia

James E. Brady, Jr.                           Audit Committee                  2001           **        Marion, Alabama



           * Messrs. Bell (Kentucky), Covington (North Carolina), Kinsey (West Virginia), Roberts (Virginia), Stonesifer (Maryland) and Vanderwende (Delaware) are designated public directors.

           ** Elected October 30, 1998, in connection with the acquisition of the Gold Kist Inputs Business.

       In connection with the April, 1998, acquisition of Michigan Livestock Exchange ("MLE"), which expanded the operations of the Company into the states of Michigan, Ohio and Indiana, the Board of Directors was expanded by one seat. William Pridgeon, formerly the chairman of the board of directors of MLE, was designated by the membership of MLE to represent the MLE territory on the Board of Directors for a term expiring in 2000. In connection with the October, 1998, acquisition of the Gold Kist Inputs Business, which expanded the Company's operations into the states of South Carolina, Georgia, Florida, Alabama, Mississippi, Louisiana, Arkansas and Texas, the Board of Directors was expanded by six additional seats. Pursuant to the terms of the agreement for the purchase of the Gold Kist Inputs Business (see "Acquisition of Gold Kist Inputs
Business--The Acquisition Agreement"), the bylaws of Southern States were amended to provide for the election by the board of directors of Gold Kist Inc., sitting as delegates to a special election district for the Gold Kist territory, of six additional directors from among the new members in the Gold Kist territory, for staggered terms (two serving for one year, two for two years, and two for three years). Messrs. Norris, Ogletree, Davis, Daniel, and Brady, each of whom has previously served as and will continue to serve as a director of Gold Kist, have been elected as directors from the territory formerly served by the Gold Kist Inputs Business. A sixth individual, Mr. W. P. Smith, Jr., was elected to serve as a director for the Company from the Gold Kist territory for a two year term, but died unexpectedly in November, 1998. The vacancy on the Board created by Mr. Smith's death has not been filled.

       The Board of Directors is currently considering certain revisions to the designated election districts as a result of the recent expansion of its operating territory.




       During the past five years, each of the directors has owned and/or managed substantial farming operations, producing a wide range of agricultural products. While the size and type of products produced on, and the number of personnel employed at, each of the director's farms varies, each director's business activities have been primarily related to owner-managed agribusiness enterprises.

       There are no family relationships among any of the directors and executive officers.

       Mr. Price is a member of the board of directors of CoBank, ACB, which has various lending relationships with the Company. Mr. Kinsey is a member of the board of directors of Agfirst Bank, FCB, a farm credit bank that participates in certain of the CoBank lending facilities to the Company. Mr. Brady is a director of The Perry County Bank, Marion, Alabama; Mr. Price is also a director of Sparks State Bank, Sparks, Maryland; Mr. Bell is a director of Farmers Capital Bank Corporation, Frankfort, Kentucky; and Mr. Wilfong is a director of Farm Family Holdings, Inc., Glenmont, New York.

Compensation Committee Interlocks and Insider Participation

       Messrs. J. H. Smith (Chairman), Campbell, Blessing, Covington, Kinsey and Price serve as members of the Company's Executive Committee which functions as the Company's compensation committee. None of these directors, nor any of the Company's executive officers, has any of the relationships to the Company that is required to be disclosed pursuant to the regulations of the Securities and Exchange Commission.

Director Compensation

       The bylaws of Southern States provide that compensation and expense reimbursement policies for Directors shall be established periodically by the Board of Directors. Currently, Directors receive a per diem of $400, with the Chairman receiving a per diem of $600, plus expenses incurred while traveling to and from and attending meetings of the Board of Directors or other official meetings or conferences.

       Directors Deferred Compensation Plan. The Southern States Directors Deferred Compensation Plan permits non-employee directors to defer all or part of their meeting fees, retainers or other remuneration received from the Company. The amount to be deferred and the period for deferral is specified by an election made prior to the beginning of each calendar year. Payments begin under the plan generally upon the director's death or the date specified by the director in his deferral election. The director's deferred account balance is credited with interest at a rate determined by the administrator for each deferral cycle. Distributions are made in quarterly installments over 10 years. All amounts accrued under the plan have been funded in a trust which is secure against all contingencies except insolvency of the Company.

Executive Officers

The Executive Officers of Southern States are as follows:






                                       Age as of
Name                               December 15, 1998               Positions and Offices Held
-----                              -----------------               --------------------------



Wayne A. Boutwell                       54        President and Chief  Executive  Officer -- Mr.  Boutwell  began his career in
                                                  1970 with the USDA in  Washington,  D.C.  He served as  President  and CEO of the  National  Council  of Farmer  Cooperatives  from  1983  until  1996.  In
                                                  September 1996, Mr. Boutwell was named President and Chief Executive  Officer
                                                  -  Elect  of  Southern  States.  Mr.  Boutwell  serves  on  the  board  of CF
                                                  Industries,  Inc., the National Council of Farmer  Cooperatives,  Mississippi
                                                  State  University  Agribusiness  Institute,  and the  International  Food and
                                                  Agribusiness  Management  Association.  Mr.  Boutwell  received  his B.S. and
                                                  M.S. degrees in Agricultural  Economics from Mississippi State University and his Ph.D. from Virginia Tech.
                                       66

K. Gene McClung                         54        Group  Vice  President,  Marketing  &  Logistical  Services  --  Mr.  McClung
                                                  commenced  his career  with the  Company in 1964.  He has served in a variety of local,  regional and headquarters  managerial  positions.  He was promoted to his  present  position  effective  April 1,  1998,  after  serving as Vice
                                                  President of Planning,  Logistics and Business Development.  Mr. McClung also served the Company for a number of years as  Director,  Credit and  Financial
                                                  Services and as President of Statesman Financial Corporation.

George W. Winstead                      55        Group Vice  President,  Ag Inputs & Services -- Mr. Winstead began his career with the Company in 1968. He has been in his present  position  since July 1,
                                                  1993,  having  previously  served  in  a  variety  of  local,   regional  and
                                                  headquarters  managerial  positions.  Mr.  Winstead serves as chairman of the board of  Universal  Cooperatives  Inc.  and  Cooperative  Milling,  Inc. Mr.
                                                  Winstead received his B.S. from East Carolina University.

Jonathan A. Hawkins                     59        Senior Vice  President and Chief  Financial  Officer -- Mr. Hawkins was named to his current  position in 1990 and also serves as  President  of  Statesman
                                                  Financial  Corporation.  He joined the  Company in 1980 and was  promoted  to
                                                  Vice  President  and  Treasurer in 1983.  He currently  serves as Chairman of the Board of the Institute of  Cooperative  Financial  Officers.  Mr. Hawkins
                                                  received his B.A. in Mathematics from the University of Richmond.












Gene R. Anderson                        58        Senior Vice  President,  Corporate and Member Services -- Mr. Anderson joined the Company on May 1, 1986,  as Vice  President for Human  Resources.  He was
                                                  promoted to his  present  position on October  15,  1998,  having  previously served in several  headquarters  managerial  capacities.  Before  joining the
                                                  Company,  Mr.  Anderson worked for 23 years for E.I. Du Pont de Nemours & Co.
                                                  Mr. Anderson has a B.A. in Industrial  Relations from the University of North
                                                  Carolina.
C.A. Miller                             59        Senior Vice  President,  Corporate  Information  and Support  Services -- Mr.
                                                  Miller joined the Company as Director of Information  Systems in 1979 and was
                                                  later  promoted to Vice  President.  Mr.  Miller was  promoted to his current position  on October  15,  1998.  Prior to joining the  Company,  Mr.  Miller served as Vice  President  of  Deposit  Guaranty  National  Bank in  Jackson,
                                                  Mississippi,  and then as Senior Vice President of the First National Bank of
                                                  Birmingham,  Alabama.  Mr.  Miller has a B.A.  in Banking  and Finance and an
                                                  M.B.A. in Finance and Economics from the University of Mississippi.
                                       67

N. Hopper Ancarrow, Jr.                 53        Vice  President,  General  Counsel and Secretary -- Mr.  Ancarrow  joined the
                                                  Company's  legal staff in 1971 and from 1972 until 1987  served as  Assistant
                                                  Secretary  of the  Company.  In 1987,  he was named Vice  President,  General
                                                  Counsel and Secretary.  Mr.  Ancarrow  earned his B.A. from the University of
                                                  North  Carolina  and his J.D.  from the  College of William & Mary - Marshall
                                                  Wythe School of Law.

Richard G. Sherman                      51        Vice  President,  Human  Resources -- Mr.  Sherman joined the Company in June
                                                  1988 as  Director  of Human  Resources  at the  central  office in  Richmond,
                                                  Virginia.  He was  promoted to his current  position in August  1989.  Before joining the Company,  Mr.  Sherman  worked for Texas City  Refining  Inc. and
                                                  Agway Inc. He has a B.A. in Economics  and Business  from Rider  College,  an
                                                  M.A. in Human  Resources  from the  University  of Houston and holds a Senior
                                                  Professional in Human Resources designation.



       The officers of the Company serve for a term of one year and until their successors are elected by the Board of Directors. During the past five years the principal occupation of each of the above named executive officers other than Mr. Boutwell, has been as an officer or employee of the Company.

Executive Compensation

       The following table shows, for the fiscal years ended June 30, 1998, 1997 and 1996, all compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers:








                                                               Annual Compensation
                                            -----------------------------------------------------------
                                     Year
                                    Ending                                              Other Annual           All Other
Name and Principal Position        June 30         Salary (1)        Bonus (2)        Compensation (3)        Compensation
---------------------------        -------         ----------        ---------        ----------------        ------------


Wayne A. Boutwell                      1998          $381,429          $ 29,615              --               $ 13,033(4)
President and Chief Executive          1997           278,250              --                --                   --
Officer (4)                            1996              --                --                --                   --

M. Terry Ragsdale                      1998          $300,799          $ 50,265          $  3,790             $ 39,103(5)
Chief Operating Officer (5)            1997           259,394            91,000             3,412               14,745(5)
                                       1996           245,367            83,400             6,078               14,955(5)

George W. Winstead                     1998          $169,778          $ 15,826              --               $  7,471(6)
Group Vice President,                  1997           160,116            46,495              --                  8,865(6)
Ag Inputs & Services                   1996           150,616            43,138               695                9,468(6)

Jonathan A. Hawkins                    1998          $154,591          $ 25,630          $  1,924             $  9,168(7)
Senior Vice President and              1997           139,784            43,430             1,733               10,834(7)
Chief Financial Officer                1996           125,282            36,980             1,462               10,361(7)

N. Hopper Ancarrow, Jr                 1998          $144,409          $ 22,731          $  1,046             $  5,853(8)
Vice President, General                1997           138,229            41,262               954                7,465(8)
Counsel and Secretary                  1996           132,366            39,499               775                7,631(8)


       (1) Reflects salary before pretax contributions under the Southern States Thrift Plan and before pretax contributions under the Southern States Flexible Benefits Plan.

       (2) Reflects share of Earnings Fund and Executive Bonus, if any, accrued for each of the fiscal years under the Southern States Deferred Compensation Plan (which includes the incentive compensation awards in addition to the deferral rights). The various incentive compensation awards are described below. For Mr. Boutwell, $29,615 was paid (or electively deferred) from his incentive account for the fiscal year ended June 30, 1998 under the CEO Incentive Program under the Southern States Deferred Compensation Plan. For the fiscal year ended June 30, 1998, $61,115 was subtracted from Mr. Boutwell's incentive account as a result of an incentive shortfall for the year. The balance in the incentive account is subject to reduction for future incentive shortfalls and to forfeiture. See "--Bonus Compensation--CEO Incentive Program" below.

       (3) In the case of Messrs. Ragsdale, Hawkins and Ancarrow, the amounts shown reflect that portion of the interest earned under the Southern States Deferred Compensation Plan above 120% of the applicable federal rate in those accounts not deemed invested in externally managed investments, as well as amounts attributable to the Company's payment of certain taxes on their behalf. In the case of Mr. Winstead, the amount shown reflects the payment by the Company of certain taxes on his behalf. Other than such amounts, for the fiscal years ended June 30, 1998, 1997 and 1996 no amount of "Other Annual Compensation" was paid to any of the above named executive officers, except for perquisites and other personal benefits which for each named executive officer did not exceed the lesser of $50,000 or 10% of the amounts reported as Salary and Bonus for such individual.

       (4) Mr. Boutwell was employed by the Company on September 30, 1996 as President and Chief Executive Officer-Elect. He became President and Chief Executive Officer effective February 1, 1997. Mr. Boutwell received no income from the Company during fiscal year 1996. Reflects $3,934 contributed or matched by the Company or its subsidiaries for fiscal year 1998, under the Southern States Thrift Plan. The remaining amount shown was paid by the Company for life insurance premiums under a split dollar life insurance agreement.
The Company will recover the cost of premium payments from the cash value of the policies.




       (5) Mr. Ragsdale retired from the Company effective June 30, 1998. Subsequent to his retirement, Mr. Ragsdale has been engaged by the Company to perform certain consulting services primarily devoted to the acquisition of the Gold Kist Inputs Business. For 1998, includes $26,185 paid as accrued but unused vacation pay upon his retirement. In addition, reflects $2,917, $4,744 and $4,953 contributed or matched by the Company or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by the Company for life insurance premiums under a split dollar life insurance agreement.

       (6) Reflects $2,465, $3,859 and $4,461 contributed or matched by the Company or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by the Company for life insurance premiums under a split dollar life insurance agreement.

       (7) Reflects $2,481, $4,147 and $3,673 contributed or matched by the Company or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by the Company for life insurance premiums under a split dollar life insurance agreement.

       (8) Reflects $2,134, $3,746 and $3,912 contributed or matched by the Company or its subsidiaries for fiscal years 1998, 1997 and 1996, respectively, under the Southern States Thrift Plan. The remaining amount shown for each fiscal year was paid by the Company for life insurance premiums under a split dollar life insurance agreement.

Deferred Compensation

       The Southern States Deferred Compensation Plan permits executive employees designated to defer all or part of their salary and all or part of their bonus compensation. The amount to be deferred and the period for deferral is specified by an election made prior to the beginning of each fiscal year. Payments begin under the plan generally upon the executive's death or disability or at cessation of employment. The executive's deferred account balance is credited with earnings and losses based on deemed investments selected by the executive from the same funds available for actual investment under the Southern States Thrift Plan. Distributions are made in quarterly installments over 10 years. All vested amounts accrued under the Plan have been funded in a trust which is secure against all contingencies except insolvency of the Company. Amounts deferred pursuant to the plan for the accounts of the named individuals during the fiscal years ended June 30, 1996, 1997 and 1998 are included under the salary and bonus columns in the cash compensation table.




Bonus Compensation

       Earnings Fund Program. All regular employees (other than the chief executive officer) who are designated as eligible by the Board are entitled to a proportionate share of the Earnings Fund under the Deferred Compensation Plan for each fiscal year. The Earnings Fund share provided to each employee is dependent upon the employee's position, the employee's fiscal year end salary and the performance of the Company for the fiscal year. The Earnings Fund includes only certain amounts by which the Company exceeds a threshold level of performance. Distributions under this program are made annually after the close of the fiscal year.

       Executive Bonus. Each executive designated by the Board is also eligible for an Executive Bonus, if any, in the amount determined by, and in the discretion of, the chief executive officer. Executive Bonuses are awarded based on an assessment of the executive's performance during the preceding 12 months and are payable after the close of the fiscal year.

       CEO Incentive Program. The CEO Incentive Program is a long term incentive program under which the chief executive officer is granted an award of 1.5% of the amount by which earnings before taxes exceeds 10% of the total stockholders' and patrons' equity determined at the end of the prior year. Each award is placed in an incentive account established on the books of the Company with a beginning balance of $150,000. Shortfalls equal to 1.5% of the amount by which earnings fall short of 10% of such equity are subtracted from the incentive account. One-third of the balance in the incentive account is distributed as of the end of each fiscal year, however, no distribution will be made for any fiscal year in which the Company incurs a loss. Any positive balance in the incentive account is subject to forfeiture upon the chief executive officer's early termination of employment. The Board retains the right to adjust earnings used for determining the award for any unusual gains or losses incurred during the fiscal year. However, the Board may not reduce the balance in the incentive account or defer a scheduled payment for which no deferral election has been filed by the chief executive officer.

Retirement Benefits

       The following table shows the estimated annual benefits payable in the form of a single life annuity upon retirement under the Company's retirement program, consisting of the Retirement Plan for Employees of Southern States and the Southern States Supplemental Retirement Plan, to persons in specified years of service and average earnings classifications, before offset of Social Security benefits, assuming retirement at 65 or at or after 62 with 30 years of creditable service:







                                  Estimated Annual Benefits For Years of Service Indicated
                                  --------------------------------------------------------

Highest 36 Month Average           10                    15                     20                     25                 30 or more
                                   ---                   --                     --                     --                 ----------
        Earnings
--------------------------

        $ 50,000                 $10,000               $15,000              $  20,000              $  25,000             $  30,000
         100,000                  20,000                30,000                 40,000                 50,000                60,000
         150,000                  30,000                45,000                 60,000                 75,000                90,000
         200,000                  40,000                60,000                 80,000                100,000               120,000
         250,000                  50,000                75,000                100,000                125,000               150,000
         300,000                  60,000                90,000                120,000                150,000               180,000
         350,000                  70,000               105,000                140,000                175,000               210,000
         400,000                  80,000               120,000                160,000                200,000               240,000
         500,000                  90,000               135,000                180,000                220,000               270,000



       Compensation covered by the Plan includes compensation set forth in the columns entitled "Salary" and "Bonus" in the Summary Compensation Table reduced by the Bonus amounts that are electively deferred by executives under the Southern States Deferred Compensation Plan. The credited years of service as of December 31, 1997, under the retirement income plan for the five executive officers listed in the summary compensation table are as follows: Mr. Boutwell
(1); Mr.  Ragsdale (30); Mr.  Winstead (29); Mr. Hawkins (17); and Mr.  Ancarrow
(26).

Security Ownership of Certain Beneficial Owners and Management

       The Company's stockholder equity consists of its membership common stock and its preferred stock. Only the shares of membership common stock have voting rights.

       At September 30, 1998, no person or entity was known by the Company to be the beneficial owner of more than five percent of the Company's common shares. Under the Company's articles of incorporation and under applicable Virginia law, each member of Southern States has only one vote in the business affairs of the Company, regardless of the number of shares of common stock owned. See "The Company--Cooperative Structure."

       At September 30, 1998, none of the directors of the Company and the executive officers listed in the summary compensation table, either individually or as a group, beneficially owned in excess of one percent of any class of the Company's equity.

Certain Relationships and Related Transactions

       The Company's members, including its directors, are customers of the Company and/or of its affiliated financing companies. They purchase products from the Company in the normal course of operating their farm businesses and may sell certain agricultural products to the Company at market price. The prices, terms and conditions of any purchase or sale transaction are on the same basis for all the Company's members.

                                    THE TRUST

       As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and First Union National Bank, as trustee (the "Debenture Trustee"), pursuant to which the Junior Subordinated Debentures are issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust, as amended and supplemented from time to time, among the Company, as Depositor, First Union National Bank, as Property Trustee (the "Property Trustee"), First Union Trust Company, National Association, as Delaware Trustee (the "Delaware Trustee"), and Wayne A. Boutwell and Jonathan A. Hawkins, the Administrative Trustees (the "Administrative Trustees" and collectively with the Property Trustee and the Delaware Trustee, the "Trustees") and (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities, as amended and supplemented from time to time, between the Company and First Union National Bank, as Guarantee Trustee (the "Guarantee Trustee").

           The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December 16, 1998, and will be governed by the Trust Agreement. The two Administrative Trustees are individuals who are employees or officers of or affiliated with the holder of the Common Securities. See "Description of The Capital Securities--Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing and selling the Capital Securities and the related Common Securities (together, the "Trust Securities"), (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and
(iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Trust.

           All of the Common Securities will initially be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior
Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of The Capital Securities--Subordination of Common Securities." The Company will acquire Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 50 years, but may dissolve earlier as provided in the Trust Agreement. The principal executive office of the Trust is 6606 West Broad Street, Richmond, Virginia 23230, Attention: Chief Financial Officer, and its telephone number is
(804) 281-1000.

       No separate financial statements of the Trust are included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because (i) the Trust is a special purpose entity, has no independent operations, and is not engaged in, and does not propose to engage in, any activity other than the issuance of the Trust Securities and the investment of the net proceeds from the sale of them in the Junior Subordinated Debentures; (ii) the Company owns, directly or indirectly, all of the voting securities of the Trust; and (iii) under the Guarantee, the Company will guarantee the payment of Distributions and amounts on liquidation and redemption of Capital Securities to the extent described herein.

                              ACCOUNTING TREATMENT

       The financial statements of the Trust will be consolidated in the Company's consolidated financial statements, with the Capital Securities being treated as a minority interest and shown in the Company's consolidated balance sheet as "Mandatorily Redeemable Capital Securities of Trust Subsidiary." The financial statement footnotes of the Company will reflect that the primary assets of the Trust are approximately $____ million principal amount Junior Subordinated Debentures, bearing interest at ___% and maturing on ________, __, 2029. In addition, a footnote to the Company's financial statements will reflect that the Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debentures and the Junior Subordinated Indenture and its obligations under the Expense Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Capital Securities.

                      DESCRIPTION OF THE CAPITAL SECURITIES

       Pursuant to the terms of the Trust Agreement, the Trustees on behalf of the Trust will issue the Capital Securities and the Common Securities. The
Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Capital Securities and the Trust Agreement, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Trustees.

General

       The Capital Securities will be limited to $86,250,000 aggregate Liquidation Amount outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Trust does not have funds on hand available to make such payments. See "The Guarantee."

Distributions

       The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and Distributions on each Capital Security will be payable at the annual rate of ___% of the stated Liquidation Amount of $25, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from ________ __, 1999. The first Distribution Date for the Capital Securities will be April 1, 1999. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. "Business Day" means a day other than
(i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (iii) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.




       So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of ___% thereof, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or patrons' equity, (ii) redeem any patronage refund allocations or (iii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company held by a member, upon the death or dissolution of such member or otherwise because such member has ceased to be eligible for membership in the Company, if the Board of Directors approves such repurchase or redemption pursuant to a policy of assuring that the Company operates as a cooperative in compliance with Subchapter T of the Code, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of an affiliate of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the declaration of, or any payment or setting aside for payment of, patronage refunds, provided that not more than 40% of such aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Junior Subordinated Debentures--Option To Extend Interest Payment Period" and "United States Federal Income Taxation--Original Issue Discount."

       The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

       The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of the Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Trust may not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "The Guarantee."

Redemption

       Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common
Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

       The  Company has the right to redeem the Junior  Subordinated  Debentures
(i) at any time, in whole or in part, from time to time, on or after _______, 2004 or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event (as defined herein). A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.

       "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

       "Liquidation Amount" means the stated amount of $25 per Trust Security.

       "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

       Payment of  Additional  Sums.  If a Tax Event  described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Trust is the holder of all of the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined herein), if any, on the Junior Subordinated Debentures.

       "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.




       Possible Tax Law Changes. Prospective investors should be aware that Enron Corporation has filed a petition in U.S. Tax Court challenging the proposed disallowance by the IRS of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Company to cause a redemption of the Capital Securities. Prospective investors also should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the Junior Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures or the Trust. Such changes also could give rise to a Tax Event.

Redemption Procedures

       Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

       If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "The Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

       Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

       If less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Capital Security (as defined herein), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Subordination of Common Securities

       Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.




       In the case of any Event of Default (as defined herein) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Events of Default; Notice" and "Description of the Junior Subordinated Debentures--Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

       The amount payable on the Capital Securities in the event of any liquidation of the Trust is $25 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

       The holders of all of the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust.

       Pursuant to the Trust Agreement, the Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) redemption of all of the Trust Securities as described under "--Redemption" and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

       If  dissolution  of the Trust occurs as described in clause (i),  (ii) or
(iv) above, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities.




       After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

       If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

       There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Events of Default; Notice

       Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (i) the occurrence of a Debenture Event of Default (see "Description of the Junior Subordinated Debentures--Debenture Events of Default"); or

                 (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or




                 (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                 (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
           (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

                 (v)  the   occurrence  of  certain   events  of  bankruptcy  or
           insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

       Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities, the Administrative Trustees and the Company, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

       If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See "--Subordination of Common Securities," "--Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures--Debenture Events of Default."

       The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

Removal of Trustees; Appointment of Successors

       Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the holder of all the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time only by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of all the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.



Merger or Consolidation of Trustees

       Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

        The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Trust may, at the request of the holders of the Common Securities and with the consent of the Administrative Trustees, but without the consent of the holders of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor
Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (vii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.




Voting Rights; Amendment of Trust Agreement

       Except as provided below and under "--Removal of Trustees; Appointment of Successors" and "The Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

       The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Trustees, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which are not inconsistent with the other provisions of the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Trust will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing sentence will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Trustees with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes or will not affect the Trust's exemption from status as an "investment company" under the Investment Company Act. Without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

       So long as any Junior Subordinated Debentures are held by the Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under
Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.




       Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

       No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

       Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Book Entry, Delivery and Form

       The Depository Trust Company ("DTC") will act as securities depository ("depository") for the Capital Securities. The Capital Securities initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Capital Securities certificates, representing the total aggregate number of Capital Securities, will be issued and will be delivered to DTC.

       The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a global certificate.

       DTC has advised the Company and the Trust that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.



       Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

       To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

       Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

       Redemption notices shall be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Capital Securities to be redeemed in accordance with its procedures.

       Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.




       Distribution  payments  on the  Capital  Securities  will be made to DTC.
DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

       Except as provided herein, a Beneficial Owner of an interest in a global Capital Security certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

       DTC may discontinue providing its services as depository with respect to the Capital Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Capital Securities certificates are required to be printed and delivered. Additionally, the Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depository) with respect to the Capital Securities. In that event, certificates for the Capital Securities will be printed and delivered.

       The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

Registrar and Transfer Agent

       The Property Trustee will act as registrar and transfer agent for the Capital Securities.

       Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

Information Concerning the Property Trustee

       The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the Trust Agreement, or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Trust Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.




       First Union National Bank, the Property Trustee, or certain of its affiliates, may serve from time to time as trustee under other trust agreements or indentures with the Company or its affiliates relating to other issues of their securities. In addition, the Company and certain of its affiliates have and in the future may have other customary commercial banking relationships with First Union National Bank. See "Plan of Distribution" for additional information concerning the relationship of the Property Trustee to the Underwriters.

Miscellaneous

       The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Property Trustee and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

       Holders of the Capital Securities have no preemptive or similar rights.

       The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.





                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

       The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which First Union National Bank is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

       Concurrently with the issuance of the Capital Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest, accruing from ________ __, 1999, at the annual rate of ___% of the principal amount thereof, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year (each, an "Interest Payment Date"), commencing April 1, 1999, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of ___%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

       The Junior Subordinated Debentures will mature on _____ __, 2029 (the "Stated Maturity").

       The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Subordination."




Option To Extend Interest Payment Period

       So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of ___%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "United States Federal Income Taxation--Original Issue Discount."

       During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or patrons' equity, (ii) redeem any patronage refund allocations or (iii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company held by a member, upon the death or dissolution of such member or otherwise because such member has ceased to be eligible for membership in the Company, if the Board of Directors approves such repurchase or redemption pursuant to a policy of assuring that the Company operates as a cooperative in compliance with Subchapter T of the Code, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a affiliate of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the declaration of, or any payment or setting aside for payment of, patronage refunds, provided that not more than 40% of such aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations, (d) any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.




Optional Redemption

       The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) at any time, in whole or in part, from time to time, after _______, 2004 or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event (as defined under "Description of the Capital Securities--Redemption"), in each case at a redemption price equal to the principal amount of Junior Subordinated Debentures called for redemption, together with accrued interest to but excluding the date fixed for redemption.

Distribution of Junior Subordinated Debentures to Holders Upon Liquidation of the Trust

       As described under "Description of Capital Securities--Liquidation Distribution Upon Dissolution", under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that DTC arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. If Junior Subordinated Debentures are distributed to the holders of Capital Securities in exchange therefor upon liquidation of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or automated quotation system, if any, on which the Capital Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

Additional Sums

       The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Trust is the holder of all Junior Subordinated Debentures and (ii) the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of the Capital Securities--Redemption."




Registration, Denomination and Transfer

       The Junior Subordinated Debentures will initially be registered in the name of the Property Trustee, as trustee of the Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depository arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of the Capital Securities--Book Entry, Delivery and Form."

       Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

       Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Capital Securities--Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer.

       The Junior Subordinated Debentures will be issuable only in registered form without coupons in minimum denominations of $25 and integral multiples thereof. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

       Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

       In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.



       Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Restrictions on Certain Payments; Certain Covenants of the Company

       The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or patrons' equity, (ii) redeem any patronage refund allocations or (iii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company held by a member, upon the death or dissolution of such member or otherwise because such member has ceased to be eligible for membership in the Company, if the Board of Directors approves such repurchase or redemption pursuant to a policy of assuring that the Company operates as a cooperative in compliance with Subchapter T of the Code, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of an affiliate of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the declaration of, or any payment or setting aside for payment of, patronage refunds, provided that not more than 40% of such aggregate patronage refunds for any fiscal year shall be in cash, with the remainder to be paid in the form of common stock or patronage refund allocations, (d) any declaration of a dividend in connection with any shareholders' rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

       The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily dissolve, wind-up or liquidate the Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Modification of Junior Subordinated Indenture

       From time to time the Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital
Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

       The Junior Subordinated Indenture will be qualified under the Trust Indenture Act of 1939.

Debenture Events of Default

       The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

                 (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or




                 (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

                 (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

                 (iv) certain events of bankruptcy, insolvency or reorganization of the Company.

       For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of the Capital Securities--Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

       The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

       The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. See "--Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.



       If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

       If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate
Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

       The holders of the Capital Securities will not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of the Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

       The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

       The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.



Satisfaction and Discharge

       The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

Subordination

       The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined herein) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

       As used herein, "Senior Indebtedness" means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Indebtedness includes any subordinated debt securities issued by the Company in the future, but does not include the Junior Subordinated Debentures or any junior subordinated debt securities issued by the Company in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Company constitutes Senior Indebtedness.

       In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

       In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

       The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Governing Law

       The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

       The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.



       First Union National Bank, the Debenture Trustee, or certain of its affiliates, may serve from time to time as trustee under other indentures or trust agreements with the Company or its affiliates relating to other issues of their securities. In addition, the Company and certain of its affiliates has and may have other customary commercial banking relationships with First Union National Bank. First Union Trust Company, National Association, an affiliate of the Debenture Trustee, is serving as Delaware Trustee under the Trust Agreement. See "Plan of Distribution" for additional information concerning the relationship of the Debenture Trustee to the Company and the Underwriters.

                                  THE GUARANTEE

       The Guarantee will be executed and delivered by the Company concurrently with the issuance of Capital Securities by the Trust for the benefit of the holders from time to time of the Capital Securities. First Union National Bank will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

General

       The  Company  will  irrevocably  agree  to pay in full on a  subordinated basis, to the extent set forth in the Guarantee, the Guarantee Payments (as defined herein) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the Liquidation Distribution, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

       The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

       If the Company does not make payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "--Status of the Guarantee." Moreover, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise. See "The Company."

       The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the Capital Securities. See "Effect of Obligations Under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement."

Status of the Guarantee
       The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

       The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

Amendments and Assignment

       Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Events of Default

       An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such nonpayment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.



       Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

       The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

       The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

       For information concerning the relationship between First Union National Bank, the Guarantee Trustee, and the Company, see "Description of the Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

Termination of the Guarantee

       The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Governing Law

       The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                              THE EXPENSE AGREEMENT

           Pursuant to an Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (as amended or supplemented from time to time, the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of the Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. The Expense Agreement will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Guarantee and the Junior Subordinated Debentures.

               EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES, THE GUARANTEE AND THE EXPENSE AGREEMENT

Full and Unconditional Guarantee

       Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "The Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior
Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

       The obligations of the Company under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

       As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

       Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Capital Securities

       A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. See "The Guarantee."

       A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Capital Securities. Moreover, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of the Junior Subordinated Debentures--Subordination."

Limited Purpose of Trust

       The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Trust (or from the Company under the Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

       Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than any such dissolution, winding-up or liquidation involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Capital Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                      UNITED STATES FEDERAL INCOME TAXATION

General

       The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who purchase them upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the United States Dollar or the tax consequences to shareholders, partners, or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the holders of Capital Securities. This summary is based on the Code, Treasury regulations thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Classification of the Junior Subordinated Debentures

       In connection with the issuance of the Junior Subordinated Debentures, Mays & Valentine, L.L.P., counsel to the Company and the Trust, will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Junior Subordinated Indenture (and certain other documents), and based on certain facts and assumptions contained in the opinion, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

Possible Tax Law Changes

       Prospective investors should be aware that Enron Corporation has filed a petition in U.S. Tax Court challenging the proposed disallowance by the IRS of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Junior Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Company to cause a redemption of the Capital Securities. Prospective investors also should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the Junior Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures or the Trust. Such changes also could give rise to a Tax Event. See "Risk Factors--Tax Event Redemption," "Description of the Capital Securities--Redemption," and "Description of the Junior Subordinated Debentures--Redemption."

Classification of The Trust

       In connection with the issuance of the Capital Securities, Mays & Valentine, L.L.P. will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in the opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided beneficial interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any OID accrued with respect to its allocable share of the Junior Subordinated Debentures.

Original Issue Discount

       Because the Company has the option, under the terms of the Junior Subordinated Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarterly periods, all of the stated interest payments on the Junior Subordinated Debentures will be treated as OID. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as OID, and actual Distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues on the Junior Subordinated Debentures in that month at the stated interest rate. If the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

       Because income on the Capital Securities will constitute OID, corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Market Discount and Bond Premium

       Holders of Capital Securities other than Underwriters may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium as those phrases are defined for United States federal income tax purposes. Holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership, and disposition of the Capital Securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

       Under certain circumstances, as described under the caption "Description of the Capital Securities--Redemption," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to the holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by the holder.




       Under certain circumstances described under the caption "Description of the Capital Securities--Redemption" and "Description of the Junior Subordinated Debentures--Redemption," the Junior Subordinated Debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold the redeemed Capital Securities for cash. See "--Sales of Capital Securities."

Sales of Capital Securities

       A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of the Capital Securities. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID previously includible in the holder's gross income to the date of disposition and decreased by payments received on the Capital Securities. The gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

       The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of its Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (that is, OID), and to add the amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

       For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate, or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Holder is engaged under present United States federal income tax law. Subject to the discussion of backup withholding below, (1) payments by the Trust or any of its paying agents to any holder of a Capital Security that is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that the statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (2) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.




Information Reporting to Holders

       Subject to the qualifications discussed below, income on the Capital Securities will be reported to holders on Form 1099, which should be mailed to holders of Capital Securities by January 3l following each calendar year.

       The Trust will be obligated to report annually to Cede & Co., as holder of record of the Capital Securities, the OID related to the Junior Subordinated Debentures that accrued during the year. The Trust currently intends to report that information on Form 1099 by January 31 following each calendar year even though the Trust is not legally required to report to record holders until April
15. The Underwriters have indicated to the Trust that, to the extent that they hold Capital Securities as nominee for beneficial holders, they currently expect to report to those beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Capital Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Capital Securities who hold their Capital Securities through the Underwriters will receive a Form 1099 reflecting the income on their Capital Securities from the nominee holders rather than the Trust.

Backup Withholding

       Under current United States federal income tax law, a 31% backup withholding tax applies if a non-corporate person (i) fails to furnish his Taxpayer Identification Number ("TIN") to the payor in the manner required; (ii) furnishes an incorrect TIN and the payor is so notified by the Internal Revenue Service (the "IRS"); (iii) is notified by the IRS that the person has failed properly to report payments of interest and dividends; or (iv) in certain circumstances, fails to certify, under penalties of perjury, that the person has not been notified by the IRS that he is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

       In the case of a United States Alien Holder, backup withholding and information reporting do not apply to payments with respect to principal and interest on a Capital Security with respect to which the holder has provided the required certification under penalties of perjury that the holder is a United States Alien Holder or has otherwise established an exemption, provided that certain conditions are satisfied.




       On October 6, 1997, the United States Treasury Department issued new regulations that make certain modifications to the backup-withholding and information-reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

       Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a person under the backup withholding rules are allowed as a refund or a credit against the person's United States federal income tax, provided that the required information is furnished to the IRS.

       THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

       The Company, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Company, the Property Trustee, or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Capital Securities are acquired in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts); or PTCE 95-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making that determination, a Plan fiduciary should note that the Property Trustee is a national banking institution qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, before a
Debenture Event of Default, the Property Trustee will have only limited custodial and ministerial authority with respect to assets of the Trust.
                                      109

                                  UNDERWRITING

           Subject to the terms and conditions set forth in the Underwriting Agreement, the Company and the Trust have agreed that the Trust will sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters has agreed to purchase from the Trust, the respective Liquidation Amount of Capital Securities set forth opposite its name below:

                                                                               Liquidation Amount of
                 Underwriters                                                    Capital Securities
                --------------                                                 ---------------------


           First Union Capital Markets, a division of
               Wheat First Securities, Inc...............................         $
           Lehman Brothers Inc...........................................
           NationsBanc Montgomery Securities LLC.........................         ------------------

                Total....................................................         $
                                                                                  ==================



       Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Capital Securities offered hereby, if any are taken.

       The initial purchase price for the Capital Securities will be the initial offering price set forth on the cover page of this Prospectus (the "Capital Securities Offering Price"). The Underwriters propose to offer the Capital
Securities  at  the  Capital  Securities   Offering  Price.  After  the  Capital
Securities are released for sale, the Capital Securities Offering Price and other selling terms may from time to time be varied by the Underwriters.

       In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $____ per Capital Security and will reimburse the Underwriters for ____________ of expenses.

       The Trust has granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus, to purchase up to $11,250,000 additional Liquidation Amount of Capital Securities from the Trust for $25 per Capital Security. If the Underwriters exercise such option, the Company will pay as compensation to the Underwriters an amount of $____ per Capital Security purchased. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Capital Securities offered hereby. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to purchase a Liquidation Amount of Capital Securities proportionate to such Underwriter's initial commitment as indicated in the preceding table.



       The Capital Securities are a new issue of securities with no established trading market. [Application is expected to be made to list the Capital Securities on the New York Stock Exchange. If such application is made, trading of the Capital Securities on the New York Stock Exchange would be expected to commence within a 30-day period after the initial delivery of the Capital Securities.] The Company and the Trust have been advised by the Underwriters that they intend to make a market in the Capital Securities. However, the Underwriters are not obligated to do so and such market making may be interrupted or discontinued without notice.

       The Company and the Trust have agreed in the Underwriting Agreement that, subject to certain conditions, during a period of 180 days from the Issue Date, they will not, without the prior written consent of the Underwriters, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any additional securities of the Company, the Trust or any other trust the common securities of which are held by the Company, that are substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities.

       The Company and the Trust have agreed, running from the date of the Underwriting Agreement and continuing to and including the later of (i) the termination of trading restrictions for the Capital Securities, as notified to the Company by the Underwriters and (ii) the time of delivery for the Capital Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, securities of the Company, the Trust or any other trust the common securities of which are held by the Company that are substantially similar to the Capital Securities without the prior written consent of the Underwriters.

       The Company and the Trust have agreed to indemnify the Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act.

       Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, commercial banking, investment banking or advisory services to the Company and their affiliates, for which they or its affiliates have received or will receive customary fees and commissions. In addition, affiliates of First Union Capital Markets are serving as Property and Delaware Trustees under the Trust Agreement and as Debenture and Guarantee Trustees under the Indenture and Guarantee. First Union National Bank, an affiliate of First Union Capital Markets, and NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC, are lenders to the Company under the bridge loan facility utilized by the Company to complete the purchase of the Gold Kist Inputs Business and each will receive repayments under such facility from the proceeds of the offering. See "Use of Proceeds." Because more than 10% of the proceeds of the offering will be paid to affiliates of members of the National Association of Securities Dealers, Inc. ("NASD") who are participating in the offering, the offering is being made pursuant to Rule 2710(c)(8) of the Rules of Conduct of the NASD, which requires the use of a "qualified independent underwriter" ("QIU") for certain purposes in such an offering. Lehman Brothers will serve as the QIU and has assumed the responsibilities of acting as QIU with respect to pricing the Capital Securities offered hereby and conducting "due diligence" in respect thereto. The price at which the Capital Securities are being sold to the public will be no higher than the price recommended by Lehman Brothers. See "Risk Factors--Interests of Certain Underwriters in the Offering." Lehman Brothers will receive customary compensation for acting as QIU.

                                  LEGAL MATTERS

       Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon for the Trust by Potter Anderson & Corroon LLP, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Junior Subordinated Debentures, the Guarantee and certain matters relating thereto, including United States federal income tax matters, will be passed upon for the Company and the Trust by Mays & Valentine, L.L.P., Richmond, Virginia. Certain legal matters will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York.



                                     EXPERTS

       The consolidated balance sheet as of June 30, 1998 and 1997 and the consolidated statements of operations, patron's equity and cash flows for each of the three years in the period ended June 30, 1998, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph that the Company changed its method of accounting for costs of computer software developed or obtained for internal use, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

       The consolidated financial statements of the Gold Kist Inputs Business as of June 27, 1998 and June 28, 1997, and for the three years ended June 27, 1998, June 28, 1997 and June 29, 1996 have been included in this prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

       Following the offering of the Capital Securities, the Company will file annual, quarterly and other periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company will not be required to provide holders of the Capital Securities with an annual report to shareholders containing audited financial statements, the annual reports on Form 10-K filed with the Commission will contain audited consolidated financial statements of the Company. Such reports and other materials filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company's filings will also be available to the public at the SEC Internet site (http://www.sec.gov).

       The Trust and the Company have filed a registration statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement for further information with respect to the Company and the Capital Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                          INDEX TO FINANCIAL STATEMENTS



Audited Financial Statements
                                                                                                 Page
Southern States Cooperative, Inc. and Subsidiaries
Independent Accountants' Report..................................................................F-2
Consolidated Balance Sheet at June 30, 1998 and 1997.............................................F-3
Consolidated Statement of Operations for the Years Ended
     June 30, 1998, 1997, and 1996...............................................................F-5
Consolidated Statement of Patrons' Equity for the Years Ended
     June 30, 1998, 1997, and 1996...............................................................F-6
Consolidated Statement of Cash Flows for the Years Ended
    June 30, 1998, 1997, and 1996................................................................F-7
Notes to Consolidated Financial Statements.......................................................F-8

Inputs Business of Gold Kist Inc.
Independent Auditors' Report.....................................................................F-31
Statements of Assets to be Acquired and Liabilities to be Assumed at
     June 28, 1997 and June 27, 1998.............................................................F-32
Statements of Operations for the Years Ended June 29, 1996, June 28, 1997
     and June 27, 1998...........................................................................F-33
Statements of Cash Flows for the Years Ended June 29, 1996, June 28, 1997
     and June 27, 1998...........................................................................F-34
Notes to Financial Statements....................................................................F-35

Unaudited Interim Financial Statements

Southern States Cooperative, Inc. and Subsidiaries
Consolidated Balance Sheet at September 30, 1998 and June 30, 1998...............................F-40
Consolidated Statement of Operations for the Three Months Ended
     September 30, 1998 and 1997.................................................................F-42
Consolidated Statement of Patrons' Equity for the Three Months Ended
     September 30, 1998 and June 30, 1998........................................................F-43
Consolidated Statement of Cash Flows for the Three Months Ended
     September 30, 1998 and 1997.................................................................F-44
Notes to Consolidated Financial Statements.......................................................F-45

Inputs Business of Gold Kist Inc.
Statements of Assets to be Acquired and Liabilities to be Assumed at
    September 26, 1998 and September 27, 1997....................................................F-48
Statements of Operations for the Three Months Ended
    September 26, 1998 and September 27, 1997....................................................F-49
Statements of Cash Flows for the Three Months Ended
    September 26, 1998 and September 27, 1997....................................................F-50
Notes to Financial Statements....................................................................F-51

Pro Forma Financial Statements

Southern States Cooperative, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet at
     September 30, 1998..........................................................................18
Unaudited Pro Forma Condensed Combined Statement of Operations for the
     Three Months Ended September 30, 1998.......................................................19
Unaudited Pro Forma Condensed Combined Statement of Operations for the
     Year Ended June 30, 1998....................................................................20
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.........................21

                        Report of Independent Accountants



To the Board of Directors of
Southern States Cooperative, Incorporated:


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, patrons' equity and of cash flows present fairly, in all material respects, the financial position of Southern States Cooperative, Incorporated and Subsidiaries (the "Company") at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, effective July 1, 1997, the Company changed its method of accounting for costs of computer software developed or obtained for internal use.


                                         /s/ PricewaterhouseCoopers LLP

August 31, 1998, except as to Note 19, for which the date is October 13, 1998

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

               CONSOLIDATED BALANCE SHEET, June 30, 1998 and 1997

                                ---------------




                                     ASSETS                                              1998                    1997
                                                                                         ----                    ----
Current assets:
    Cash and cash equivalents (Note 1k)                                                 $  15,352,446           $  16,853,790
    Receivables, net (Notes 3 and 5)                                                       55,329,766              63,949,179
    Inventories (Notes 1c and 4)                                                          133,167,494             124,904,835
    Prepaid expenses                                                                        7,325,862               6,152,760
    Deferred income taxes (Notes lh and 12)                                                 4,989,913               4,103,975
    Deferred charges                                                                          960,334               1,535,393



                                                                                  --------------------    --------------------


                Total current assets                                                      217,125,815             217,499,932
                                                                                  --------------------    --------------------





Investments and other assets:
    Investments:
         Statesman Financial Corporation (Notes 1a and 5)                                  18,144,573              18,125,983
         Michigan Livestock Credit Corporation (Notes 1a and 5)                            10,156,000
         Other companies (principally cooperatives) (Notes 1f and 6)                       75,573,146              64,242,819
    Receivables (Notes 3 and 5)                                                             1,316,515                 460,779
    Other assets                                                                           10,787,753               4,828,722
                                                                                  --------------------    --------------------

                Total investments and other assets                                        115,977,987              87,658,303
                                                                                  --------------------    --------------------



Property, plant and equipment (Notes 1d and 7)                                            304,577,628             264,987,502
Less accumulated depreciation                                                             175,384,990             160,985,624
                                                                                  --------------------    --------------------

                Property, plant and equipment, net                                        129,192,638             104,001,878



                                                                                  --------------------    --------------------


                                                                                        $ 462,296,440           $ 409,160,113
                                                                                  ====================    ====================


                        LIABILITIES AND STOCKHOLDERS' AND
                                 PATRONS' EQUITY                                         1998                   1997
                                                                                         ----                   ----
Current liabilities:
   Short-term notes payable (Note 8)                                                     $  7,100,000           $  2,375,000
   Current maturities of long-term debt (Note 9)                                            1,833,434              1,420,725
   Accounts payable                                                                        71,235,641             64,957,946
   Accrued expenses:
      Environmental remediation (Note 13b)                                                    429,649                387,215
      Payrolls, employee benefits, related taxes and other                                 34,398,390             17,561,093
   Accrued income taxes                                                                     2,380,815              2,223,732
   Dividends payable                                                                          341,450                402,548
   Patronage refunds payable in cash                                                        2,378,378              6,884,321
   Advances from managed member cooperatives (Note 2)                                       6,929,943             12,605,601
                                                                                  --------------------  ---------------------

               Total current liabilities                                                  127,027,700            108,818,181
                                                                                  --------------------  ---------------------

Long-term debt (Note 9)                                                                   136,041,301            109,902,250
                                                                                  --------------------  ---------------------

Other noncurrent liabilities:
   Employee benefits                                                                        6,936,519              5,404,808
   Deferred income taxes (Notes 1h and 12)                                                  4,745,538              4,060,766
   Environmental remediation (Note 13b)                                                       746,498                752,864
   Miscellaneous                                                                            5,403,204              3,127,195
                                                                                  --------------------  ---------------------

                Total other noncurrent liabilities                                         17,831,759             13,345,633
                                                                                  --------------------  ---------------------

Redeemable preferred stock (Note 10)                                                        2,114,100              2,114,100

Capital stock (Note 10):
   Preferred                                                                                1,494,200              1,543,200
   Common - $1 par value; 12,195,018 and 11,921,422 shares
       outstanding at June 30, 1998 and 1997, respectively                                 12,195,018             11,921,422

Patrons' equity                                                                           165,592,362            161,515,327
                                                                                  --------------------  ---------------------


                                                                                        $ 462,296,440          $ 409,160,113
                                                                                  ====================  =====================

          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

               for the years ended June 30, 1998, 1997, and 1996

                               -----------------



                                                               1998                  1997                  1996
                                                               ----                  ----                  ----

Sales and other operating revenue:
    Net purchases by patrons (Note 2)                       $1,022,846,771        $1,097,173,192        $1,008,840,446
    Net marketing for patrons                                   92,862,915           115,972,257           110,667,059
    Other operating revenue                                      3,793,344             2,954,306             3,141,354
                                                         ------------------    ------------------    ------------------

                                                             1,119,503,030         1,216,099,755         1,122,648,859

Cost of products purchased and marketed
    (Notes 1c, 6 and 13b)                                      927,652,435         1,014,440,358           926,752,850
                                                         ------------------    ------------------    ------------------

                Gross margin                                   191,850,595           201,659,397           195,896,009

Selling, general and administrative expenses                   175,783,844           166,132,518           157,809,479
                                                         ------------------    ------------------    ------------------

                Savings on operations                           16,066,751            35,526,879            38,086,530
                                                         ------------------    ------------------    ------------------

Other deductions (income):
    Interest expense (Notes 5, 8, and 9)                        16,859,373            15,565,523            15,236,987
    Interest income and finance charges                         (7,800,390)           (7,660,693)           (6,919,039)
    Miscellaneous income, net                                   (6,624,656)           (5,917,803)           (4,877,412)
                                                         ------------------    ------------------    ------------------

                                                                 2,434,327             1,987,027             3,440,536
                                                         ------------------    ------------------    ------------------

                Savings before income taxes                     13,632,424            33,539,852            34,645,994

Income tax expense (Notes 1h and 12)                             2,965,786             6,038,411             7,052,233
                                                         ------------------    ------------------    ------------------

                Net savings                                $    10,666,638       $    27,501,441       $    27,593,761
                                                         ==================    ==================    ==================



          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF PATRONS' EQUITY

                for the years ended June 30, 1998, 1997, and 1996

                                ----------------



                                                                         1998                  1997                  1996
                                                                         ----                  ----                  ----
Patronage refund allocations:
    Balance, beginning of year                                       $    67,566,625       $    63,445,207       $    59,771,570
    Allocation from net savings for the year                               3,702,869            10,590,586            10,306,161
    Allocations assumed in merger (Note 17)                                2,683,000
    Adjustments to prior year's allocation                                   153,836               102,104               124,540
    Redemptions                                                           (5,955,206)           (6,571,272)           (6,757,064)
                                                                   ------------------    ------------------    ------------------

           Balance, end of year                                           68,151,124            67,566,625            63,445,207
                                                                   ------------------    ------------------    ------------------

Operating capital:
    Balance, beginning of year                                            93,948,702            84,653,534            75,220,267
    Net savings from operations                                           10,666,638            27,501,441            27,593,761
    Patronage refunds payable in:
       Cash                                                               (2,378,378)           (6,884,321)           (6,668,809)
       Patronage refund allocations                                       (3,702,869)          (10,590,586)          (10,306,161)
    Adjustments to prior year's estimated patronage refunds,
       net of income taxes                                                  (123,724)               82,219              (143,988)
    Dividends on capital stock declared:
       Preferred                                                            (279,407)             (283,808)             (411,948)
       Common, $.06 per share                                               (681,536)             (521,439)             (577,295)
    Other reductions                                                          (8,188)               (8,338)              (52,293)
                                                                   ------------------    ------------------    ------------------

           Balance, end of year                                           97,441,238            93,948,702            84,653,534
                                                                   ------------------    ------------------    ------------------

               Total patrons' equity                                   $ 165,592,362        $  161,515,327        $  148,098,741
                                                                   ==================    ==================    ==================





          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                for the years ended June 30, 1998, 1997, and 1996

                                 --------------



                                                                        1998                  1997                 1996
                                                                        ----                  ----                 ----
Operating activities:
    Net savings from continuing operations                          $    10,666,638       $    27,501,441      $    27,593,761
    Adjustments to reconcile net savings to cash provided by
          operating activities:
       Depreciation                                                      17,256,620            16,302,811           16,212,388
       Amortization                                                         355,252               295,558               54,608
       Deferred income taxes                                                274,611              (392,258)            (528,607)
       Gain on sale of property and equipment                              (510,695)             (927,289)            (187,048)
       Undistributed earnings of finance company and  joint
          ventures                                                         (289,720)             (189,019)             (85,411)
       Noncash patronage refunds received                                (6,764,372)           (9,855,976)          (9,055,759)
       Redemption of noncash patronage refunds received                   2,335,408             2,148,256            2,705,434
       Cash provided by (used) for current assets and liabilities
           (Note 16)                                                     10,277,837            (3,453,180)         (11,078,678)
                                                                   -----------------    ------------------   ------------------

                 Cash provided by operating activities                   33,601,579            31,430,344           25,630,688
                                                                   -----------------    ------------------   ------------------

Investing activities:
    Additions to property, plant and equipment                          (33,904,668)          (19,944,578)         (18,529,038)
    Proceeds from disposal of property, plant and equipment               1,743,604             1,820,230
    Additional investments in other companies                           (10,430,352)           (2,856,293)             435,747
    Net cash paid for acquisition (Note 17)                              (1,241,347)                                (1,596,798)
                                                                                        ------------------
                                                                   -----------------                         ------------------
                 Cash used in investing activities                      (43,832,763)          (20,980,641)         (19,690,089)
                                                                   -----------------    ------------------   ------------------

Financing activities:
    Net increase in short-term notes payable                              4,725,000             2,200,000              175,000
    Proceeds from long-term debt                                         49,172,487             7,000,000           15,000,000
    Repayment of long-term debt                                         (31,594,763)           (7,969,689)          (3,430,490)
    Net redemptions (purchases) of equities required by lender
          (Note 9)                                                           42,160               (67,009)             332,652
    Dividends on capital stock paid                                      (1,022,041)             (958,265)            (842,630)
    Patronage refunds paid in cash                                       (6,884,321)           (6,668,809)          (3,812,249)
    Redemption of stockholders' and patrons' equity                      (6,630,611)           (6,631,292)          (8,857,671)
    Proceeds from issuance of capital stock                                 921,929             1,214,365            1,294,645
                                                                   -----------------    ------------------   ------------------

                Cash provided by (used in) financing activities           8,729,840           (11,880,699)            (140,743)
                                                                   -----------------    ------------------   ------------------

                (Decrease) increase in cash and cash equivalents         (1,501,344)           (1,430,996)           5,799,856

Balance at beginning of year                                             16,853,790            18,284,786           12,484,930
                                                                   -----------------    ------------------   ------------------

                Balance at end of year                              $    15,352,446       $    16,853,790       $   18,284,786
                                                                   =================    ==================   ==================


          See accompanying notes to consolidated financial statements.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              -------------------

1.   Summary of Significant Accounting Policies:

     a. Basis of Presentation - The consolidated financial statements include the accounts of Southern States Cooperative, Incorporated ("Southern States") and its wholly owned subsidiaries (collectively the "Company"). Upon consolidation, all significant intercompany accounts and transactions have been eliminated.

        Effective April 1, 1998 Michigan Livestock Exchange ("MLE") merged with the Company. Pursuant to the merger, MLE became a division of the Company, operating under the name MLE Marketing. The operating results of MLE Marketing have been included in the Company's consolidated financial statements since the date of the merger (see Note 17). Southern States' investment in Statesman Financial Corporation ("SFC"), a 46.3%-owned finance company and SFC's wholly owned subsidiary, Michigan Livestock Credit Corporation ("MLCC"), is accounted for by the equity method (see Note 5).

     b. Lines of Business - The Company's primary lines of business are the procurement, processing and distribution of agricultural production supplies and the marketing of grain and livestock, for its members. The Company distributes its products through a network of retail, wholesale and processing facilities primarily located in Delaware, Kentucky, Maryland, North Carolina, Virginia and West Virginia. The Company markets grain through a network of grain facilities located in Delaware, Kentucky, Maryland, North Carolina and Virginia. The Company markets livestock through a network of livestock facilities located in Indiana, Kentucky, Michigan and Ohio.

     c. Inventories and Cost of Products Purchased and Marketed - Inventories, except grain, are stated at the lower of cost or market. Cost is determined on various bases, including average; first-in, first-out; and specific-identification. Grain inventories are stated at net market, as adjusted for unrealized gains and losses on open futures contracts, and open purchase and sales contracts. Grain inventories are substantially hedged to minimize risks arising from price volatility due to market fluctuations. Patronage refunds from supplier cooperatives in the form of qualified written notices of allocation are recorded as received and are accounted for as reductions of cost of products purchased and marketed. Nonqualified written notices of allocation are not recorded until the cash is received.

     d. Property, Plant and Equipment - Property, plant and equipment is recorded at cost. The costs of property additions, major renewals and betterments are capitalized while the costs of ordinary maintenance and repairs are charged to operations as incurred. The costs of property additions include interest capitalized during major plant construction.

        The Company early adopted American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") effective July 1, 1997. SOP 98-1 requires capitalization of certain costs incurred during the application development stage of an internal use software development project, including: (i) external direct costs of materials and services consumed in developing or obtaining internal-use computer software, which the company previously captitalized and (ii) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project, which the company did not previously capitalize. This change in accounting principle increased fiscal 1998 savings before income taxes and net savings by approximately $969,000 and $583,000, respectively.

        Depreciation is determined principally by the straight-line method based on estimated useful lives (buildings and improvements - 20 to 40 years, machinery and equipment - 4 to 20 years, furniture and fixtures - 5 to 10 years). Gains and losses on disposition or retirement of assets are reflected in income as incurred.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                               -----------------


1.   Summary of Significant Accounting Policies, continued:

     e. Impairment of Long-Lived Assets - The Company reviews long-lived tangible and intangible assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." For assets to be held and used in operations, this standard requires that, whenever events indicate that an asset may be impaired, undiscounted cash flows is analyzed at the lowest level for which there are identifiable and independent cash flows. If the sum of these undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of the loss is based on the estimated fair value of the asset.

     f. Investments - Investments, principally in supplier cooperatives, are stated at cash invested plus unpaid qualified written notices of allocation.

     g. Environmental Compliance and Remediation - Environmental compliance costs include the cost of purchasing and/or constructing assets to prevent, limit and/or control pollution or to monitor the environmental status at various locations. These costs are capitalized and depreciated based on estimated useful lives.

        Environmental remediation costs of facilities used in current operations are generally immaterial and are expensed as incurred. Remediation costs and post remediation costs at facilities that relate to an existing condition caused by past operations are accrued as liabilities on an undiscounted basis when it is probable that such costs will be incurred and when such costs are reasonably estimated.

     h. Income Taxes - For income tax purposes, Southern States is a nonexempt agricultural cooperative. Accordingly, Southern States does not pay income taxes on that portion of savings distributed in qualified written notices of allocation arising from sales to members, patrons eligible for membership and certain other patrons; such savings are included in the taxable income of these members and patrons. Deferred income tax liabilities and assets are determined based on differences between financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

     i. Employee Retirement Plan - The employees of Southern States and certain subsidiaries are covered under a multiemployer defined benefit retirement plan. Southern States' policy is to fund and expense an amount equal to Southern States' share of the actuarially determined funding requirement of the plan.

     j. Common Stock and Patronage Refunds Payable - Southern States is an agricultural cooperative operating for the benefit of its stockholders/members and other patrons. Pursuant to its bylaws, Southern States is obligated to return all patronage-sourced savings for each year, after payment of dividends on capital stock and reasonable additions to capital reserves, to such members, patrons eligible for membership and certain other patrons in proportion to the volume of business transacted with them during the year. See Note 10 with respect to requirements for membership and common stock ownership.

     k. Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     l. Reclassifications - Certain reclassifications have been made to the 1997 financial statements to conform to the 1998 presentation.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                ---------------


     m. Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     n. Transfers of Financial Assets - The Company accounts for transfers of financial assets pursuant to Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). SFAS 125 applies a control oriented financial components approach to financial-asset-transfer transactions whereby Southern States (i) recognizes the financial and servicing assets it controls and the liabilities it has incurred, (ii) derecognizes financial assets when control has been surrendered, and
        (iii) derecognizes liabilities once they are extinguished.

        Because the transactions between SFC and Southern States met SFAS 125's conditions for sale accounting, consistent with prior years, the finance receivables sold to SFC were recorded as sales of financial assets and all related discounts were expensed as incurred.

     o. Derivatives - As part of its asset/liability management program, the Company utilizes financial derivatives to reduce the Company's sensitivity to interest rate fluctuations and commodity hedges to reduce market price fluctuations relating to grain and petroleum products. Net receipts or payments under the interest rate swap agreements are recognized as adjustments to interest expense. Realized and unrealized gains and losses on futures contracts for grain and petroleum products are accounted for on a deferral basis.

     p. New Accounting Standards - During the Company's fiscal year ended 1998, the Financial Accounting Standards Board issued several new pronouncements, including standards on information about derivatives, and employer's disclosures about pension and other postretirement benefit plans. The Company is currently evaluating any impact of the derivatives standard; the other standards are not expected to have a material impact on the Company's financial statements.


2.   Managed Member Cooperatives:

     Under management agreements, Southern States performs various financial, management and accounting services for other agricultural cooperatives ("managed member cooperatives"). There were 70, 72 and 74 such cooperatives at June 30, 1998, 1997 and 1996, respectively. These managed member cooperatives are owned entirely by their stockholders and patrons and thus are associated with Southern States solely by management agreements (the
     "Agreements"). For services performed, Southern States was reimbursed $3,947,069 in 1998, $3,795,021 in 1997 and $3,699,399 in 1996.

     Under the Agreements, cash is advanced by Southern States to the managed member cooperatives (primarily as revolving advances for sales of products to the managed member cooperatives) and excess cash of the managed member cooperatives is advanced to Southern States. The interest rate charged or credited on monthly balances of these advances approximates the CoBank, ACB national variable rate. Net interest income realized by Southern States on net advances totaled $296,423, $647,554 and $639,165 in 1998, 1997 and
     1996, respectively.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------


2.   Managed Member Cooperatives, continued:

     Net purchases by patrons include  purchases by managed member  cooperatives
     of   approximately   $208,833,488   in  1998,   $218,673,169  in  1997  and
     $199,066,506 in 1996.


3.   Receivables:

     The Company grants credit to farmers and other retail and wholesale purchasers of agricultural production supplies primarily in Delaware, Indiana, Kentucky, Maryland, Michigan, North Carolina, Ohio, Virginia and West Virginia. Receivables at year end were as follows:



                                                                                                  1998                  1997
                                                                                                  ----                  ----
         Current:
             Trade:
                 Accounts                                                                      $149,625,090          $137,651,583
                 Notes                                                                            5,034,802             3,858,216
             Advances to managed member cooperatives (Note 2)                                    24,644,909            30,116,873
             Less receivables sold to SFC (Note 5)                                             (121,331,851)         (105,440,350)
                                                                                            -----------------     -----------------

                                                                                                 57,972,950            66,186,322
             Less allowance for doubtful accounts                                                (2,643,184)           (2,237,143)
                                                                                            -----------------     -----------------

                 Total current receivables                                                    $  55,329,766         $  63,949,179
                                                                                            =================     =================

         Noncurrent:
              Trade notes                                                                     $   1,316,515        $      460,779
                                                                                            -----------------     -----------------

                  Total noncurrent receivables                                                $   1,316,515        $      460,779
                                                                                            =================     =================


4.   Inventories:

     Inventories at year end consisted of the following:

                                                                                                  1998                  1997
                                                                                                  ----                  ----

         Finished goods:
             Purchased for resale                                                               $115,667,733          $109,516,828
             Manufactured                                                                          4,384,872             3,556,316
                                                                                            -----------------     -----------------

                                                                                                 120,052,605           113,073,144
         Materials and supplies                                                                   13,114,889            11,831,691

             Totals                                                                             $133,167,494          $124,904,835
                                                                                            =================     =================

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                ----------------


5.   Investments in Finance Companies:

     SFC and Southern States are parties to an agreement dated September 16, 1991, and amended effective November 3, 1997, under which SFC purchases from Southern States certain receivables without recourse. Under the terms of the agreement, Southern States pays certain fees on receivables sold to SFC. In addition, certain receivables are discounted to provide SFC with revenues sufficient to cover interest charges incurred and historical charge-offs. Receivables sold to SFC totaled approximately $996,700,000, $991,500,000 and $904,200,000 for 1998, 1997 and 1996, respectively. The related fees and discounts for 1998, 1997 and 1996 were $9,500,000, $8,200,000 and $8,400,000, respectively. SFC paid volume incentive fees to Southern States for purchases of receivables of $1,320,000, $1,375,000 and $1,266,000 for 1998, 1997 and 1996, respectively.

     Under the terms of the agreement, Southern States is obligated to maintain a computed minimum investment in SFC's Class A noncumulative preferred stock ("Class A Preferred Stock"), based on the average daily balances of receivables sold to SFC. The amount of Class A Preferred Stock held by Southern States was $17,918,000 at June 30, 1998 and 1997, respectively.

     The  consumer  retail  financing   receivables,   asset-based   loans,  and
     agrifinancing receivables are primarily due from customers of Southern States.

     SFC has entered into operating lease agreements with Southern States and its patrons whereby Southern States and its patrons lease computer equipment, liquid propane tanks, and agricultural equipment from SFC. The net book value of the assets leased to Southern States and its patrons by SFC totaled approximately $7,005,000 and $7,971,000 as of June 30, 1998 and 1997, respectively. Total operating lease expenses incurred by Southern States under the lease agreements totaled approximately $2,460,000, $2,663,000 and $2,617,000 in 1998, 1997 and 1996, respectively. SFC paid volume incentive fees to Southern States for operating lease agreements totaling $295,000, $392,000 and $351,000 in 1998, 1997 and 1996,
     respectively.

     As of April 1, 1998, MLCC became a wholly owned subsidiary of SFC (See Note
     17). MLCC and Southern States are parties to an agreement dated April 1, 1998, under which MLCC provides agricultural production loans, building loans, equipment loans, renovation loans, revolving credit loans, and other loans to and financing for customers of Southern States. Under the agreement, Southern States agrees to provide MLCC with equity capital in exchange for shares of MLCC preferred stock. The amount of MLCC preferred stock held by Southern States was $10,156,000 at June 30, 1998.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                               -----------------

5.   Investment in Finance Companies, continued:

     A consolidated condensed balance sheet for SFC as of June 30, 1998 and 1997, and the consolidated condensed statement of operations for the years ended June 30 1998, 1997 and 1996 are as follows:



                                                   Balance Sheet
     Assets                                                                     1998                   1997
     ------                                                                     ----                   ----
     Cash                                                                       $  3,917,971          $  4,383,451
     Finance receivables, net of allowance for credit losses of
       $9,462,807 for 1998 and $2,931,800 for 1997                               202,908,086           127,717,039
     Other                                                                        18,394,143            11,844,430
     Investments in other cooperatives                                            10,922,574             8,454,647
                                                                         --------------------   -------------------

             Total assets                                                      $ 236,142,774         $ 152,399,567
                                                                         ====================   ===================

     Liabilities and Stockholders' Equity

     Notes payable:
       Short-term lines of credit                                              $ 166,545,000          $ 98,230,000
       Term loans                                                                 34,250,000            35,000,000
     Accounts payable and accrued expenses                                         3,773,693               820,106
     Preferred stock                                                              31,074,000            17,918,000

     Stockholders' equity                                                            500,081               431,461
                                                                         --------------------   -------------------

             Total liabilities and stockholders' equity                         $236,142,774         $ 152,399,567
                                                                         ====================   ===================




                                                                     1998                   1997                  1996
                                                                     ----                   ----                  ----
                                  Statement of Operations

     Net interest and fee income                                     $  4,152,215          $  3,793,217          $  3,560,414
     General and administrative expenses                                3,932,000             3,652,292             3,428,209
                                                              --------------------   -------------------   -------------------

             Income before provision for income taxes                     220,215               140,925               132,205

     Provision for income taxes                                            86,318                55,703                46,558
                                                              --------------------   -------------------   -------------------

             Net income                                               $   133,897           $    85,222           $    85,647
                                                              ====================   ===================   ===================

     Southern States' equity interest                                 $    61,967           $    38,368           $    42,823
                                                              ====================   ===================   ===================

     The Company's 46.3% equity interest in SFC's consolidated net income has been included in the Company's consolidated statement of operations as miscellaneous income.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                ---------------


5.   Investments in Finance Companies, continued:

     The following unaudited proforma results of operations, assumes that the purchase of MLCC had occurred on July 1, 1996. The unaudited proforma results of operations are presented for informational purposes only and do not purport to be indicative of SFC's future consolidated results of operations.



                                                          Year ended June, 30
                                                       1998                  1997
                                                       ----                  ----
     Interest and service fee income                  $24,791,835           $20,684,915
                                                 =================     ==================

     Net loss                                          $2,026,773               $41,565
                                                 =================     ==================

     SFC has a Master Loan Agreement with CoBank, ACB ("CoBank") that provides for a $25,000,000 term loan payable due November 1, 1999 plus interest at an average interest rate of 6.80%.

     On November 6, 1997, SFC renewed an agreement for a syndicated bank lending facility providing for line of credit borrowings totaling $150,000,000 and certain term loan borrowings. This agreement is renewable annually and is administered by CoBank. The line of credit borrowings of $107,000,000 at June 30, 1998 bear interest at varying rates (approximately 5.82% at June 30, 1998). As of June 30, 1998, the balance of the amortizing term loan was $5,500,000 payable $1,500,000 in 1999 and $2,000,000 annually in fiscal
     2000 and 2001 plus interest at varying interest rates (approximately 7.37% at June 30, 1998). SFC is required to maintain investments in CoBank's capital stock and allocated equities based on percentages of the average loans outstanding. These investments are pledged as collateral for the notes payable.

     SFC has a Loan Agreement with Crestar Bank ("Crestar") that provides for a $10,000,000 line of credit (subject to certain net worth restrictions), with a balance of $5,450,000 at June 30, 1998; and a $2,000,000 amortizing term loan outstanding at June 30, 1998, which is due on November 1, 1998 and bears interest at 5.85%. The line of credit bears interest at varying rates established by Crestar (approximately 6.73% at June 30, 1998).

     MLCC has an agreement for a syndicated bank lending facility that provides for a line of credit totaling $100,000,000 that is renewable annually and is administered by CoBank. The line of credit borrowings of $53,000,000 at June 30, 1998 bear interest at varying rates (approximately 5.84% at June 30, 1998). MLCC has a loan agreement with Crestar that provides for a $5,000,000 line of credit with a balance of $1,095,000 at June 30, 1998. The line of credit bears interest at varying rates established by Crestar (approximately 6.73% at June 30, 1998). MLCC has subordinated debt of $1,750,000 that consists of notes payable to two farm bureaus, which notes are unsecured and subordinated to all "senior debt" of MLCC. "Senior debt" includes all indebtedness of MLCC to banks. These notes have interest rates of 10% to 10.5% and are due at various times through October 31, 2000.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                              -------------------


5.   Investments in Finance Companies, continued:

     Under the most restrictive debt agreement, SFC cannot exceed a debt to net worth ratio of 7 to 1 at the end of each month. This requirement increases seasonally to 8.5 to 1 for the months of June, July and August 1998 and will revert to 7 to 1 on September 1, 1998. SFC plans to repay certain borrowings by August 31, 1998 in order to comply with this requirement. SFC is also required to achieve a "TIER" (Times Interest Earned Ratio) of 1.1 to 1 or greater. TIER is defined as net income before interest and taxes plus the sum of depreciation and net additions to reserves for losses, all divided by interest expense. SFC is also required to maintain a "Defaulted Receivable Ratio" not to exceed .0055 to 1.

     On August 1, 1996, SFC entered into a Financing Services and Contributed Capital Agreement (the "Agreement") with Countrymark Cooperative, Inc. ("Countrymark") whereby SFC extends revolving credit to customers of Countrymark through the issuance of credit cards. Under the terms of the
     Agreement, Countrymark is obligated to maintain a computed minimum investment in SFC's Class A noncumulative preferred stock. In connection with this transaction, SFC and Countrymark also entered into a Common Stock Subscription and Redemption Agreement (the "Common Stock Agreement"). Countrymark has the right to cancel the Common Stock Agreement and tender its common stock to SFC and SFC has the right to cancel the Common Stock Agreement and redeem the common stock at any time. As part of the Common Stock Agreement, Countrymark purchased 73 shares of SFC's common stock representing 10.2% of the 713 shares of authorized common stock; 66 managed member cooperatives and Southern States each own 43.5% and 46.3%, respectively. Additionally, for as long as Countrymark maintains at least a 9.96% ownership in SFC's common stock, Countrymark is entitled to maintain one representative on the Board of Directors of SFC.


6.   Investments in Other Companies:

     Investments in other companies consisted of the following at year end:



                                                                             1998                    1997
                                                                             ----                    ----
         CF Industries, Inc.                                                 $ 43,473,877           $ 39,223,577
         CoBank, ACB                                                            7,479,858              7,187,751
         St. Paul Bank                                                          1,470,947
         Southern States Insurance Exchange                                    11,266,484             10,010,493
         Universal Cooperatives, Inc.                                           3,216,156              3,396,809
         Other cooperatives and companies                                       2,772,154                933,179
         Joint ventures                                                         5,893,670              3,491,010
                                                                      --------------------    -------------------

                Totals                                                       $ 75,573,146           $ 64,242,819
                                                                      ====================    ===================

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                ----------------

6.   Investments in Other Companies, continued:

     At June 30, 1998 and 1997, the Company's aggregate equity in the net assets of these investees exceeded the carrying value of such investments by approximately $15,650,000 and $17,000,000, respectively. Patronage refunds received for 1998 and 1997 were as follows:



                                                                                                1998                  1997
                                                                                                ----                  ----
         CF Industries, Inc.                                                                   $  5,512,596           $ 13,127,754
         CoBank, ACB                                                                                477,526                537,623
         Southern States Insurance Exchange                                                       3,407,439              2,884,326
         Universal Cooperatives, Inc.                                                               232,667                144,483
         Other cooperatives                                                                          52,943                 45,076
                                                                                         -------------------    -------------------

                Totals                                                                        $  9 ,683,171           $ 16,739,262
                                                                                         ===================    ===================


     Purchases by Southern States from CF Industries, Inc. and Universal Cooperatives, Inc. were approximately $88,000,000 and $90,000,000 in 1998 and 1997, respectively.


7.   Property, Plant and Equipment:

     Property, plant and equipment at year end is summarized as follows:



                                                                                               1998                   1997
                                                                                               ----                   ----
         Land                                                                                   $ 16,496,766          $ 14,620,768
         Buildings and improvements                                                               90,332,409            77,280,460
         Machinery and equipment                                                                 100,032,931            96,145,743
         Furniture and fixtures                                                                   28,667,191            24,743,450
         Automotive equipment                                                                     53,307,919            47,888,301
         Construction in progress                                                                 15,740,412             4,308,780
                                                                                         --------------------   -------------------

                Totals                                                                         $ 304,577,628         $ 264,987,502
                                                                                         ====================   ===================


     At June 30, 1998 and 1997, property, plant and equipment, having an aggregate book value of $6,990,070 and $7,918,587, respectively, was pledged as collateral under industrial revenue financings (see Note 9).

     The cost of property, plant and equipment includes: interest capitalized in the amount of $451,478, $164,506, and $115,576 in 1998, 1997, and 1996
     respectively; and capitalized software in the amount of $9,610,641 and $2,938,329 at June 30, 1998 and 1997, respectively. Depreciation expense associated with capitalized software was $237,251 and $234,027 in 1998 and 1997, respectively. There was no capitalized software or depreciation expense associated with capitalized software for the year ended June 30, 1996.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                              -------------------


8.   Short-Term Notes Payable:

     At June 30, 1998, short-term notes of $7,100,000 bearing interest at rates of 7.75% and 8.00% were payable to CoBank. At June 30, 1997, short-term notes of $2,375,000 bearing interest at 8.00% were payable to CoBank. At June 30, 1998, the Company had a $50,000,000 short-term line of credit with CoBank and short-term lines of credit with other institutions totaling $97,000,000 which do not require the maintenance of compensating balances because generally credit extension is subject to availability of funds. At June 30, 1998 and June 30, 1997, there were no borrowings under these lines of credit.

     During 1998, average daily short-term borrowings were approximately $47,636,986 (maximum outstanding - $81,300,000) at a weighted average interest rate approximating 5.77%. During 1997, such borrowings averaged approximately $32,416,301 (maximum outstanding - $74,250,000) at a weighted average interest rate approximating 5.57%. These rates were computed net of qualified patronage refunds received from CoBank.


9.   Long-Term Debt:

     Long-term debt at year end consisted of:


                                                                                                1998                   1997
                                                                                                ----                   ----
         Term notes - CoBank due 2005, 6.99% and 7.02% per annum at
             June 30, 1998 and 1997, respectively (a)                                       $   38,000,000       $     41,700,000
         Revolving term loan - CoBank due 2001, 6.11%-6.31% and 6.12%
             per annum at June 30, 1998 and 1997, respectively (a)                              93,000,000             44,000,000
         Senior Notes - Aetna Life Insurance Company 9.25% per
             annum (b)                                                                                                 18,000,000
         Industrial revenue financings (c)                                                       6,620,000              7,520,000
         Notes due through 2003 (maximum rate 10%)                                                 254,735                102,975
                                                                                         -------------------    --------------------

                Total long-term debt                                                           137,874,735            111,322,975

         Less current maturities                                                                 1,833,434              1,420,725
                                                                                         -------------------    --------------------

                Long-term debt due after one year                                          $   136,041,301        $   109,902,250
                                                                                         ===================    ====================


     (a) The term notes with CoBank are payable $1,000,000 in 1999, $3,000,000 annually in 2000 and 2001, $7,000,000 annually in 2002 and 2003,  $9,000,000 in 2004,  and  $8,000,000 in 2005.  The credit facilities with CoBank include a revolving bank line of credit agreement totaling, in aggregate, $93,000,000. This agreement, which expires in 2001, enables the Company to refinance short-term debt on a long-term basis. Accordingly, certain current maturities of long-term debt intended to be refinanced were reclassified as long-term debt (see Note 9(b)). Under the terms of the short-term and long-term loan agreements with CoBank, the Company is required to maintain investments in CoBank's capital stock and allocated equities based on percentages of the average loans outstanding. At June 30, 1998, such investments in the amount of $7,479,858 were pledged as collateral for indebtedness to CoBank.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                               -----------------

9.   Long-Term Debt, continued:

     (b) The Senior Notes, Series A (the "Notes") issued to Aetna Life Insurance Company and due August 4, 1999 were payable $6,000,000 1998 through 2000. At June 30, 1997, the $6,000,000 payable in 1998 was classified as long-term debt since the Company had the ability and intent to refinance this debt. The Company prepaid the Notes in full on August 4, 1997, utilizing funds available under its revolving credit facility. Prepayment penalties of $240,000 were incurred related to this prepayment.

     (c) Two industrial revenue financings require payments sufficient to enable the industrial development authorities to pay principal, premium, if any, and interest on the revenue bonds. The obligations mature serially in the following annual amounts: $750,000 annually in fiscal 1999 through 2004, $1,620,000 in 2005 and $500,000 in 2006.
           The obligations bear interest at rates ranging from 3.60% to 3.70%.

     Long-term debt maturing within each of the four fiscal years after June 30, 1999 is as follows: 2000 - $3,810,331; 2001 - $96,811,398; 2002 -
      $7,793,742; 2003 - $7,755,830;  thereafter - $19,870,000.  The Company has an outstanding letter of credit in the amount of $20,000,000 at June 30, 1998 to collateralize certain borrowings.

     Under the most restrictive outstanding debt agreement, the Company is required to maintain, at fiscal year end, on a consolidated basis: (a) working capital of at least $65,000,000, (b) a ratio of current assets to current liabilities of at least 1.45 to 1, (c) net worth of at least 35% of total assets and not less than $140,000,000, and (d) a ratio of adjusted long-term debt to tangible net worth not to exceed .775 to 1 through December 31, 1998 and .75 to 1 thereafter.

     See Note 15, Derivative Financial Instruments for information relating to interest rate swaps.


10.  Capital Stock:

     At June 30, 1998, Southern States' authorized capital stock consisted of 20,000,000 shares of common stock ($1 par value) and 200,000 shares of cumulative preferred stock ("5%-6% Preferred Stock") ($100 par value), issuable in series, the redemption of which is limited to 20,000 shares annually. The Company's Articles of Incorporation were restated on July 13, 1998 to increase the authorized shares of preferred stock from 200,000 shares to 1,000,000 shares, $100 par value per share.

     Wetsel, Inc. ("Wetsel"), a wholly owned subsidiary, has authorized 35,000 shares of Series 1, Class A cumulative redeemable preferred stock. At June 30, 1998 and 1997, Wetsel had 21,141 shares ($2,114,000) of 9% Series 1,
     Class A cumulative redeemable preferred stock ("9% Redeemable Preferred Stock") outstanding ($100 par value). Pursuant to an agreement dated February 3, 1995, this stock may not be called for redemption by Wetsel or put for redemption by the holders prior to December 31, 1999.

     Southern States' authorized common stock is membership common stock and, pursuant to the requirements of the Agricultural Cooperative Association Act of Virginia and the Articles of Incorporation and Bylaws of Southern States, its issuance or transfer is limited to bona fide producers of agricultural products and cooperative associations that are owned and controlled by such producers who use the services or supplies of Southern States. Dividends on Southern States' common stock are limited annually to 6% of this stock's aggregate par value.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                              -------------------


10.  Capital Stock, continued:

     Each member, regardless of the number of shares of common stock registered in the member's name, is entitled to one vote in the affairs of Southern States. Under various circumstances (e.g., death of stockholder), Southern States repurchases common stock from its members at par value plus declared and unpaid dividends, if any. In the event of liquidation or other disposition of the assets of Southern States, the holders of common stock, after satisfaction of obligations to creditors and to holders of all preferred stock, would be entitled to receive a maximum of $1 per share (par value) plus declared and unpaid dividends, if any. Any remaining amounts shall be returned to members and other patrons on a pro rata basis of their respective interest therein.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued


                               ------------------

10.  Capital Stock, continued:

     Changes in preferred stock ($100 par) and common stock ($1 par) during 1996, 1997 and 1998 follow:



                                                                            9%
                                   5% - 6% Preferred             Redeemable Preferred                      Common
                            ------------------------------  ------------------------------  ----------------------------------

                            Outstanding      Aggregate      Outstanding       Aggregate     Outstanding         Aggregate
                              Shares         Par Value         Shares         Par Value         Shares          Par Value
                            -------------  ---------------  --------------  --------------  ---------------  -----------------


Balances, June 30, 1995          16,754       $1,675,400          21,141      $2,114,100        9,705,086         $9,705,086

  Issued                            385           38,500                                        1,256,145          1,256,145
  Redeemed                         (750)         (75,000)                                        (113,867)          (113,867)
                           -------------  ---------------  --------------  --------------  ---------------  -----------------

Balances, June 30, 1996          16,389       $1,638,900          21,141      $2,114,100       10,847,364        $10,847,364

  Issued                            349           34,900                                        1,179,465          1,179,465
  Redeemed                       (1,306)        (130,600)                                        (105,407)          (105,407)
                           -------------  ---------------  --------------  --------------  ---------------  -----------------


Balances, June 30, 1997          15,432       $1,543,200          21,141      $2,114,100       11,921,422        $11,921,422

  Issued                            424           42,400                                          879,529            879,529
  Redeemed                         (914)         (91,400)                                        (605,933)          (605,933)
                           -------------  ---------------  --------------  --------------  ---------------  -----------------

Balances, June 30, 1998          14,942       $1,494,200          21,141      $2,114,100       12,195,018        $12,195,018
                           =============  ===============  ==============  ==============  ===============  =================


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                ---------------

11. Employee Benefit and Compensation Plans:

     Southern States sponsors a multiemployer defined benefit retirement plan (the "Plan") which is noncontributory and includes substantially all employees of Southern States, certain subsidiaries, SFC, and 70 managed member cooperatives ("Participating Employers"). Plan assets are not segregated for each Participating Employer and are used to provide benefits for participants of all Participating Employers. Benefit formulas and pension cost allocation and funding methodologies are the same for all Participating Employers. If a Participating Employer withdraws from the plan, the Participating Employer does not withdraw any assets from the Plan and does not assume any of the Plan's obligation. Thus, the information relating specifically to Southern States is not available. For 1998, 1997 and 1996, Southern States' expenses, including administrative expenses, were $3,004,146, $3,899,638 and $3,897,414, respectively. A comparison of accumulated benefits, as estimated by the Plan's actuary, and net assets of the Plan is presented below.




                                                                        July 1
                                                       -----------------------------------------


                                                             1998                   1997
                                                             ----                   ----
         Actuarial present value of plan benefits:
             Vested                                     $    98,115,602       $    86,795,627
             Nonvested                                        2,834,524             2,452,758
                                                       ------------------    -------------------

                 Total benefits                          $  100,950,126       $    89,248,385
                                                       ==================    ===================

         Net assets available for benefits               $  148,571,687        $  122,878,661
                                                       ==================    ===================


     The discount rates used in computing the present value of plan benefits were 7.34%, 7.47% and 7.88% for the years ended June 30, 1998, 1997 and 1996, respectively.

     The Corporation has a non-qualified supplemental retirement plan covering certain employees, which provides for incremental retirement payments from the Company's funds so that total retirement payments equal amounts that would have been payable from the Company's multiemployer retirement plan if it were not for limitations imposed by income tax regulations. The amounts expensed for the supplemental retirement plan were $232,755, $422,530 and $446,103 in 1998, 1997 and 1996, respectively. The accumulated benefit obligation recognized in the Company's consolidated balance sheet at June 30, 1998 and 1997 was $1,115,854 and $904,432, respectively.

     Under the Company's 401(k) plan, the Company matches employee contributions and may make discretionary contributions based on the Company's performance. Employee contributions are matched to the extent of 40% of the participant's first 3% contributed and 15% of the next 2% contributed. The Company's matching contributions for 1998, 1997 and 1996 were $1,001,382, $865,909 and $783,191, respectively. The Company provided for an additional contribution of $672,136 for 1997 and $880,727 for 1996.

     Southern States provides certain life insurance benefits for retired employees. Substantially all of Southern States' employees may become eligible for those benefits, generally upon attaining normal retirement age while employed by Southern States. Those and similar benefits for active employees are provided through insurance companies whose premiums are based on benefits paid. The costs of these benefits for retired employees are a function of the annual pension plan valuation.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                ---------------

11.  Employee Benefit and Compensation Plans, continued:

     Costs for postretirement benefits other than pensions, primarily medical benefit costs, are accrued during the employee's period of service. The accumulated postretirement benefit obligation ("APBO") as of July 1, 1993 (the "transition obligation") of $5,043,773 is being amortized over a period of 20 years and is recorded in miscellaneous other noncurrent liabilities. The Company's policy is to fund these benefits on a pay-as-you-go basis.

     Summary postretirement plan information is as follows:


                                                                          June 30, 1998        June 30, 1997
                                                                          -------------        -------------


       APBO:
           Retirees                                                       $     2,732,229     $     2,809,411
           Fully eligible active participants                                     621,812             639,355
           Other active plan participants                                         585,216             601,748
                                                                         -----------------   ------------------

                  Total APBO                                                    3,939,257           4,050,514

       Unrecognized prior service cost                                           (551,158)           (612,398)
       Unrecognized net gain                                                    1,076,486           1,124,446
       Transition obligation                                                   (3,782,828)         (4,035,017)

       Accrued  postretirement benefit cost                              $        681,757    $        527,545
                                                                         =================   ==================




     The components of net periodic postretirement benefit cost are as follows:


                                                                                    Year ended June 30,
                                                                        1998                1997                 1996
                                                                        ----                ----                 ----

       Net periodic postretirement benefit cost:
           Service cost                                           $         80,194    $        116,692     $        108,551
           Interest cost                                                   285,888             339,746              350,363
           Amortization of unrecognized prior service cost                  61,240
           Amortization of net (gain)                                      (47,960)
           Amortization of transition obligation                           252,189             252,189              252,189
                                                                  -----------------   ------------------   ------------------

                                                                  $        631,551    $        708,627     $        711,103
                                                                  =================   ==================   ==================


     The health care cost trend rates used to determine the APBO at June 30, 1998 were 10%, 9% in 1999, and 0% thereafter for those under age 65, and were 8% in 1998, 7% in 1999 and 0% thereafter for those age 65 and over as benefits to participants are frozen. The discount rate used to determine the APBO at June 30, 1998 and 1997 was 7.5%. A one percent increase in the health care cost trend rate would increase the APBO at June 30, 1998 by $62,000 and the net postretirement benefit cost by $6,000. The unrecognized prior service cost resulted from a 1997 plan amendment which extended an employer cost freeze, previously effective January 1, 1997, to January 1, 2000.

     The Company has in effect other compensation plans for management and retail store personnel under which current and deferred awards, based principally on operating results, are made. The aggregate charge to operations with respect to these plans approximated $1,816,084 in 1998, $2,488,144 in 1997 and $2,530,723 in 1996.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                              --------------------

12. Income Taxes:
     Income tax expense consisted of the following:



                                                           1998                  1997                  1996
                                                            ----                  ----                  ----

        Current:
           Federal                                    $      2,123,899      $      5,299,458       $     6,256,673
           State                                               567,276             1,131,211             1,296,002
                                                      ------------------    ------------------    ------------------

           Total current                                     2,691,175             6,430,669             7,552,675

        Deferred federal and state                             274,611              (392,258)             (500,442)
                                                      ------------------    ------------------    ------------------

           Total                                      $      2,965,786      $      6,038,411       $     7,052,233
                                                      ==================    ==================    ==================





     The significant differences between the U.S. federal statutory income tax rate and the effective income tax rate are as follows:



                                                                               1998                  1997                  1996
                                                                               ----                  ----                  ----


        Statutory federal income tax rate                                      35.0%                 35.0%                 35.0%
        Patronage refund deduction                                            (15.6)                (18.2)                (17.1)
        State income taxes, net of federal benefits                             3.0                   2.1                   2.3
        Other, net                                                             (0.6)                 (0.9)                  0.2
                                                                               ----                  ----                  ----
            Effective income tax rate                                          21.8%                 18.0%                 20.4%
                                                                               ====                  ====                  ====




     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 1998 and 1997 are as follows:



                                                           1998                  1997
                                                           ----                  ----

Current deferred tax assets:
    Allowance for doubtful accounts                      $ 1,058,273       $   882,372
    Inventory costs                                          935,034           821,472
    Uninsured losses                                         512,983           491,161
    Accrued vacation pay                                   2,062,041         1,908,970
    Other, net                                               421,582
                                                         -----------       -----------

       Net current deferred income tax asset               4,989,913         4,103,975
                                                         -----------       -----------

Noncurrent deferred tax assets (liabilities):
    Deferred compensation                                  2,603,258         1,959,773
    Non-qualified patronage refund allocations:
       Issued                                              1,419,261         1,413,572
       Received                                           (1,001,333)         (986,636)
    Property, plant and equipment                         (7,933,404)       (6,896,902)
    Other, net                                               166,680           449,427

       Net noncurrent deferred income tax liability       (4,745,538)       (4,060,766)
                                                         -----------       -----------

Net deferred income tax asset                            $   244,375       $    43,209
                                                         ===========       ===========


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             ---------------------


13. Commitments, Contingencies and Other Matters:

     a. Leases - Southern States is party to an agreement whereby an investment company (the "Owner") constructed, on land owned by Southern States and leased to the Owner for a 70-year term expiring in 2048, a headquarters building for lease to Southern States. Under the terms of the building lease, Southern States is obligated to pay rent (net of income from the land rental) based upon the cost of the building and executory costs such as insurance, maintenance and property taxes. This operating lease has an initial term of 30 years, expiring in October 2008, and contains options allowing Southern States to renew the lease for two additional five-year periods and to purchase the building, at certain times throughout the lease, at the greater of the building's original cost or its then fair market value as defined in the lease. Should Southern States not exercise its purchase option by the expiration of the building lease, the Owner has options, exercisable throughout the remaining term of the land lease, to purchase the land at its then fair market value.

        In addition, the Company leases transportation, data processing and other equipment under operating leases expiring generally during the next five years. Rent expense approximated $8,700,650 in 1998, $8,109,700 in 1997 and $7,271,500 in 1996.

        The Company's approximate minimum lease commitments under noncancellable operating leases, less noncancellable subleases, are as follows:


                                                                      Office Building
                                                          -------------------------------------------

                   Year                     Equipment                  Lease                Subleases                Totals
                   ----                     ---------                  -----                ---------                ------


                   1999                    $4,807,330               $ 742,538             $ (549,499)              $5,000,369
                   2000                     3,298,218                 742,538               (571,479)               3,469,277
                   2001                     2,306,421                 742,538               (594,338)               2,454,621
                   2002                     1,291,509                 742,538               (618,112)               1,415,935
                   2003                     1,019,345                 742,538               (208,713)               1,553,170
                Thereafter                  1,323,884               3,898,323                                       5,222,207



      b. Other Matters - The Company's 1998, 1997 and 1996 consolidated statement of operations includes a provision in cost of products purchased and marketed and other operating costs of $872,306, $477,447 and $309,801, respectively, to cover estimated environmental remediation costs. These costs are offset by recoveries, primarily from state agencies, of certain environmental costs expended in prior periods, of $100,000, $41,415 and $591,383 in 1998, 1997 and 1996,
         respectively. The unpaid portion of such costs totaled $1,176,147 and $1,140,079 at June 30, 1998 and 1997, respectively, and is included as a liability in the Company's consolidated balance sheet for the respective years. The remaining actual environmental remediation liability may be different from management's estimates due to the uncertainty of the extent of pollution, the complexity of laws and government regulations and their interpretation, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery, and the uncertain level of the Company's involvement.

         The Company is a defendant in several lawsuits arising in the ordinary course of business. While the outcome of any litigation cannot be predicted with certainty, the Company believes that the ultimate disposition of these matters will not have a material adverse effect on its consolidated financial position or results of operations.

         At June 30, 1998 and 1997, commitments for the construction and acquisition of plant and equipment totaled approximately $7,079,926 and $1,517,342, respectively.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                             ----------------------


14.   Fair Value of Financial Instruments:

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      Cash and Accounts Receivable - The carrying amounts approximate fair value because of the short maturity of these assets.

      Long-term Investments - Long-term investments, principally in supplier cooperatives, are carried at cost and unpaid qualified written notices of allocation are carried at stated or par value. The Company believes it is not practicable to estimate the fair value of the securities of supplier cooperatives without incurring excessive costs because there is no established market for these securities and it is inappropriate to estimate future cash flows which are largely dependent on future patronage earnings of the supplier cooperatives.

      Accounts Payable and Notes Payable - The carrying amounts approximate fair value because of the short maturity of these liabilities.

      Long-term Debt - The fair value of the Company's long-term debt is estimated based on the discounted cash flow of that debt, using estimated current rates for debt of the same remaining maturities. At June 30, 1998, the estimated fair value of the long-term debt totaling $137,874,735 was $134,290,704. At June 30, 1997, the estimated fair value of the long-term debt totaling $111,322,975 was $104,903,697.


15.   Derivative Financial Instruments:

      At June 30, 1998, the Company had outstanding four variable to fixed interest rate swaps with a notional amount of $65,000,000 and fair market value of $63,783,631 with terms ranging from two to five years. Under the terms of these agreements, the Company is paying fixed interest rates ranging from 6.335% to 6.760% and receiving a variable rate based on 3-month London Interbank Offered Rates ("LIBOR") of 5.71875% at June 30, 1998. At June 30, 1997, the Company had outstanding three variable to fixed interest rate swaps with a notional amount of $50,000,000 and fair market value of $49,618,826 with terms ranging from two to five years. Under the terms of those agreements, the Company was paying fixed interest rates ranging from 6.335% to 6.760% and receiving a variable interest rate based on 3-month LIBOR of 5.78125% at June 30, 1997. These interest rate swaps are being used to convert certain floating rate debt to fixed rates. Net receipts or payments under the agreements are being recognized as adjustments to interest expense. The Company is exposed to credit losses in the event of counterparty nonperformance, but does not anticipate any such losses.

      The Company uses futures contracts to protect purchase and sales contract prices from directly related fluctuations in the market price of grains and petroleum products. Those futures contracts are commitments to either purchase or sell designated amounts and varieties of grain and petroleum products at a future date, generally not exceeding a period of six months, for a specified price, and may be settled in cash or through delivery. The Company hedges purchases and sales with the sole purpose of eliminating the risk of market price fluctuations. No futures contracts are purchased or sold for purely speculative purposes. The Company is exposed to credit losses in the event of counterparty nonperformance, but does not anticipate any such losses.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------


15.   Derivative Financial Instruments, continued:

      Realized and unrealized gains and losses on futures contracts are accounted for on a deferral basis. Net realized gains and losses on open and closed futures contracts, primarily in grain futures, reported in the statement of operations under cost of products purchased and marketed were net gains of $1,016,672 and $2,417,602 and a net loss of $9,208,824 for
      1998, 1997 and 1996, respectively. Since these net realized gains were the result of hedging transactions, they were substantially offset by net losses and gains realized on cash transactions. Deferred gains on open and closed new crop grain futures reported in the balance sheet under accrued expenses were $274,802 and $1,149,269 for 1998 and 1997, respectively. Deferred losses on open and closed new crop grain futures reported in the balance sheet under other assets were $1,144,721 and $1,558,156 for 1998 and 1997, respectively.


16.   Supplemental Disclosures of Cash Flow Information:

      The   components  of  cash  provided  by  (used  in)  current  assets  and liabilities, net of the effect of balances acquired from MLE on April 1, 1998, follow:



                               1998                          1997                 1996
                               ----                         ----                  ----



Receivables                  $ 27,870,279             $ (3,475,635)            $(12,737,390)
Inventories                    (6,476,370)              (7,664,598)             (12,583,677)
Prepaid expenses               (1,173,102)                 840,253               (1,010,521)
Accounts  payable             (29,534,741)               6,738,389               13,117,776
Accrued expenses               20,838,166                1,335,287                2,589,490
Other, net                     (1,246,395)              (1,226,876)                (454,356)
                             ------------             ------------             ------------

                             $ 10,277,837             $ (3,453,180)            $(11,078,678)
                             ============             ============             ============



      Cash payments for interest (net of amounts capitalized) were $16,694,502, $15,480,960 and $15,244,333 for 1998 1997 and 1996, respectively. Cash payments for income taxes were $2,533,809, $6,463,517 and $6,040,107 for 1998 1997 and 1996, respectively. Noncash transactions included the assumption of patronage refund allocations from MLE during 1998 totaling $2,683,000.


17.   Merger:

       On April 1, 1998, Southern States completed a merger with MLE Marketing, a livestock marketing cooperative headquartered in East Lansing, Michigan. MLE operates livestock dealer and auction markets in Indiana, Kentucky, Michigan and Ohio. The merger constituted a tax-free reorganization and has been accounted for using the purchase method under Accounting Principles Board Opinion No. 16 ("APB 16"). The Company issued 76,000 shares (par value $76,000) of its common stock to the former members of MLE and assumed patronage refund allocations issued in prior years to MLE members in the amount of $2,683,000. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1 million is being amortized over 15 years.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                ----------------


 18. Segment Information:

     The Company has six reporting segments or divisions: Crops, Feed, Petroleum, Retail Farm Supply, Farm and Home, and Marketing. The crops segment procures, manufactures, processes and distributes fertilizer, seed and crop protection products. The feed segment procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. The petroleum segment distributes all grades of gasoline, kerosene, fuel oil, propane and other related petroleum products. The retail farm supply segment distributes agricultural supplies through approximately 200 Company owned and managed member cooperatives. The farm and home segment distributes farm and home products through wholesale and retail centers. The marketing segment purchases corn, soybean, wheat, barley and livestock from its members and markets these products.

     The Company evaluates performance based upon operating profit or loss. Interest expense is allocated to each of the segments based upon segment assets employed and excluding the allocation of general corporate overhead. The Company accounts for intersegment sales at current market prices.

     The following tables present information about the Company's reported segment profit and segment assets as well as the reconciliation of reportable segment revenues, operating profit and assets to the Company's consolidated totals.




     1998                                                                                  Retail           Farm
                                           Crops           Feed         Petroleum       Farm Supply       and Home
                                           -----           ----         ---------       -----------       --------


     Revenues from external customers   $151,041,777    $145,581,994   $ 193,097,559     $ 336,259,693   $196,116,317
     Intersegment revenues               156,898,258      62,314,122      17,555,622                       40,404,007
     Interest expense                      2,461,380       1,805,800       1,488,294         6,570,858      2,965,678
     Depreciation and amortization         1,315,274       2,107,916       2,057,166         6,594,762      1,844,868
     Profit                               16,865,664       6,120,876       1,650,180         4,855,530      5,966,802
     Assets                               55,508,563      34,270,787      35,634,480       104,946,956     69,168,805
     Capital expenditures                  1,102,859       3,046,937         173,721        18,086,655        991,688








     1998
                                             Marketing        Other            Total
                                             ---------        -----            -----


     Revenues from external customers         $94,516,837    $2,888,853    $1,119,503,030
     Intersegment revenues                      8,876,637       711,122       286,759,768
     Interest expense                            (191,898)    1,759,261        16,859,373
     Depreciation and amortization                910,256     2,781,630        17,611,872
     Profit                                     1,781,884      (526,980)       36,713,756
     Assets                                    51,698,503   111,068,346       462,296,440
     Capital expenditures                         820,786     9,682,022        33,904,668


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                             ------------------



18.      Segment Information, continued:



     1997                                                                                  Retail           Farm
                                           Crops           Feed         Petroleum       Farm Supply       and Home
                                           -----           ----         ---------       -----------       --------


     Revenues from external customers   $160,448,334    $161,939,799    $250.260,067      $336,043,632   $188,425,641
     Intersegment revenues               152,832,784      65,124,073      21,514,906                       40,531,928
     Interest expense                      1,911,693       1,711,774       1,078,107         6,376,174      2,963,301
     Depreciation and amortization         1,253,195       2,118,456       1,946,686         6,220,394      1,721,362
     Profit                               26,609,406       6,301,755       7,106,830         5,854,165      7,172,649
     Assets                               50.852,032      32,269,622      36,414,775       106,164,547     64,464,842
     Capital expenditures                  1,363.892       2,481,491          20,468        10,558,910      1,017,205









     1997
                                        Marketing        Other            Total
                                        ---------        -----            -----


     Revenues from external customers   $116,211,167    $2,771,115    $1,216,099,755
     Intersegment revenues                20,572,748       781,968       301,358,407
     Interest expense                          1,989     1,522,485        15,565,523
     Depreciation and amortization           756,392     2,581,884        16,598,369
     Profit                                3,585,102      (197,898)       56,432,009
     Assets                               15,487,755   103,506,540       409,160,113
     Capital expenditures                  1,104,470     3,398,142        19,944,578










     1996                                                                                  Retail           Farm
                                           Crops           Feed         Petroleum       Farm Supply       and Home
                                           -----           ----         ---------       -----------       --------


     Revenues from external customers   $148,597,613    $147,420,122    $219,607,207      $317,920,739   $175,826,722
     Intersegment revenues               145,140,890      59,673,434      18,095,863                       39,959,963
     Interest expense                      1,960,080       1,710,515       1,222,895         6,331,607      2,852,076
     Depreciation and amortization         1,166,721       2,282,108       1,845,856         6,146,954      1,675,101
     Profit                               24,360,025       6,922,153       8,719,018         5,427,573      7,811,436
     Assets                               47,868,106      30,397,519      32,914,630       106,619,166     60,291,080
     Capital expenditures                  1,417,489         997,917         (22,783)       11,208,338        669,820






     1996
                                      Marketing        Other            Total
                                      ---------        -----            -----


     Revenues from external customers $110,731,601    $2,544,855    $1,122,648,859
     Intersegment revenues              19,278,730       241,545       282,390,425
     Interest expense                      778,599       381,215        15,236,987
     Depreciation and amortization         769,842     2,380,414        16,266,996
     Profit                              2,268,773       237,947        55,746,925
     Assets                             18,850,103    88,610,024       385,550,628
     Capital expenditures                  684,008     3,574,249        18,529,038


           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------


18.  Segment Information, continued:

     The following is a reconciliation of reportable segment profit to the Company's consolidated totals.




                                                    1998                   1997                   1996
                                                    ----                   ----                   ----
Profit

Total profit for reportable segments          $    36,713,756         $    56,432,009         $    55,746,925

General corporate overhead                        (23,081,332)            (22,892,157)            (21,100,931)

Net savings before income taxes               $    13,632,424         $    33,539,852         $    34,645,994
                                              ===============         ===============         ===============


--------------------------------------------------------------------------------

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                                 --------------


19.  Subsequent Event:

     On July 23, 1998, the Company entered into a definitive agreement to acquire the assets of the farm supply inputs business of Gold Kist Inc., a Georgia cooperative marketing association for approximately $218,313,000, net of liabilities assumed of approximately $38,096,000 (estimated based on
     August  31,  1998   information). The transaction  closed on October 13,
     1998. The final purchase price will be based on a post-closing statement of net current asset value. The net assets purchased include certain
     inventory,  real  property,   personal property,  and  certain  accounts
     receivable, other assets, and certain liabilities. The transaction will be accounted for using the purchase method. The Company financed the transaction utilizing a bridge loan facility.


20.  Quarterly Results of Operations (Unaudited):

     The Company's unaudited quarterly results of operations were as follows:



                                                                   Fiscal 1997 Quarters

                                          September 30         December 31           March 31            June 30
                                          ------------         -----------           --------            -------




Sales and other operating revenue        $ 252,339,354         $ 285,393,263        $ 306,900,158        $ 371,466,980
Gross margin                                37,670,114            41,343,163           61,499,930           61,146,190
Net savings/(loss)                            (746,431)             (443,772)          15,750,418           12,941,226




                                                                      Fiscal 1998 Quarters

                                            September 30         December 31           March 31            June 30
                                            ------------         -----------           --------            -------


Sales and other operating revenue        $ 234,836,413         $ 244,738,151         $ 277,043,216        $ 362,885,250
Gross margin                                34,115,913            39,788,781            52,918,937           65,026,964
Net savings/(loss)                          (5,501,643)           (2,029,222)            7,885,182           10,312,321


                          INDEPENDENT AUDITORS' REPORT


The Boards of Directors
Gold Kist Inc.:
Southern States Cooperative, Incorporated:

    We have audited the accompanying statements of assets to be acquired and liabilities to be assumed of the Inputs Business (as defined in Note 1) of Gold Kist Inc. and subsidiaries (the "Company") as of June 28, 1997 and June 27, 1998, and the related statements of operations and cash flows for each of the years in the three-year period ended June 27, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements of the Company's Inputs Business to be sold to Southern States Cooperative, Inc. were prepared pursuant to the Asset Purchase Agreement described in Note 1, and are not intended to be a complete presentation of the Inputs Business's financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Inputs Business as of June 28, 1997 and June 27, 1998, and the results of their operations and cash flows for each of the years in the three-year period ended June 27, 1998, pursuant to the Asset Purchase Agreement described in Note 1, in conformity with generally accepted accounting principles.



                                              KPMG Peat Marwick LLP


Atlanta, Georgia
August 26, 1998

                        INPUTS BUSINESS OF GOLD KIST INC.
                       STATEMENTS OF ASSETS TO BE ACQUIRED
                          AND LIABILITIES TO BE ASSUMED
                             (Amounts in Thousands)




                                                                         June 28, 1997    June 27, 1998
                                                                         -------------    ----------

                                    ASSETS
Current assets:
Receivables, principally trade, less allowance for doubtful accounts
 of $4,830 in 1997 and $6,493 in 1998 ..............................        $ 70,540          77,205
Crop notes receivable, less allowance for doubtful notes of $2,706
 in 1997 and $6,816 in 1998 (note 2) ...............................          64,431          71,073
Inventories (note 3) ...............................................          81,594          89,218
Other current assets ...............................................           1,680           1,116
                                                                            --------        --------
   Total current assets ............................................         218,245         238,612
Investments (note 4) ...............................................             310           1,535
Property, plant and equipment, net (note 5) ........................          49,984          48,185
Other assets (note 6) ..............................................             500             811
                                                                            --------        --------
   Total assets ....................................................        $269,039         289,143
                                                                            --------        --------


                                  LIABILITIES
Current liabilities:
  Current maturities of long-term debt (note 7)  ...................        $    232             235
  Accounts payable .................................................          49,453          59,134
  Accrued compensation and related expenses ........................           1,922           1,251
  Other current liabilities ........................................           2,382           2,538
                                                                            --------        --------
   Total current liabilities .......................................          53,989          63,158
Long-term debt, excluding current maturities (note 7)...............           8,863           8,628
                                                                            --------        --------
   Total liabilities ...............................................          62,852          71,786
                                                                            --------        --------
   Net assets ......................................................        $206,187         217,357
                                                                            ========        ========


                 See accompanying notes to financial statements.

                       INPUTS BUSINESS OF GOLD KIST INC.
                           STATEMENTS OF OPERATIONS
                            (Amounts in Thousands)



                                                                                 Years Ended
                                                            ----------------------------------------------------------
                                                            June 29, 1996       June 28, 1997         June 27, 1998
                                                            -------------       -------------         -------------

Net sales .......................................            $ 458,927               488,409               480,542
Cost of sales ...................................              363,725               389,798               393,711
                                                             ---------             ---------             ---------
   Gross margin .................................               95,202                98,611                86,831
Distribution, administrative and general expenses               85,531                98,456               105,291
                                                             ---------             ---------             ---------
   Net operating margin (loss) ..................                9,671                   155               (18,460)
                                                             ---------             ---------             ---------
Other income (deductions):
   Interest income ..............................                6,918                 8,448                10,041
   Interest expense .............................              (10,741)              (11,282)              (12,675)
   Miscellaneous, net ...........................                  417                    88                 1,169
                                                             ---------             ---------             ---------
        Total other deductions ..................               (3,406)               (2,746)               (1,465)
                                                             ---------             ---------             ---------
   Earnings (loss) before income taxes ..........                6,265                (2,591)              (19,925)
Income tax (expense) benefit-(note 9) ...........               (2,256)                  972                 7,576
                                                             ---------             ---------             ---------
   Net income (loss) ............................            $   4,009                (1,619)              (12,349)
                                                             =========             =========             =========

                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)

                                                                                                 Years Ended
                                                                               ------------------------------------------------
                                                                               June 29, 1996    June 28, 1997     June 27, 1998
                                                                               -------------    -------------      ------------

Cash flows from operating activities:
  Net income (loss) ......................................................        $  4,009           (1,619)         (12,349)
  Non-cash items included in net income (loss):
   Depreciation and amortization .........................................           5,855            6,186            6,188
   Allowance for doubtful accounts .......................................             678            2,282            5,773
   Gains on sales of assets ..............................................            (243)             (23)            (475)
   Equity in loss of limited liability corporation .......................            --               --                481
   Other .................................................................              59              (82)             (34)
  Changes in operating assets and liabilities:
   Receivables ...........................................................         (13,385)           2,831           (8,334)
   Crop notes receivable .................................................         (24,811)          (8,479)         (10,746)
   Inventories ...........................................................             282           (1,678)          (7,623)
   Other current assets ..................................................             (78)             447              564
   Accounts payable and accrued expenses .................................             (81)           4,909            9,166
                                                                                  --------         --------         --------
    Net cash provided by (used in) operating activities ..................         (27,715)           4,774          (17,389)
                                                                                  --------         --------         --------

Cash flows from investing activities:
  Acquisitions of investments ............................................            --               --             (1,673)
  Acquisitions of property, plant and equipment ..........................         (16,322)          (9,375)          (4,729)
  Proceeds from disposals of property, plant and equipment ...............           2,930              404              871

  Other ..................................................................            --               (101)            (367)
                                                                                  --------         --------         --------
    Net cash used in investing activities ................................         (13,392)          (9,072)          (5,898)
                                                                                  --------         --------         --------
Cash flows from financing activities:
  Proceeds from long-term borrowings .....................................           6,905             --               --
  Principal payments of long-term debt ...................................            (329)            (270)            (232)
  Net transfers from Gold Kist Inc. ......................................          34,531            4,568           23,519
                                                                                  --------         --------         --------
     Net cash provided by financing activities ...........................          41,107            4,298           23,287
                                                                                  --------         --------         --------
     Net change in cash and cash equivalents .............................               0                0                0
Cash and cash equivalents at beginning of year ...........................               0                0                0
                                                                                  --------         --------         --------
Cash and cash equivalents at end of year .................................        $      0                0                0
                                                                                  ========         ========         ========

Supplemental disclosure of cash flow data: Cash paid during the years for:
   Interest paid to third parties ........................................        $    268              510              468
                                                                                  ========         ========         ========
   Income taxes (note 9) .................................................        $   --               --               --
                                                                                  ========         ========         ========


                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                         NOTES TO FINANCIAL STATEMENTS
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)


(1)   Basis of Presentation

   Gold Kist Inc. ("Gold Kist" or "Company") and Southern States Cooperative, Incorporated ("Southern States") have entered into an Asset Purchase Agreement (the "Agreement"), dated as of July 23, 1998, pursuant to which the Company has agreed to sell and assign, and Southern States has agreed to purchase and assume, the assets and certain of the liabilities of the Company's agricultural inputs business. The affected assets include substantially all of the assets of the Company's Agri-Services segment, as well as certain crop notes receivable of AgraTrade Financing, Inc., the Company's wholly-owned finance subsidiary (such businesses and certain other assets to be acquired are referred to as the "Inputs Business"). The Agri-Services segment purchases, manufactures and processes fertilizers, agricultural chemicals, seeds, pet foods, feed and animal health products and other farm supply items for distribution and sale at wholesale and retail. Additionally, the segment serves as a contract procurement agent for and storer of farm commodities such as soybeans, grain and peanuts and is engaged in cotton processing and storage.

   The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company. Intercompany balances and transactions within the Inputs Business have been eliminated. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the results of operations and cash flows of the Inputs Business, based upon the structure of the transaction as described in the Agreement. The transaction as set forth in the Agreement is hereinafter referred to as the Acquisition.

   Gold Kist provides various services to the Inputs Business including, but not limited to, facilities management, information systems processing, corporate protection and risk management, payroll and employee benefits administration, auditing and financial reporting, credit, engineering, and government and public relations services. Gold Kist allocates these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among Gold Kist's businesses on the basis of their respective assets, revenues, headcount, or other measures. In the opinion of management of Gold Kist, these methods of allocated costs are reasonable. These expenses totaled $5.2 million, $5.8 million and $5.4 million in 1996, 1997 and 1998, respectively.

   The Inputs Business has been financed by operating cash flow and advances from Gold Kist. Gold Kist has allocated interest expense to the Inputs Business based upon net operating assets employed at interest rates that approximate market. Interest expense charged to the Inputs Business for 1996, 1997 and 1998 was $10.6 million, $10.8 million and $12.2 million, respectively.

   Sales of animal feeds from the Inputs Business to Gold Kist approximated $6.3 million in 1996, $5.4 million in 1997 and $6.0 million in 1998. The Inputs Business recorded cotton procurement commission revenue from Gold Kist of $95 for 1998. These amounts have been included in the statements of operations.

   The Inputs Business participates in a centralized cash management system wherein cash receipts are transferred to and cash disbursements are funded by Gold Kist. Since cash and cash equivalents related to the Inputs Business operations will not be acquired by the Buyer, they are excluded from the statements of assets to be acquired and liabilities to be assumed.

   Significant accounting policies are designated below as an integral part of the notes to financial statements to which the policies relate.

                        INPUTS BUSINESS OF GOLD KIST INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                    July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)


   (a) Fiscal Year

         Gold Kist employs a 52/53 week fiscal year. The financial statements for 1996, 1997 and 1998 reflect 52 weeks.

   (b) Use of Estimates

       Management of Gold Kist has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

   (c) Fair Value of Financial Instruments

            The Inputs Business's financial instruments include accounts receivables, crop notes receivable, accounts payables and accrued expenses and debt. Because of the short maturity of accounts receivables, crop notes receivable, accounts payable and accrued expenses, and long-term debt with variable interest rates, the carrying value approximates fair value. All financial instruments are considered to have an estimated fair value which approximates carrying value at June 28, 1997 and June 27, 1998 unless otherwise specified.

(2)   Crop Notes Receivable

   The Inputs Business issues crop notes receivables to farmers and third party agricultural inputs dealers which are generally secured by crop liens and bear interest at variable rates based on the prime lending rate. An allowance for doubtful notes has been recorded, the activity of which is summarized as follows:

                                                   Years Ended
                                   ---------------------------------------------
                                   June 29, 1996    June 28, 1997  June 27, 1998
                                   -------------    -------------  -------------

Allowance for doubtful notes -
     beginning of the fiscal year     $ 2,118           2,193           2,706

Bad debts provisions on crop
      notes receivable ...........        379           1,528           6,798

Write-off of crop notes receivable       (304)         (1,015)         (2,688)
                                      -------         -------         -------

Allowance for doubtful notes -
     end of the fiscal year ......    $ 2,193           2,706           6,816
                                      =======         =======         =======

(3)    Inventories

   Inventories are summarized as follows:

                                                   June 28, 1997  June 27, 1998
                                                    -------------  -------------

   Merchandise for sale......................           $79,358      87,428
   Raw materials and supplies................             2,236       1,790
                                                        -------     -------
                                                        $81,594      89,218
                                                        =======     =======

                        INPUTS BUSINESS OF GOLD KIST INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)


   Merchandise for sale includes feed, fertilizers, seed, pesticides, equipment and general farm supplies purchased or manufactured by Gold Kist for sale to agricultural producers and consumers. These inventories are stated, generally, on the basis of the lower of cost (weighted average) or market.

            Raw materials and supplies consist of feed ingredients, packaging materials and operating supplies. These inventories are stated, generally, on the basis of the lower of cost (weighted average) or market. Gold Kist on behalf of the Inputs Business engages in commodity futures and options transactions to manage the risk of adverse price fluctuations with regard to its animal feed ingredient purchases. Gains and losses on futures contracts are recognized when closed. Option contracts are valued at fair market value. Gains or losses on futures and options transactions are included as a part of product cost.

(4)    Investments

         In 1998, the Inputs Business entered into a 50% ownership interest in a limited liability corporation engaged in the manufacturing of fertilizer ingredients. This joint venture is accounted for using the equity method of accounting. An investment in Southern States is recorded at cost and includes the amount of patronage refund certificates and patrons' equities allocated, less distributions received. These investments are not readily marketable and quoted market prices are not available, as a result, it is not practical to determine these investment's fair value.

   At June 27, 1998, Gold Kist had a $28.8 million investment in CF Industries, Inc., a major fertilizer cooperative, that is not included in the acquisition. The Inputs Business Statements of Operations include patronage refunds from CF Industries, Inc. of $8.9 million, $10.1 million and $3.7 million, respectively, for 1996, 1997 and 1998. These patronage refunds are reflected as a reduction in cost of sales.

(5)    Property, Plant and Equipment

   Property, plant and equipment is recorded at cost. Depreciation of plant and equipment is calculated by the straight-line method over the estimated useful lives of the respective assets (buildings and improvements - 10 to 25 years, machinery and equipment - 4 to 10 years).

   Property, plant and equipment is summarized as follows:

                                                   June 28, 1997  June 27, 1998
                                                   -------------  -------------
   Land...........................................  $  4,018         4,205
   Land improvements..............................     5,184         5,800
   Buildings......................................    34,247        35,262
   Machinery and equipment........................    66,451        68,680
   Construction in progress.......................     1,230           -
                                                    --------       -------
                                                     111,130       113,947
   Less accumulated depreciation..................    61,146        65,762
                                                     -------       -------
                                                    $ 49,984        48,185
                                                     =======       =======

(6)   Other Assets

   Other assets are summarized as follows:
                                                   June 28, 1997   June 27, 1998
                                                   -------------   -------------
   Goodwill.......................................      $395           367
   Other assets...................................       105           444
                                                        -----         -----
                                                        $500           811
                                                        =====         =====

                         INPUTS BUSINESS OF GOLD KIST INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)

   In 1997, Gold Kist acquired a cotton gin at Morven, Georgia that is included in the Inputs Business. The cash purchase price totaled $1.7 million. Of this amount, $423 of goodwill was recorded to reflect the excess of cash prices for these businesses over the fair values of their net assets. The goodwill for this acquisition is being amortized on a straight-line basis over a 15 year period.

(7)   Long-Term Debt

   Long-term debt is summarized as follows:


                                                                            June 28, 1997     June 27, 1998
                                                                            -------------     --------------

Tax exempt industrial revenue bonds due in 2016, secured by property, plant and equipment (weighted average interest rate of 3.7% at
  June 28, 1997 and 3.8% at June 27, 1998) ..........................            $6,700             6,700
Capitalized lease obligation at 8.0% interest, due in monthly
  installments to December 31, 2004, secured by real property .......             2,174             1,980
Capitalized lease obligation at 8.25% interest, due in annual
  installments to March 25, 2005 ....................................               206               183
Other ...............................................................                15              --
                                                                                 ------            ------
                                                                                  9,095             8,863
Less current maturities .............................................               232               235
                                                                                 ------            ------
                                                                                 $8,863             8,628
                                                                                 ======            ======


   Annual required principal repayments on long-term debt for the five years subsequent to June 27, 1998 are as follows:

         Year:
         1999....................................................         $235
         2000....................................................          255
         2001....................................................          276
         2002....................................................          299
         2003....................................................          323

(8)   Leases

   The Inputs Business leases certain facilities and equipment from third parties under capital leases and operating leases, many of which contain renewal options. Commitments for minimum rentals under non-cancelable leases at the end of 1998 are as follows:

                                               Capitalized        Operating
                                                  Leases            Leases
                                               -----------       -----------
         1999................................     $  401            6,747
         2000................................        401            4,550
         2001................................        401            2,815
         2002................................        401            1,200
         2003................................        401              425
         Thereafter..........................        881               39
                                                  ------         --------
         Total minimum lease payments........      2,886           15,776
                                                                   ======
         Less amount representing interest...        723
                                                  ------
         Present value of net minimum lease
           payments, including current
           maturities of $235................     $2,163
                                                  =======

                        INPUTS BUSINESS OF GOLD KIST INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                  July 1, 1996, June 28, 1997 and June 27, 1998
                          (Dollar Amounts in Thousands)

   Property, plant and equipment at year-end includes the following amounts for capital leases.

                                                June 28, 1997    June 27, 1998
                                                ------------     -------------
         Land................................      $   184              184
         Buildings...........................          761              761
         Machinery & equipment...............        1,798            1,798
                                                     -----            -----
                                                     2,743            2,743
         Less allowances for depreciation....          796            1,129
                                                    ------            -----
                                                    $1,947            1,614
                                                     =====            =====

Total rental expense on operating leases was $11.7 million, $12.4 million and $12.0 million in 1996, 1997 and 1998, respectively.

(9)   Income Taxes

   The operations of the Inputs Business are included in the consolidated income tax returns of Gold Kist. All income tax payments are made by Gold Kist and are not allocated to the Inputs Business. Pursuant to the Agreement, Gold Kist will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The statements of operations reflect management's estimates of income tax (expense) benefit using effective federal and state statutory rates as if the Inputs Business was operated as a stand-alone company. As Gold Kist manages its tax position on a consolidated basis, which takes into account the results of all of its operations, the Inputs Business's effective tax rate could vary in the future from that reported in the accompanying statement of earnings. The Inputs Business's future effective tax rate will largely depend on Southern States's structure and tax strategies.

(10)  Profit Sharing and Retirement Plans

   The Inputs Business participates in various incentive plans provided by Gold Kist for its employees, including a voluntary profit sharing and investment plan, as well as an annual incentive plan for key employees. The Inputs Business also participates in Gold Kist's two noncontributory defined benefit pension plans, as well as a retiree health care benefit plan. All obligations and liabilities of these plans associated with Inputs Business will be retained by Gold Kist.

   The costs of these plans have been allocated by Gold Kist to the Inputs business based upon either plan participation, unit profitability or relative payroll costs. Total benefit plan costs charged to the Inputs Business operations were $1.9 million for 1996, $1.5 million for 1997 and $1.1 million for 1998.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                   as of September 30, 1998 and June 30, 1998

                              --------------------


                                                 September 30, 1998
                    ASSETS                          (Unaudited)    June 30, 1998
                                                   -------------   -------------


Current assets:

   Cash and cash equivalents                       $ 15,773,938     $ 15,352,446
   Receivables, net                                  58,340,708       55,329,766
   Inventories                                      139,720,753      133,167,494
   Prepaid expenses                                   9,065,188        7,325,862
   Deferred income taxes                              5,060,732        4,989,913
   Deferred charges                                     188,006          960,334
                                                   ------------     ------------

           Total current assets                     228,149,325      217,125,815
                                                   ------------     ------------


Investments and other assets:
   Investments:
         Statesman Financial Corporation             18,149,765       18,144,573
         Michigan Livestock Credit Corporation       12,156,000       10,156,000
         Other companies (principally
cooperatives)                                        75,471,318       75,573,146
   Receivables                                        1,576,039        1,316,515
   Other assets                                      10,829,015       10,787,753
                                                   ------------     ------------

           Total investments and other assets       118,182,137      115,977,987
                                                   ------------     ------------

Property, plant and equipment                       314,212,523      304,577,628
Less accumulated depreciation                       178,935,686      175,384,990
                                                   ------------     ------------

           Property, plant and equipment, net       135,276,837      129,192,638
                                                   ------------     ------------

                                                   $481,608,299     $462,296,440
                                                   ============     ============

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                   as of September 30, 1998 and June 30, 1998

                             ---------------------




       LIABILITIES AND STOCKHOLDERS' AND         September 30, 1998
                PATRONS' EQUITY                      (Unaudited)   June 30, 1998
                                                   -------------   -------------

Current liabilities:
  Short-term notes payable                         $  2,000,000     $  7,100,000
  Current maturities of long-term debt                1,833,628        1,833,434
  Accounts payable                                   88,072,372       71,235,641
  Accrued expenses:
    Environmental remediation                           327,444          429,649
    Payrolls, employee benefits, related taxes
    and other                                        35,272,753       34,398,390
  Accrued income taxes                                1,470,289        2,380,815
  Dividends payable                                     340,987          341,450
  Patronage refunds payable in cash                   2,378,378        2,378,378
  Advances from managed member cooperatives          16,763,210        6,929,943
                                                   ------------     ------------

          Total current liabilities                 148,459,061      127,027,700
                                                   ------------     ------------

Long-term debt                                      142,277,529      136,041,301
                                                   ------------     ------------

Other noncurrent liabilities:
  Employee benefits                                   6,808,805        6,936,519
  Deferred income taxes                               4,665,852        4,745,538
  Environmental remediation                             764,037          746,498
  Miscellaneous                                       5,448,941        5,403,204
                                                   ------------     ------------

           Total other noncurrent liabilities        17,687,635       17,831,759
                                                   ------------     ------------

Redeemable preferred stock                            2,114,100        2,114,100

Stockholders' equity:
 Capital stock:
      Preferred                                       1,483,500        1,494,200
      Common - $1 par value; 12,198,278 and
      12,195,018 shares outstanding at
      September 30, 1998 and June 30, 1998,
      respectively                                   12,198,278       12,195,018

Patrons' equity                                     157,388,196      165,592,362
                                                   ------------     ------------

                                                   $481,608,299     $462,296,440
                                                   ============     ============

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
             for the three months ended September 30, 1998 and 1997

                                   (Unaudited)

                               ------------------



                                                        Three Months Ended
                                                          September 30,
                                                   1998                1997
                                                   ----                ----


Sales and other operating revenue:

   Net purchases by patrons                    $ 196,624,640      $ 215,524,913
   Net marketing for patrons                      12,914,815         18,646,156
   Other operating revenue                         1,353,454            665,344
                                               -------------      -------------

                                                 210,892,909        234,836,413

Cost of products purchased and marketed          175,922,264        200,720,500
                                               -------------      -------------

           Gross margin                           34,970,645         34,115,913

Selling, general and administrative expenses      46,001,611         40,162,471
                                               -------------      -------------

           Loss on operations                    (11,030,966)        (6,046,558)
                                               -------------      -------------

Other deductions (income):
   Interest expense                                4,684,433          4,410,455
   Interest income and finance charges            (2,392,925)        (2,625,718)
   Miscellaneous income, net                      (2,561,666)          (799,957)
                                               -------------      -------------

                                                    (270,158)           984,780
                                               -------------      -------------

           Loss before income tax benefit        (10,760,808)        (7,031,338)

Income tax benefit                                (2,679,441)        (1,529,695)
                                               -------------      -------------

           Net loss                            $  (8,081,367)     $  (5,501,643)
                                               =============      =============

                             See accompanying notes

            SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                    CONSOLIDATED STATEMENT OF PATRONS' EQUITY as of September 30, 1998 and June 30, 1998

                                ----------------




                                             September 30, 1998
                                                (Unaudited)      June 30, 1998
                                             ------------------  -------------
Patronage refund allocations:

   Balance, beginning of year                 $  68,151,124      $  67,566,625
   Allocation from net savings for the year                          3,702,869
   Allocations assumed in merger                                     2,683,000
   Adjustments to prior year's allocation                              153,836
   Redemptions                                     (107,321)        (5,955,206)
                                              -------------      -------------

        Balance, end of quarter                  68,043,803         68,151,124
                                              -------------      -------------

Operating capital:
   Balance, beginning of year                    97,441,238         93,948,702
   Net (loss) savings from operations            (8,081,367)        10,666,638
   Patronage refunds payable in:
     Cash                                                           (2,378,378)
     Patronage refund allocations                                   (3,702,869)
   Adjustments to prior year's estimated
   patronage refunds,
     net of income taxes                                              (123,724)
   Dividends on capital stock declared:
     Preferred                                                        (279,407)
     Common, $.06 per share                                           (681,536)
   Other reductions                                 (15,478)           (58,188)
                                              -------------      -------------

        Balance, end of period                   89,344,393         97,441,238
                                              -------------      -------------

          Total patrons' equity               $ 157,388,196      $ 165,592,362
                                              =============      =============


                             See accompanying notes

            SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CASH FLOWS for the three months
                        ended September 30, 1998 and 1997

                                   (Unaudited)

                               -----------------



                                                                           Three Months Ended
                                                                               September 30,
                                                                    -------------------------------------

                                                                       1998                     1997
                                                                       ----                     ----

Operating activities:

   Net loss from continuing operations                              $ (8,081,367)            $ (5,501,643)
   Adjustments to reconcile net savings to cash
     provided by
       operating activities:
     Depreciation and amortization                                     4,672,767                4,170,221
     Deferred income taxes                                              (150,505)                  77,060
     Gain on sale of property and equipment                              (58,213)                 (76,039)
     Undistributed earnings of finance company and joint ventures        379,905                   76,609
     Noncash patronage refunds received                                   (2,529)                    (674)
     Redemption of noncash patronage refunds received                     43,967                    2,080
     Cash provided by (used) for current assets and liabilities       15,541,506                4,419,363
                                                                    ------------             ------------
            Cash from operating activities                            12,345,531                3,166,977
                                                                    ------------             ------------

Investing activities:
   Additions to property, plant and equipment                        (11,305,282)              (6,180,893)
   Proceeds from disposal of property, plant and equipment               699,767                  666,799
   Additional investments in other companies, net                     (2,324,707)                (420,254)
                                                                    ------------             ------------
            Cash used in investing activities                        (12,930,222)              (5,934,348)
                                                                    ------------             ------------

Financing activities:
   Net (decrease) increase in short-term notes payable                (5,100,000)              11,925,000
   Proceeds from long-term debt                                        7,000,000                6,000,000
   Repayment of long-term debt, including capital leases                (763,578)             (19,319,530)
   Net redemption of stockholders' and patrons' equity                  (130,239)                (146,894)
                                                                    ------------             ------------
           Cash provided (used) in financing activities                1,006,183               (1,541,424)
                                                                    ------------             ------------
           Increase (decrease) in cash and cash
           equivalents                                                   421,492               (4,308,795)

Balance at beginning of year                                          15,352,446               16,853,790
                                                                    ------------             ------------

           Balance at end of period                                 $ 15,773,938             $ 12,544,995
                                                                    ============             ============

                             See accompanying notes

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

                                ----------------



1. Basis of Presentation

    In the opinion of management, the accompanying consolidated financial statements of Southern States Cooperative, Inc. ("Southern States") and its wholly owned subsidiaries (collectively the "Company") contain all adjustments necessary to present fairly, in all material respects, the Company's consolidated financial position as of September 30, 1998 and the consolidated results of operations and cash flows for the three month periods ended September 30, 1998 and 1997. All adjustments are of a normal, recurring nature. These financial statements should be read in conjunction with the June 30, 1998 consolidated financial statements and notes thereto included herein. The results of operations for the three months ended September 30, 1998 and 1997 are not indicative of the results to be expected for the full year.


2.  Inventory

    Inventories at September 30, 1998 and June 30, 1998 consisted of the following:

                                    September 30, 1998      June 30, 1998
                                     ------------------     -------------
        Finished goods:
           Purchased for resale        $119,807,626        $115,667,733
           Manufactured                   4,176,729           4,384,872
                                      -------------        ------------
                                        123,984,355         120,052,605
        Materials and supplies           15,736,398          13,114,889
                                       ------------        ------------
           Totals                      $139,720,753        $133,167,494
                                       ============        ============


3.    Other Information

     The Company is a defendant in several lawsuits arising in the ordinary course of business. While the outcome of any litigation cannot be predicted with certainty, the Company believes that the ultimate disposition of these matters will not have a material adverse effect on its consolidated financial position or results of operations.

     The Company's accrued environmental costs represents the cost to cover estimated environmental remediation costs. The remaining actual environmental remediation liability may be different from management's estimates due to uncertainty of the extent of the pollution, the complexity of laws and government regulations and their interpretation, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery, and the uncertain level of the Company's involvement.

           SOUTHERN STATES COOPERATIVE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

                               ------------------


4. Supplemental Disclosures of Cash Flow Information

   The components of cash provided by (used in) current assets and liabilities:

                                      1998               1997
                                      ----               ----
        Receivables             $ (3,010,942)        $ 14,078,837
        Inventories               (6,553,259)         (20,338,441)
        Prepaid expenses          (1,739,326)          (2,742,668)
        Accounts payable          16,836,731           13,411,777
        Accrued expenses             772,158               29,781
        Other, net                 9,236,144              (19,923)
                                ------------         ------------
                                $ 15,541,506         $  4,419,363
                                ============         ============


5. Segment Information

   The Company has six reporting segments or divisions: Crops, Feed, Petroleum, Retail Farm Supply, Farm and Home, and Marketing. The crops segment procures, manufactures, processes and distributes fertilizer, seed and crop protection products. The feed segment procures and manufactures dairy, livestock, equine, poultry, pet and aquacultural feeds. The petroleum segment distributes all grades of gasoline, kerosene, fuel oil, propane and other related petroleum products. The retail farm supply segment distributes agricultural supplies through approximately 200 Company owned and managed local cooperatives. The farm and home segment distributes farm and home products at wholesale and retail centers. The marketing segment purchases corn, soybean, wheat, barley and livestock from its members and markets these products.

   The Company evaluates performance based on operating profit or loss. Interest expense is allocated to each of the segments based upon segment assets employed and excludes the allocation of general corporate overhead. The Company accounts for intersegment sales at current market prices.

   The following tables present information about the Company's reported segment profits and losses as well as the reconciliation of reportable segment revenues and operating losses to the Company's consolidated totals for the quarters ended September 30, 1998 and 1997, respectively.




September 30, 1998
                                                                             Retail              Farm
                              Crops             Feed         Petroleum     Farm Supply         and Home        Marketing
                         --------------   --------------  --------------   --------------    -----------    --------------

Revenues from external
customers                $  17,792,293    $  36,516,880   $  36,817,123   $  58,942,352    $  46,113,046     $14,083,725
Intersegment revenues       20,692,353       14,139,287       3,168,060                        9,948,392       1,774,377
Segment profit              (1,068,872)       1,304,032      (1,011,611)     (4,293,079)         388,651         291,475






September 30, 1998

                               Other           Total
                            ----------    -----------
Revenues from external
customers                $     627,490    $ 210,892,909
Intersegment revenues          150,782       49,873,251
Segment profit                (137,115)      (4,526,519)




September 30, 1997




                                                                             Retail              Farm
                              Crops             Feed         Petroleum     Farm Supply         and Home        Marketing
                         --------------   --------------  --------------   --------------    -----------    --------------

Revenues from external
customers                $  19,496,875    $  37,067,372   $  53,942,417    $  60,851,268    $  44,208,728   $  18,696,141
Intersegment revenues       22,223,930       15,067,223       4,763,586                         9,656,547       2,866,662
Segment profit                (785,905)       1,824,375        (518,150)      (2,730,443)         733,330         400,011





September 30, 1997


                           Other           Total
                         ----------    -----------
Revenues from external
customers              $  573,612    $ 234,836,413
Intersegment revenues     122,103       54,700,051
Segment profit           (127,342)      (1,204,124)


    The following is a reconciliation of reportable segment revenues and loss before income tax benefit to the Company's consolidated totals.


                                        September 30, 1998    September 30, 1997
                                        ------------------    ------------------

Loss before income tax benefit

Total loss for reportable segments         $  (4,526,519)       $  (1,204,124)

General corporate expenses                    (6,234,289)          (5,827,214)
                                           -------------        -------------
Net loss before income tax benefit         $ (10,760,808)       $  (7,031,338)
                                           =============        =============


6.  New Accounting Standards

    During the Company's fiscal year ended 1998, the Financial Accounting Standards Board issued several new pronouncements, including standards on information about derivatives, and employer's disclosures about pension and other postretirement benefit plans. The Company is currently evaluating any impact of the derivatives standard; the other standards are not expected to have a material impact on the Company's financial statements.

7.  Subsequent Event

    On October 13, 1998, the Company purchased the assets of the farm supply inputs business of Gold Kist Inc., a Georgia cooperative marketing association for approximately $218,313,000, net of liabilities assumed of approximately $38,096,000 (estimated based on August 31, 1998 information). The final purchase price will be based on a post-closing statement of net current asset value as defined in the purchase agreement. The net assets purchased included certain inventory, real property, personal property, and certain accounts receivable, other assets, and certain liabilities. The transaction was accounted for using the purchase method. The Company financed the transaction utilizing a bridge loan facility.

                        INPUTS BUSINESS OF GOLD KIST INC.
                       STATEMENTS OF ASSETS TO BE ACQUIRED
                          AND LIABILITIES TO BE ASSUMED
                             (Amounts in Thousands)
                                   (Unaudited)



                                                                           September 26, 1998       September 27, 1997
                                                                           ------------------       ------------------

                                     ASSETS
Current assets:
  Receivables, principally trade, less allowance for doubtful accounts
    of $5,481 as of September 26, 1998 and $6,493 as of June 27, 1998..          $ 52,516                    77,205
  Crop notes receivable, less allowance for doubtful notes of $7,000
    as of September 26, 1998 and $6,816 as of June 27, 1998............            77,893                    71,073
  Inventories (note 2).................................................            75,378                    89,218
  Other current assets.................................................               708                     1,116
                                                                                ---------                  --------
    Total current assets...............................................           206,495                   238,612
Investments............................................................               391                     1,535
Property, plant and equipment, net.....................................            46,614                    48,185
Other assets...........................................................               826                       811
                                                                                ---------                 ---------
    Total assets.......................................................          $254,326                   289,143
                                                                                  =======                   =======


                                   LIABILITIES
Current liabilities:
  Current maturities of long-term debt.................................         $     235                       235
  Accounts payable.....................................................            23,292                    59,134
  Accrued compensation and related expenses............................                                       1,251
  Other current liabilities............................................             1,096                     2,538
                                                                                  -------                   -------
    Total current liabilities..........................................            24,623                    63,158
Long-term debt, excluding current maturities...........................             8,576                     8,628
                                                                                  -------                   -------
    Total liabilities..................................................            33,199                    71,786
                                                                                  -------                   -------
    Net assets.........................................................          $221,127                   217,357
                                                                                  =======                   =======


                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF OPERATIONS
                             (Amounts in Thousands)
                                   (Unaudited)



                                                                                       Three Months Ended
                                                                       ----------------------------------------------
                                                                       September 26, 1998          September 27, 1997
                                                                       ------------------          ------------------

Net sales.........................................................            $ 91,508                    104,735
Cost of sales.....................................................              78,506                     91,495
                                                                               -------                    -------
    Gross margin..................................................              13,002                     13,240
Distribution, administrative and general expenses.................              22,054                     22,444
                                                                               -------                    -------
    Net operating loss............................................              (9,052)                    (9,204)
Other income (deductions):
    Interest income...............................................               3,209                      2,972
    Interest expense..............................................              (3,994)                    (3,168)
    Miscellaneous, net............................................                 171                        753
                                                                              --------                   --------
         Total other deductions...................................                (614)                       557
                                                                              --------                   --------
    Loss before income taxes......................................              (9,666)                    (8,647)
Income tax benefit (note 3).......................................               3,625                      3,288
                                                                               -------                    -------
    Net loss......................................................            $ (6,041)                    (5,359)
                                                                               =======                    =======

                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                            STATEMENTS OF CASH FLOWS
                             (Amounts in Thousands)
                                   (Unaudited)


                                                                                    Three Months Ended
                                                                      ------------------------------------------------
                                                                      September 26, 1998           September 27, 1997
                                                                      ------------------           ------------------

Cash flows from operating activities:
  Net income (loss)...........................................               $ (6,041)                  (5,359)
  Non-cash items included in net income (loss):
    Depreciation and amortization.............................                  1,592                    1,520
    Allowance for doubtful accounts...........................                   (828)                     292
    (Gains) losses on sales of assets.........................                     11                     (396)
    Other.....................................................                  1,062                       30
  Changes in operating assets and liabilities:
    Receivables...............................................                 25,692                   17,428
    Crop notes receivable.....................................                 (6,996)                  (7,017)
    Inventories...............................................                 13,840                    8,233
    Other current assets......................................                    408                   (3,068)
    Accounts payable and other current liabilities............                (38,535)                 (24,348)
                                                                              -------                  -------
      Net cash used in operating activities...................                 (9,795)                 (12,685)
                                                                              -------                  -------
Cash flows from investing activities:
  Acquisitions of investments.................................                      -                        -
  Acquisitions of property, plant and equipment...............                    (21)                  (2,270)
  Proceeds from disposals of property, plant and equipment....                     56                      594
                                                                               -------                  -------
      Net cash provided by (used in) investing activities.....                     35                   (1,676)
                                                                              -------                  -------
Cash flows from financing activities:
  Proceeds from long-term borrowings..........................                      -                        -
  Principal payments of long-term debt........................                    (52)                     (47)
  Net transfers from Gold Kist Inc............................                  9,812                   14,409
                                                                              -------                  -------
        Net cash provided by financing activities.............                  9,760                   14,362
                                                                              -------                  -------
        Net change in cash and cash equivalents...............                      -                        -
Cash and cash equivalents at beginning of year................                      -                        -
                                                                            ---------                ---------
Cash and cash equivalents at end of year......................               $      -                        -
                                                                            =========                =========

Supplemental disclosure of cash flow data:
Cash paid during the years for:
    Interest paid to third parties............................               $     87                      117
                                                                              =======                  =======
    Income taxes (note 3).....................................               $      -                        -
                                                                             ========                =========


                 See accompanying notes to financial statements.

                        INPUTS BUSINESS OF GOLD KIST INC.
                          NOTES TO FINANCIAL STATEMENTS
                             (Amounts in Thousands)
                                   (Unaudited)



1. Gold Kist Inc. ("Gold Kist" or "Company") and Southern States Cooperative, Incorporated ("Southern States") have entered into an Asset Purchase Agreement (the "Agreement"), dated as of July 23, 1998, pursuant to which the Company has agreed to sell and assign, and Southern States has agreed to purchase and assume, the assets and certain of the liabilities of the Company's Agri-Services segment, as well as certain crop notes receivable of AgraTrade Financing, Inc., the Company's wholly-owned finance subsidiary (such businesses and certain other assets to be acquired are referred to as the "Inputs Business"). The Agri-Services segment purchases, manufactures and processes fertilizers, agricultural chemicals, seeds, pet foods, feed and animal health products and other farm supply items for distribution and sale at wholesale and retail. Additionally, the segment serves as a contract procurement agent for and storer of farm commodities such as soybeans, grain and peanuts and is engaged in cotton processing and storage.

     The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Inputs Business had operated as a stand-alone company. Intercompany balances and transactions within the Inputs Business have been eliminated. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the results of operations and cash flows of the Inputs Business, based upon the structure of the transaction as described in the Agreement. The transaction as set forth in the Agreement is hereinafter referred to as the Acquisition.


     The accompanying unaudited financial statements reflect the accounts of the Inputs Business of Gold Kist Inc. ("Inputs Business"). All significant intercompany balances and transactions have been eliminated. Due to the seasonality of the Inputs Business, results of operations for interim periods are not necessarily indicative of results for the entire year.

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, the results of operations, and the cash flows. All significant intercompany balances and transactions have been eliminated in consolidation. Results of operations for the interim periods are not necessarily indicative of results for the entire year.

2. Inventories consist of the following:




                                                                  Sept. 26, 1998         June 27, 1998
                                                                  --------------        ---------------

             Merchandise for sale.............................        $73,781                87,428
             Raw materials and supplies.......................          1,597                 1,790
                                                                       ------                ------
                                                                      $75,378                89,218
                                                                       ======                ======



3. The operations of the Inputs Business are included in the consolidated income tax returns of Gold Kist. All income tax payments are made by Gold Kist and are not allocated to the Inputs Business. Pursuant to the Agreement, Gold Kist will retain all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The statements of operations reflect management's estimates of income tax (expense) benefit using effective federal and state statutory rates as if the Inputs Business was operated as a stand-alone company. As Gold Kist manages its tax position on a consolidated basis, which takes into account the results of all of its operations, the Inputs Business's effective tax rate could vary in the future from that reported in the accompanying statement of earnings. The Inputs Business's future effective tax rate will largely depend on Southern States's structure and tax strategies.

Inside Back Cover

                          [Picture of Tractor in Field]

============================================================     ===========================================================
No person has been  authorized to give any information or to                              $75,000,000
make any representations  other than those contained in this
Prospectus  in  connection  with  the  offer  made  by  this
Prospectus  and,  if  given  or made,  such  information  or
representations  must  not be  relied  upon as  having  been                              [SSC Logo]
authorized.  Neither the delivery of this Prospectus nor any
sale  made   hereunder  and   thereunder   shall  under  any
circumstances  create an implication  that there has been no
change in the  affairs of the Company or the Trust since the                            SOUTHERN STATES
date hereof. This Prospectus does not constitute an offer or                            CAPITAL TRUST I
solicitation  by anyone in any  jurisdiction  in which  such offer or  solicitation  is not  authorized  or in which  the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer
or solicitation.                                                                    __% Capital Securities
                                                                                    (Liquidation Amount $25
                                                                                     per Capital Security)
                      TABLE OF CONTENTS                                             Guaranteed as set forth
                                                        Page                               herein by
                                                        ----

Farm Cooperatives....................................     1
Disclosure Regarding Forward Looking Statements......     2
Prospectus Summary...................................     3                             SOUTHERN STATES
Risk Factors.........................................    10                              COOPERATIVE,
Use of Proceeds......................................    15                              INCORPORATED
Capitalization.......................................    16
Unaudited Pro Forma Condensed Combined Financial
   Information.......................................    17
Selected Historical Consolidated Financial                                  --------------------------------------
   Information.......................................    23                               Prospectus
Management's Discussion and Analysis of                                     --------------------------------------
   Financial Condition and Results of Operations.....    27
The Company..........................................    39
Business of the Company..............................    45
Acquisition of the Gold Kist Inputs Business.........    58
Management...........................................    64
The Trust............................................    73                       FIRST UNION CAPITAL MARKETS
Accounting Treatment.................................    74
Description of the Capital Securities................    74                               LEHMAN BROTHERS
Description of the Junior Subordinated Debentures....    89
The Guarantee........................................    89                            NATIONSBANC MONTGOMERY
The Expense Agreement................................   102                                SECURITIES LLC
Effect of Obligations Under the Junior Subordinated
   Debentures, the Guarantee and the Expense
   Agreement.........................................   103
United States Federal Income Taxation................   105                               _______ __, 1999
ERISA Considerations.................................   109
Underwriting.........................................   110
Legal Matters........................................   112
Experts..............................................   112
Available Information................................   113
Index to Financial Statements........................   F-1


===========================================================      ===========================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

      The expenses (excluding commissions) to be incurred in connection with the issuance and distribution of the securities to be offered are estimated as follows and will be borne by the Company:

      Registration under the Securities Act of 1933, as amended     $   23,978
      [New York Stock Exchange Listing Fee....................]
      Accounting Fees and Expenses ............................
      Blue Sky Fees and Expenses
      Legal Fees and Expenses..................................
      Trustee and Transfer Agent Fees..........................
      Printing and Engraving Expenses..........................
      Miscellaneous
                                                                      ----------
            Total..............................................       $
                                                                      ==========


Item 14.    Indemnification of Directors and Officers

      Sections 13.1-698 and 13.1-702 of the Code of Virginia (1950) (the "Code") provide that, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Further, under Sections 13.1-697 and 13.1-702 of the Code, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against reasonable expenses incurred in the proceeding if (i) he conducted himself in good faith, and (2) he believed, in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Such indemnification is not permissible however, (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      Article D of the Restated Articles of Incorporation of Southern States reads as follows:

                  The  Association  shall  indemnify  any person who was or is a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted under Title 13.1 of the Code of Virginia, as the same may be amended from time to time, and under any other controlling statutes or regulation whether Federal or State. Such indemnification shall be in addition to, and not in limitation of, any other indemnity required by law or agreement.

      The Company maintains a Directors and Officers Liability Insurance Policy (the "Policy") in place with Federal Insurance Company which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts, errors or omissions. The Policy is a "claims made" policy with a $ 15,000,000 policy aggregate.

      Reference is made to the indemnity provisions in the Underwriting Agreement which is filed as Exhibit 1 to this Registration Statement.

      Under the Trust Agreement, the Company agrees to indemnify each Trustee with respect thereto or any predecessor Trustee for the Trust, and to hold each such Trustee harmless against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred without negligence or bad faith on its part, arising out of or in connection with the creation, administration or termination of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the good faith exercise or performance of any of its powers or duties under the Trust Agreement.

Item 15.    Recent Sales of Unregistered Securities

      During the three fiscal years ended June 30, 1998, the Company issued the following:

      A. Southern States Membership Common Stock. Southern States' common stock is membership common stock, issued at a price equal to its $1.00 par value per share. Southern States' membership common stock, notwithstanding a 6% dividend feature, does not have characteristics typical of an investment security. As an agricultural cooperative, voting rights in the Company are per capita, regardless of the number of shares of membership common stock held; there is no opportunity for capital appreciation, as shares are issued at par ($1.00 per share) and are redeemable at par; there is no trading market in such shares as they are subject to significant transfer restrictions. Pursuant to the requirements of the Agricultural Cooperative Association Act of Virginia and the Articles of Incorporation and Bylaws of Southern States, its issuance and transfer is limited to bona fide producers of agricultural products and cooperative associations that are owned and controlled by such producers who use the services or supplies of Southern States. An agricultural producer who qualifies for membership but is not already a member will automatically receive the first $1.00 of any patronage refund in the form of one share of membership common stock. Southern States is of the opinion that its membership common stock should not be considered a security within the meaning of the federal securities laws, but is nevertheless providing the information below to comply with the requirements of this item 15 under a contrary view.

      1. Issuance of Shares of Membership Common Stock to Managed Local Cooperatives in Lieu of Cash Refunds of Patronage Refund Allocations.

            (a)...Securities  Issued.  During  the fiscal  years  ended June 30,
1996, 1997 and 1998, the Company issued an aggregate of 1,255,945 shares, 1,179,265 shares, and 803,329 shares of its membership common stock, respectively, to 66 managed local cooperatives, all of which are managed by the Company under uniform management contracts and all of which operate as an integral part of the Southern States cooperative distribution system. See "The Company--The Southern States Distribution System--Managed Local Cooperatives" in the Prospectus included as Part I of this Registration Statement. The shares of membership stock were issued in lieu of cash payments made on the Company's patronage refund allocations previously distributed to patrons for the fiscal years ended June 30, 1974, 1975 and 1976, respectively. See "The Company--Cooperative Structure--Patronage Refunds" in the Prospectus included as
Part I of this Registration Statement.

            (b)...Underwriters and Other Purchasers. No underwriters were involved. See (a) above.

            (c)...Consideration. The shares were issued at par value ($1.00 per share) in lieu of an equivalent dollar amount otherwise payable in cash upon revolvement of the Company's patronage refund allocations for the years in question.

            (d)...Exemption from Registration Claimed. The Company is of the opinion that even if its shares of membership common stock are considered to be securities for purposes of the Securities Act of 1933, the issuance of such shares was exempt from registration pursuant to Section 4(2) of the Securities Act in the circumstances described.

      2. Issuance of Shares of Membership Common Stock to Agricultural Producers Who Wish to Qualify to Do Business with the Company on a Cooperative Basis.

            (a) Securities Issued. During each of the fiscal years ended June 30, 1996, 1997 and 1998, the Company issued one (1) share of its membership common stock, $1.00 par value per share, to each of approximately 200 agricultural producers who purchased one share each in order to qualify for membership in the Company. Such transactions usually involved agricultural producers who did not wish to wait to receive a share of membership common stock in connection with a future patronage refund based upon business done with the Company.

            (b) Underwriters and Other Purchasers. No underwriters were involved. See (a) above.

            (c)   Consideration.  $1.00 per share.  See (a) above.

            (d) Exemption from Registration Claimed. The Company is of the opinion that the issuance of one (1) share of its membership common stock, at a purchase price of $1.00, to persons wishing to qualify to do business with the Company on a cooperative basis, does not involve the issuance of a security for purposes of the Securities Act of 1933, and that even if such transactions are viewed as involving the issuance of a security, such transactions were exempt under Rule 504 of Regulation D.

      3. Issuance of Shares in Connection with Mergers of Managed Local Cooperatives into the Company.

            (a) Securities Issued. In the fiscal year ended June 30, 1998, the Company issued approximately 4,120 shares of its membership common stock to members of two managed local cooperatives that were merged into the Company during that period.

            (b) Underwriters and Other Purchasers. No underwriters were involved.

            (c)   Consideration.  $1.00 per share.  See (a) above.

            (d) Exemption from Registration Claimed. The Company is of the opinion that even if its shares of membership common stock are considered to be securities for purposes of the Securities Act of 1933, the issuance of such shares was exempt from registration under Rule 504 of Regulation D.

      4. Issuance of Shares in Connection with Merger of Michigan Livestock Exchange with and into the Company.

            (a) Securities Issued. The Company has issued or will issue a maximum of approximately 78,000 shares of its membership common stock to members of Michigan Livestock Exchange ("MLE"), a Michigan cooperative, in connection with the merger of MLE into the Company effective April 1, 1998. The merger agreement specified that each active member of MLE who held allocated equities of MLE at the time of the merger would receive one share of the Company's membership common stock in exchange for and in lieu of the first $1.00 of allocated equity held in MLE, which allocated equity was assumed by the Company in the merger.

            (b) Underwriters and other Purchasers. No underwriters were involved.

            (c)   Consideration.

                  (i) One share of membership common stock, $1.00 par value, was issued or will be issued to each of approximately 38,000 members of MLE as described in (a) above as part of the consideration for the merger; there were no discounts or commissions. Members of MLE are required by law to own one share of the Company's membership common stock in order to be a member of the Company. Each share issued represents, and will be issued in lieu of, the first $1.00 of any allocated equity due to such member of MLE, which allocated equities were assumed by the Company in the merger.

                  (ii) A maximum of approximately 40,000 of the shares referenced in (a) above will be issued on the basis of one share per member, to MLE members who were not due any allocated equity from MLE at the time of merger, in order to qualify such members of MLE for membership in the Company. The consideration is $1.00 per share which was deemed by the parties to the merger to have been paid as part of the merger consideration.

            (d) Exemption from Registration Claimed. The Company is of the opinion that even if its shares of membership common stock are considered to be securities for purposes of the Securities Act of 1933, the issuance of such shares was exempt from registration under Rule 504 of Regulation D, as the consideration for such shares was limited to $1.00 per share, or a maximum of approximately $78,000.

      B. Southern States 6% Cumulative Preferred Stock. Southern States' 6% cumulative preferred stock is issued at a price equal to its $100.00 par value.

            (a) Securities Issued. During its fiscal years ended June 30, 1996, 1997 and 1998, the Company issued 385, 349 and 424 shares, respectively, of its 6% cumulative preferred stock to existing holders of such securities, in lieu of cash dividends thereon, pursuant to prior elections made by such holders to receive additional shares in lieu of cash dividends.

            (b) Underwriters and other Purchasers. No underwriters were involved.

            (c) Consideration. Each of the shares referenced in (a) above were issued at par value, for $100.00 per share, in lieu of cash dividends in like amount.

            (d) Exemption from Registration Claimed. The Company's 6% cumulative preferred stock was initially sold in 1970 pursuant to the exemption in Section 3(a)(5)(B) of the Securities Act. At that time, purchasers were given the option of electing to receive future dividends, if declared, in the form of cash or in additional shares of the same issue. The Company is of the opinion that the issuance of additional shares of its 6% cumulative preferred stock pursuant to such elections is not a sale of such securities within the meaning of Section 2(3) of the Securities Act. The Company relies on the interpretive ruling of the General Counsel of the SEC listed at 17 C.F.R. Section 231.929
(par. 1121 of the CCH Federal Securities Law Reports) in support of this position.

      C.    "Payment Plus" Debt Obligations.

            (a) Securities Issued. On April 1, 1998, Michigan Livestock Exchange ("MLE"), a Michigan cooperative, merged into the Company. MLE has, for a number of years, operated a "Payment Plus" program under which farmers and other members of MLE who sell livestock to or through MLE, can elect to receive sales proceeds on a deferred basis. Such proceeds are payable upon demand of the MLE member, and are paid with interest at a specified rate. If not earlier paid, such obligations are paid 12 months after the date of the livestock sale transaction that gave rise to such proceeds. The Payment Plus obligations of MLE, at the time of its merger into the Company, were secured by an irrevocable stand-by letter of credit issued by the St. Paul Bank for Cooperatives. MLE had outstanding Payment Plus indebtedness of approximately $17,000,000 at April 1, 1998, held by approximately 550 members of MLE. Payment Plus obligations became obligations of the Company upon the effective date of the merger and at June 30, 1998, were outstanding at approximately the same level outstanding at April 1, 1998.

            (b) Underwriters and other Purchasers. No underwriters were involved.

            (c) Consideration. Payment Plus obligations are interest-bearing debt obligations for livestock sales proceeds owed by MLE (now the Company) to members as a result of commercial transactions handled by MLE (now the Company).

            (d) Exemption from Registration Claimed. Prior to its merger into the Company, MLE was a farmers' cooperative organization exempt from tax under section 521 of the Internal Revenue Code of 1954. Accordingly, if the Payment Plus obligations of MLE are viewed as securities, the Company is of the view they were exempt from registration pursuant to section 3(a)(5)(B) of the Securities Act of 1933. Upon the merger of MLE into the Company effective April 1, 1998, the Payment Plus obligations became obligations of the Company. Although the Payment Plus obligations (as obligations of the Company) no longer qualify for the exemption in section 3(a)(5)(B) of the 1933 Act, the Company has continued to maintain the bank letter of credit securing such obligations and, accordingly, is of the opinion that if such obligations constitute securities, they are exempt from registration by virtue of the exemption from registration provided by section 3(a)(2) of the 1933 Act.

Item 16.    Exhibits, Financial Statement Schedules

(A)   EXHIBITS

      An index of exhibits appears at page II-10 and is incorporated herein by reference.


(B)  FINANCIAL STATEMENT SCHEDULES

     Schedule II-Valuation and Qualifying Accounts.

     All other schedules are omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes included herein.

Item 17.    Undertakings

      (a) Each of the undersigned registrants hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Southern States Cooperative, Incorporated has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia on December 18, 1998.

                                    SOUTHERN STATES COOPERATIVE,
                                       INCORPORATED



                                    BY:   /s/  Wayne A. Boutwell
                                        -------------------------
                                            Wayne A. Boutwell
                                            President and Chief Executive
                                            Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed for the following persons in the capacities indicated on December 18, 1998.


    /s/ Wayne A. Boutwell              President and Chief
------------------------------         Executive Officer
         Wayne A. Boutwell


   /s/ Jonathan A. Hawkins             Senior Vice President and
---------------------------            Chief Financial Officer
     Jonathan A. Hawkins

  /s/ Robert W. Taylor                 Controller and
---------------------------            Principal Accounting Officer
       Robert W. Taylor


Michael W. Beahm, Cecil D. Bell, Jr., Floyd K.
Blessing, James E. Brady, Earl L. Campbell, Jere L.
Cannon, William F. Covington, Herbert A. Daniel, H.
Michael Davis, George E. Fisher, R. Bruce Johnson,
James A. Kinsey, J. Wayne McAtee, Fred K. Norris,
Phil Ogletree, Jr., Richard F. Price, Willliam               Directors
Pridgeon, Curry A. Roberts, John Henry Smith,
James A. Stonesifer, William W. Vanderwende, Wilbur
C. Ward, Charles A. Wilfong


 By:    /s/  N. Hopper Ancarrow, Jr.
       -----------------------------
        N. Hopper Ancarrow, Jr.
        Attorney-In-Fact


      Pursuant to the requirements of the Securities Act of 1933, Southern States Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on December 18, 1998.

                                    SOUTHERN STATES CAPITAL TRUST I



                                    BY:   /s/  Jonathan A. Hawkins
                                        -------------------------------
                                          Jonathan A. Hawkins
                                          Administrative Trustee

                                  EXHIBIT INDEX
                            to Registration Statement
                                   on Form S-1

                  SOUTHERN STATES COOPERATIVE, INCORPORATED
                         SOUTHERN STATES CAPITAL TRUST I


Exhibit No.       Description of Exhibit

         UNDERWRITING AGREEMENT:

1.* Underwriting Agreement between Southern States Cooperative, Incorporated and First Union Capital Markets, a division of Wheat First Securities, Inc., and NationsBanc Montgomery Securities LLC, dated ________ __, 1998

         ARTICLES OF INCORPORATION AND BYLAWS:

3.1         Restated Articles of Incorporation of Southern States
            Cooperative, Incorporated, effective July 30, 1998

3.2 Bylaws of Southern States Cooperative, Incorporated, amended as of October 13, 1998

         INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
         INDENTURES:

4.1 Certificate of Trust executed by First Union Trust Company, National Association, filed on December 16, 1998

4.2 Trust Agreement among Southern States Cooperative, Incorporated and First Union Trust Company, National Association, dated December 15, 1998

4.3* Form of Amended and Restated Trust Agreement among Southern States Cooperative, Incorporated, First Union National Bank, First Union Trust Company, National Association and the Administrative Trustees, dated ________ __, 1999

4.4* Form of Junior Subordinated Indenture between Southern States Cooperative, Incorporated and First Union National Bank, as Indenture Trustee, dated ________ __, 1999

4.5* Form of Capital Securities Certificate for Southern States Capital Trust I (included as Exhibit E to Exhibit 4.3 above)

4.6* Form of Junior Subordinated Debenture (included as Sections 2.2 and 2.3 of Exhibit 4.4 above)

4.7* Form of Guarantee Agreement between Southern States Cooperative, Incorporated and First Union National Bank, dated ________ __, 1999

         Certain instruments relating to long-term debt not being registered have been omitted in accordance with Item 601(b) (4) (iii) of Regulation S-K. Registrant will furnish a copy of any such instrument to the Commission upon its request.

5.1* Opinion of Mays & Valentine, L.L.P. regarding the legality of the Junior Subordinated Debentures and the Guarantee

5.2* Opinion of Potter Anderson & Corroon LLP regarding the legality of the Capital Securities

8.* Opinion of Mays & Valentine, L.L.P. regarding certain federal income tax matters

         MATERIAL CONTRACTS:

10.1        (a)   Asset Purchase Agreement between Gold Kist Inc. and
                  Southern States Cooperative, Inc., dated July 23, 1998

            (b) Letter Agreement between Gold Kist Inc. and Southern States Cooperative, Inc., dated as of October 13, 1998, amending the Asset Purchase Agreement

            (c) Commitment Letter between Gold Kist Inc. and Southern States Cooperative, Inc., dated October 13, 1998

10.2 Term Loan Credit Agreement by and among Southern States Cooperative, Incorporated and NationsBank, N.A., First Union National Bank and CoBank, ACB, dated October 9, 1998

10.3* Revolving Loan Agreement between Southern States Cooperative, Incorporated and CoBank, ACB, First Union National Bank, NationsBank, N.A. and various other lenders, dated January __, 1999

10.4 Third Amended and Restated Financing Services and Contributed Capital Agreement between Southern States Cooperative, Incorporated and Statesman Financial Corporation, dated November 3, 1997

10.5 Financing Services and Contributed Capital Agreement between Southern States Cooperative, Incorporated and Michigan Livestock Credit Corporation, dated April 1, 1998

10.6        (a)   Southern States Insurance Exchange Subscriber's Agreement
                  and Power of Attorney, dated April 27, 1988

            (b) Agreement between Southern States Insurance Exchange and Southern States Underwriters, Incorporated, dated April 27, 1988

10.7        (a)   Form of  Management  Agreement  between  Southern  States
                  Cooperative,    Incorporated   and   various   local   managed
                  cooperatives (listed in Attachment A to Exhibit 10.7)

            (b) Management/Operating Agreement between Orange-Madison Cooperative Farm Service, Inc. and Southern States Cooperative, Inc., dated March 1, 1991, as amended by Reclassification Agreement, dated September 1, 1991, as amended November 20, 1992, as amended April 1, 1993, as amended February 1, 1994, as amended May 1, 1994, as amended March 2, 1995

10.8        (a)   Member Product Purchase Agreement between CF Industries,
                  Inc. and Southern States Cooperative, Incorporated, dated
                  October 18, 1974, as supplemented by letter from J. Sultenfuss to G. Adlich, dated January 7, 1998

            (b) CF Industries, Inc. Product Purchase Agreement Assignment and Assumption Agreement by and among Gold Kist Inc., Southern States Cooperative, Inc. and CF Industries, Inc., dated October 13, 1998

10.9 Agreement and Plan of Merger between and among Southern States Cooperative, Incorporated, and Michigan Livestock Exchange, Statesman Financial Corporation and Michigan Livestock Credit Corporation, dated as of December 31, 1997

10.10       (a)   Ground Lease between Southern States Cooperative,
                  Incorporated, as Lessor, and Gold Bond Stamp Company of
                  Georgia, as Lessee, dated as of July 15, 1977

            (b) Lease and Agreement between Gold Bond Stamp Company of Georgia, as Lessor, and Southern States Cooperative, Incorporated, as Lessee, dated as of July 15, 1977

10.11 Lease Agreement with Purchase Option by and between Scott Petroleum Corporation and Gold Kist Inc., dated January 5, 1995

         MANAGEMENT REMUNERATION PLANS:

10.12 Southern States Supplemental Retirement Plan, effective November 11, 1987, as amended and restated through Fourth Amendment, effective July 1, 1995

10.13 Southern States Deferred Compensation Plan, effective July 1, 1995, as amended and restated through Fourth Amendment, effective July 1, 1998

10.14 Southern States Directors Deferred Compensation Plan, effective July 1, 1989, as amended and restated through First Amendment, effective July 1, 1995

10.15 Form of Executive Split Dollar Agreement between Southern States Cooperative, Incorporated and certain executive officers (listed in Attachment A to Exhibit 10.15)

12.         Computation of Ratios

21.         List of Subsidiaries

         CONSENTS OF EXPERTS AND COUNSEL:

23.1        Consent of PricewaterhouseCoopers LLP

23.2        Consent of KPMG Peat Marwick LLP

23.3*       Consent of Mays & Valentine, L.L.P. (included in Exhibit 5.1 and
            Exhibit 8)

23.4*       Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.2)

24.         Powers of Attorney

25. Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of First Union National Bank, as Property Trustee under the Trust Agreement and the Amended and Restated Trust Agreement, and as Trustee under the Junior Subordinated Indenture and the Guarantee

27.         Financial Data Schedule

-----------------------
  *         To be filed by amendment.

             Report of Independent Public Accountants on Schedule II
                    Southern States Cooperative, Incorporated


To the Board of Directors of
Southern States Cooperative, Incorporated

In connection with our audits of the consolidated financial statements of Southern States Cooperative, Incorporated and Subsidiaries as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, which financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in Item 16 herein.

In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                              /s/  PricewaterhouseCoopers LLP

Richmond, Virginia
August 31, 1998

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                    SOUTHERN STATES COOPERATIVE, INCORPORATED
                                  (In thousands)




           Column A                        Column B                Column C                 Column D       Column E
           --------                        --------                --------                 --------       --------

                                                                   Additions
                                                                   ---------

                                           Balance           Charged                                         Balance
                                        at Beginning      to Costs and       Charged to                     at End of
                                        of the Period       Expenses      Other Accounts    Deductions       Period
                                        -------------     ------------    --------------    ----------      ----------
Year ended 6-30-98
   Reserves and allowances
     deducted from asset accounts:
     Allowance for doubtful accounts            2237          100              1233 (1)        927 (2)           2643
     Allowance for discounts and
      other deductions                             0            0                                0                  0
                                        ------------- ------------      -------------       ------------    -------------
                                                2237          100              1233            927               2643
                                        ============  ============      =============       ============    =============


Year ended 6-30-97
     Reserve and allowances
      deducted from asset accounts:
      Allowance for doubtful accounts           2217           93                               73 (2)           2237
      Allowance for discounts and
       other deductions                            0            0                                0                  0
                                        ------------- ------------                         -------------    -------------
                                                2217           93                               73               2237
                                        ============  ============                         =============    =============

Year ended 6-30-96
     Reserves and allowances
      deducted from asset accounts:
      Allowance for doubtful accounts           1644          643                               70 (2)           2217
      Allowance for discounts and
       other deductions                            0            0                                0                  0
                                        ------------  ------------                         -------------     ------------
                                                1644          643                               70               2217
                                        ============  ============                         =============     ============



(1) Allowance balance of subsidiary at acquisition
(2) Accounts charged off, net of recoveries

                                      S-2